Exhibit 99.2 Index

Page
Audited consolidated financial statements of Balanced Care Corporation as of June 30, 2006 and 2005 and for each of the years in the three-year period ended June 30, 2006	F-1

Audited consolidated financial statements of EPI Corporation as of December 31, 2004 and 2003 and for the years then ended	F-24

Audited consolidated financial statements of Kentucky Venture Fund, LLC as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004, and unaudited consolidated financial statements of Kentucky Venture Fund, LLC as of June 30, 2005 and for the six-month periods ended June 30, 2005 and 2004	F-38

Audited consolidated financial statements of IPC AL Real Estate Investment Trust as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited consolidated financial statements of IPC AL Real Estate Investment Trust as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-50

Audited consolidated financial statements of IPC (MT) Holdco, Inc. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited consolidated financial statements of IPC (MT) Holdco, Inc. as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-62

Audited consolidated financial statements of Elmcroft Investors One, LP as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited consolidated financial statements of Elmcroft Investors One, LP as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-76

Audited consolidated financial statements of Elmcroft Assisted Living, LLC as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited consolidated financial statements of Elmcroft Assisted Living, LLC as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-86

Audited financial statements of Villas de Carlsbad, Ltd. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited financial statements of Villas de Carlsbad, Ltd. as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-96

Audited consolidated financial statements of La Mesa Alzheimer’s Care, LP as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited consolidated financial statements of La Mesa Alzheimer’s Care, LP as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-108

Page
Audited financial statements of Point Loma Alzheimer’s Care, LP as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited financial statements of Point Loma Alzheimer’s Care, LP as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-119

Audited financial statements of Grossmont – IPG, Ltd. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited financial statements Grossmont – IPG, Ltd. as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-130

Audited financial statements of Las Villas del Norte, Ltd. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited financial statements of Las Villas del Norte, Ltd. as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-141

Audited financial statements of Mountview Retirement, Ltd. as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited financial statements of Mountview Retirement, Ltd. as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-155

Audited financial statements of Rancho Vista, LLC as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, and unaudited financial statements of Rancho Vista, LLC as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005	F-167

Exhibit 99.2

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

Balanced Care Corporation:

We have audited the accompanying consolidated balance sheets of Balanced Care Corporation and subsidiaries (the Company) as of June 30, 2006 and 2005 and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the three-year period ended June 30, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Balanced Care Corporation and subsidiaries as of June 30, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 2006 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 1(a) to the consolidated financial statements, the Company has suffered recurring losses and has a stockholders’ deficit and a working capital deficit. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 1(a). The consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ KPMG LLP
Baltimore, Maryland October 31, 2006

BALANCED CARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2006 and 2005

(In thousands, except share data)	2006	2005
Assets
Current assets:
Cash and cash equivalents	$4,919	$2,578
Restricted cash and escrow deposits	6,593	5,109
Receivables (net of allowance for doubtful receivables of $1,874 in 2006 and $302 in 2005)	23,596	1,073
Receivable from affiliate	12,596	–
Prepaid expenses and other current assets	1,217	1,083

Total current assets	48,921	9,843
Restricted investments	2,184	3,558
Property and equipment, net	200,415	186,102
Goodwill	42,838	50,244
Deferred financing costs	2,484	3,036
Other assets	2,338	2,622

Total assets	$299,180	$255,405

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt	$269,640	$243,575
Accounts payable and accrued expenses	14,961	5,428
Accrued interest:
Affiliates	37,056	28,509
Other	1,181	300
Accrued claims liability	5,146	2,488
Unearned revenue	1,759	644

Total current liabilities	329,743	280,944
Long-term debt, net of current portion	10,000	—
Other liabilities	270	120

Total liabilities	340,013	281,064

Minority interest	10,789	5,353

Commitments and contingencies
Stockholders’ deficit:
Preferred stock, Series A, $.001 par value; authorized 500 shares; issued and outstanding — 461.8 shares in 2006 and 399.3 shares in 2005	—	—
Common stock, $.001 par value; authorized — 2,000 shares; issued and outstanding — 1,000 shares	—	—
Additional paid-in capital	140,132	133,882
Accumulated deficit	(191,754)	(164,894)

Total stockholders’ deficit	(51,622)	(31,012)

Total liabilities and stockholders’ deficit	$299,180	$255,405

See Notes to Consolidated Financial Statements.

BALANCED CARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended June 30, 2006, 2005 and 2004

(In thousands)	2006	2005	2004
Revenues:
Resident service revenues	$24,730	$25,720	$30,977
Patient service revenues (net)	156,531	119	2,525
Management fees	1,936	1,526	992
Other revenues	2,143	1,126	1,104

Total revenues	185,340	28,491	35,598

Operating expenses:
Facility operating expenses:
Salaries, wages and benefits	97,182	11,263	14,393
Other operating expenses	51,993	6,773	9,158
General and administrative expenses	12,035	3,894	4,327
Lease expense	2,334	572	2,785
Depreciation and amortization expense	10,541	2,626	3,306
Loss on impairment of long-lived assets	—	917	—
Loss on the sale of assets	2,278	—	—
Loss on goodwill impairment	10,531	—	—
Loss on financial restructuring	—	—	176

Total operating expenses	186,894	26,045	34,145

Income (loss) from operations	(1,554)	2,446	1,453
Other income (expense):
Interest expense:
Affiliates	(8,639)	(6,948)	(8,124)
Other	(17,185)	(3,884)	(5,425)
Gain on forgiveness of debt	—	6,174	—
Other	—	62	(152)

Loss before income taxes	(27,378)	(2,150)	(12,248)
Provision for income taxes	514	216	273

Loss before minority interest	(27,892)	(2,366)	(12,521)
Minority interest	(1,032)	4	—

Net loss	$(26,860)	$(2,370)	$(12,521)

See Notes to Consolidated Financial Statements.

BALANCED CARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

Years Ended June 30, 2006, 2005 and 2004

	Preferred Stock		Common Stock		Additional paid-in capital	Accumulated deficit	Total
(In thousands, except share data)	Issued shares	Par value	Issued shares	Par value
Balance at June 30, 2003	—	—	1,000	$—	$94,669	$(150,003)	$(55,334)
Net loss	—	—	—	—	—	(12,521)	(12,521)

Balance at June 30, 2004	—	—	1,000	—	94,669	(162,524)	(67,855)
Issuance of preferred stock	399.3	$—	—	—	39,213	—	39,213
Net loss	—	—	—	—	—	(2,370)	(2,370)

Balance at June 30, 2005	399.3	—	1,000	—	133,882	(164,894)	(31,012)
Issuance of preferred stock	62.5	—	—	—	6,250	—	6,250
Net loss	—	—	—	—	—	(26,860)	(26,860)

Balance at June 30, 2006	461.8	$—	1,000	$—	$140,132	$(191,754)	$(51,622)

See Notes to Consolidated Financial Statements.

BALANCED CARE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended June 30, 2006, 2005 and 2004

(In thousands)	2006	2005	2004
Cash flows from operating activities:
Net loss	$(26,860)	$(2,370)	$(12,521)
Adjustments to reconcile net loss to net cash used for operating activities:
Minority interest	(1,032)	4	—
Depreciation and amortization	10,541	2,626	3,306
Amortization of deferred financing costs	677	—	—
Bad debt expense	2,371	150	178
Loss on impairment of long-lived assets	—	917	—
Loss on impairment of goodwill	10,531	—	—
Gain on forgiveness of debt	—	(6,174)	—
Loss on sale of assets	2,278	—	—
Changes in operating assets and liabilities, excluding effects of acquisitions:
Increase in restricted cash and escrow deposits	(1,366)	(1,820)	—
Decrease (increase) in receivables, net	(23,128)	(629)	178
Decrease (increase) in prepaid expenses and other assets	(83)	(964)	512
Increase (decrease) in accounts payable and other accrued expenses	9,178	696	(2,672)
Increase in accrued interest	9,428	6,922	8,639
Increase in accrued claims liability	2,658	307	150

Net cash used for operating activities	(4,807)	(335)	(2,230)

Cash flows from investing activities:
Proceeds from sale of assets	961	112	468
Purchases of property and equipment	(3,750)	(214)	(28)
Decrease (increase) in restricted investments	1,374	(1,512)	184
Increase in receivable from affiliate	(12,596)	—	—
Business acquisitions	(22,293)	(166,369)	—

Net cash provided by (used for) investing activities	(36,304)	(167,983)	624

Cash flows from financing activities:
Proceeds from issuance of debt	61,638	8,153	3,811
Proceeds from issuance of debt for acquisitions	15,250	129,068	—
Payments on long-term debt	(40,823)	(9,285)	(2,785)
Deferred financing costs paid	(125)	(2,991)	(148)
Proceeds from sale of minority interest	1,262	3,468	—
Proceeds from issuance of preferred stock	6,250	39,213	—

Net cash provided by financing activities	43,452	167,626	878

Increase (decrease) in cash and cash equivalents	2,341	(692)	(728)
Cash and cash equivalents at beginning of year	2,578	3,270	3,998

Cash and cash equivalents at end of year	$4,919	$2,578	$3,270

Supplemental cash flow information:
Interest paid	$17,935	$7,229	$4,848

Income taxes paid	$441	$220	$183

See Notes to Consolidated Financial Statements.

BALANCED CARE CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2006, 2005 and 2004

(Dollars in thousands, except share data)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Organization and Basis of Presentation

Balanced Care Corporation (BCC or the Company) owns and operates inpatient healthcare and hospitality facilities which provide long-term care services to patients and residents. The Company’s assisted living facilities provide an array of healthcare and hospitality services, including preventive care and wellness, Alzheimer’s/dementia care and, in certain markets, extended care. The Company’s skilled nursing facilities provide a range of inpatient long-term care and custodial services to people who need assistance with daily living activities, who suffer from chronic or mental illness, or who require rehabilitative care. The Company’s rehabilitation hospitals provide a range of inpatient and outpatient acute rehabilitation services for people with traumatic spinal cord injuries, brain injuries, strokes, arthritis, amputations and other disabling conditions.

On December 21, 1999, IPC Advisors S.a.r.l. (IPC) purchased 16,700,000 shares of the Company’s common stock at a price per share of $1.25, for an aggregate purchase price of $20,875. As a result of subsequent open market purchases, IPC directly owned 53% of the issued and outstanding shares of the Company’s common stock as of August 19, 2002, when the Company’s stockholders approved a plan of merger among the Company, IPC and IPBC Acquisition Corp. (IPBC), a subsidiary of IPC, and the Company became a subsidiary of IPC (the Merger). In June 2005, IPC formed a wholly-owned subsidiary, SCRE Investments, Inc. (f/k/a TBMM Healthcare, Inc.) (SCRE). On June 29, 2005, the Company designated 500 shares of authorized preferred stock as Series A Preferred Stock and issued 399.3 shares of the preferred stock to IPC for cash consideration of $39,213. On July 5, 2005, IPC contributed its 399.3 shares of the Company’s preferred stock, as well as its 934.7 shares of the Company’s common stock, to the capital of SCRE in exchange for shares of stock in SCRE. IPC and SCRE are entities under common control and, therefore, no fair value basis adjustment was necessary as a result of the assignment of the controlling interest in the Company from IPC to SCRE.

As of June 30, 2006, the Company owned, controlled or leased 18 assisted living communities, 21 skilled nursing facilities, and 4 rehabilitation hospitals and managed an additional 17 assisted living facilities and one skilled nursing facility. The Company’s operations are located in Arkansas, Kentucky, North Carolina, Ohio, Pennsylvania, Tennessee, Texas, Virginia, and West Virginia.

The accompanying consolidated financial statements include the accounts of the Company and its majority owned subsidiaries from their respective acquisition dates. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses and its operations have not historically generated sufficient cash flow to meet its current debt obligations. At June 30, 2006 and 2005, the Company had a stockholders’ deficit of $51,622 and $31,012, respectively, and a working capital deficit of $280,822 and $271,101, respectively. During the year ended June 30, 2005, the Company refinanced a loan which was secured by mortgages on 17 assisted living properties. The terms of the new loan provided, among other things, for (i) an increase in the loan to $55,560; (ii) the mortgage notes to be collateralized by 19 assisted living facilities; (iii) an interest rate based on LIBOR plus 3.0%, with a fixed rate option; and (iv) debt service payments based on a 6% interest rate over a 300 month term. Simultaneous with this transaction, the Company repaid an $8,153 note secured by three assisted living facilities and the lender forgave principal and interest due on two related term notes. As a result, the Company recognized a $6,174 gain on forgiveness of debt and accrued interest. In fiscal 2005, the terms of the loan between the Company and affiliates of IPC were amended to extend the maturity date to March 31, 2012. In June 2006 the Company paid $2,000 of principal to release one property from the collateral on this loan, which property was simultaneously sold to a third party (see note 6).

The Company’s ability to continue as a going concern is dependent upon, among other things, the Company’s ability to generate sufficient cash from operations. The consolidated financial statements do not include any adjustments to reflect the possible effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of these uncertainties.

(b)	Principles of Consolidation

The consolidated financial statements include the financial statements of the Company and its majority owned subsidiaries. Financial Accounting Standards Board (FASB) Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements, (FIN 46R) requires consolidation of variable interest entities if the Company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns or both. All significant intercompany balances and transactions have been eliminated in consolidation.

(c)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid instruments with original maturities of three months or less. The Company maintains its cash and cash equivalents at financial institutions which management believes are of high credit quality.

(d)	Restricted Cash

Restricted cash represents funds held in escrow in connection with the fiscal year 2005 business acquisition discussed in note 2, funds restricted by a lender per the terms of a working capital line of credit, and funds held by MedCap Insurance Company (MedCap), a consolidated variable interest entity discussed in note 4. The funds held in escrow at June 30, 2005 were disbursed to the Company’s general cash account in July 2005. Funds restricted by the lender at June 30, 2006 will be used to repay a portion of a working capital line of credit. Funds held by MedCap are available for the payment of claims liabilities of the Company.

(e)	Fair Value of Financial Instruments

Cash and cash equivalents, receivables and restricted investments are reflected in the accompanying consolidated balance sheet at amounts considered by management to approximate fair value. Management generally estimates fair value of its long-term fixed rate notes payable using discounted cash flow analysis based upon the current borrowing rate for debt with similar maturities. However, management believes it is not practicable to estimate the fair value of notes payable in view of the Company’s current financial condition.

(f)	Restricted Investments

Restricted investments consist of money market accounts that have been pledged as collateral for letters of credit issued to two of the Company’s workers’ compensation insurers and an escrow deposit for general liability and professional liability claims held by one of the Company’s lenders.

(g)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or, where appropriate, the present value of the related capital lease obligations less accumulated amortization. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets (see note 6). Gain or loss on assets retired or disposed of is reported in earnings. Expenditures for maintenance and repairs necessary to maintain property and equipment in efficient operating condition are charged to operations. The costs of additions and betterments are capitalized.

(h)	Impairment of Long lived Assets

The Company reviews its long-lived assets and goodwill in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, (SFAS 144). An impairment review is performed whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flow expected to be generated by the asset, as well as market values. This comparison is performed on a facility-by-facility basis.

(i)	Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. Goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead tested for impairment at least annually in accordance with the provisions of FASB Statement No. 142, Goodwill and Other Intangible Assets. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values, and reviewed for impairment in accordance with SFAS 144.

(j)	Deferred Financing Costs

Financing costs have been deferred and are being amortized on a straight-line basis (which approximates the effective interest method) over the term of the related debt. Accumulated amortization of deferred financing costs was $710 and $33 at June 30, 2006 and 2005, respectively.

(k)	Revenue Recognition

Resident service revenues are recognized when services are rendered and consist of resident fees and other ancillary services provided to residents of the Company’s assisted living facilities.

Net patient service revenue is reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered. Revenue under third-party payor agreements is subject to audit and retroactive adjustment. Provisions for estimated third-party payor settlements are provided in the period the related services are rendered. Differences between the estimated amounts accrued and interim and final settlements are reported in operations in the year of settlement

Skilled nursing facilities operated by the Company are certified to receive benefits under Medicare and Medicaid. The Medicare reimbursement methodology reflects the provisions contained in the Balanced Budget Act of 1997, which provides for a prospective payment system for skilled nursing services.

Cost reimbursements and certain other third-party payments are subject to examination by agencies administering the programs. Management continually evaluates the outcome of these reimbursement examinations and records allowances for estimated losses based upon the most current available information. In the opinion of management, adequate provision has been made for adjustments, if any, which may result from such examinations. To the extent that ultimate settlements vary from management’s estimates, earnings are charged or credited.

(l)	Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

(m)	Use of Estimates

The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(n)	Reclassifications

Certain amounts for 2004 have been reclassified to conform to the presentation for 2005 and 2006.

(o)	Recently Adopted Accounting Standards

In March 2005, the Financial Accounting Standards Board (FASB) issued Interpretation No. 47 (FIN 47), Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143 (SFAS 143). This interpretation clarifies that an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. The types of asset retirement obligations that are covered by FIN 47 are those for which an entity has a legal obligation to perform an asset retirement activity, however, the timing and (or) method of settling the obligation are conditional on a future event that may or may not be within the control of the entity. SFAS 143 requires the fair value of a liability for a legal obligation associated with an asset retirement be recorded in the period in which the obligation is incurred. When the liability is initially recorded, the cost of the asset retirement is capitalized. The Company adopted the provisions of FIN 47 on June 30, 2006. The adoption of this interpretation had no effect on the Company’s financial statements.

(p)	Recently Issued Accounting Standards

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an Interpretation of SFAS 109, Accounting for Income Taxes (FIN 48). FIN 48 prescribes a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements uncertain tax positions that a company has taken or expects to take on a tax return. Under FIN 48, the financial statements will reflect expected future tax consequences of such positions presuming the taxing authorities’ full knowledge of the position and all relevant facts, but without considering time values. FIN 48 also revises disclosure requirements and introduces a prescriptive, annual, tabular roll-forward of the unrecognized tax benefits. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the implementation of FIN 48 to have a significant impact on its financial statements.

2.	BUSINESS ACQUISITIONS

(a)	EPI

On June 29, 2005, the Company, through a newly formed subsidiary, United Rehab, LLC, acquired the operating assets (excluding working capital) of EPI Corporation and certain affiliates (EPI). The assets purchased include 17 skilled nursing facilities and two rehabilitation hospitals (also long-term non-acute care facilities) and leasehold interests in an additional three skilled nursing facilities and one rehabilitation hospital. The facilities are located in Kentucky (18 owned, four leased) and Texas (one owned).

The aggregate consideration paid for the assets was $166,369, including transaction costs, as follows: (i) cash of $37,301, (ii) notes payable totaling $122,500 with a maturity date of June 30, 2010, (iii) four notes payable totaling $5,000 with a maturity date of July 1, 2006, and (iv) two notes payable totaling $1,568 with a maturity date of December 31, 2006.

The total cost of the acquisition has been allocated to the assets and liabilities acquired based on estimated fair values, as follows:

Current assets	$2,799
Deposits and other assets	1,860
Property and equipment	115,445
Goodwill	50,244
Intangible assets	2,441

Total assets	172,789
Current liabilities	(4,539)
Minority interest	(1,881)

Net assets acquired	$166,369

Intangible assets consist of favorable leases which will be amortized over the remaining terms of the leases (6-7 years) and are included with other assets.

The following unaudited summary for the year ended June 30, 2005, prepared on a pro forma basis, combines the results of operations of the acquired business with those of the Company as if the acquisition had been consummated as of July 1, 2004, after including the impact of certain adjustments such as depreciation on assets acquired, interest on acquisition financing and lease payments on the leased facility.

Revenues	$176,933
Expenses	(177,745)

Net loss	$(812)

The unaudited pro forma results are not necessarily indicative of what actually might have occurred if the acquisitions had been completed as of July 1 of the respective fiscal year. In addition, they are not intended to be a projection of future operating results.

(b)	Oaklawn and Dayton

In September 2005, the Company purchased membership interests in two additional healthcare facilities from EPI. The investments acquired include: (i) a 50% interest in New Oaklawn Investments, LLC (Oaklawn), which owns a skilled nursing facility located in Kentucky (the remaining 50% interest is owned by EPI) and (ii) EPI’s 44% interest in Dayton Rehabilitation Institute, LLC (Dayton), which leases a rehabilitation hospital in Dayton, Ohio. Under the provisions of FIN 46R, the Company has included the assets and liabilities of these entities in its consolidated financial statements as of the date of acquisition (see note 13). The total consideration paid for the net assets of these facilities was $22,293 (including transaction costs) and consisted of cash of $7,043, a notes payable to EPI totaling $15,250. In connection with this transaction, the Company issued 62.5 shares of non-voting Series A preferred stock to SCRE for cash consideration of $6,250.

The total cost of the acquisition has been allocated to the assets and liabilities acquired based on estimated fair values, as follows:

Current assets	$1,976
Deposits and other assets	18
Property and equipment	24,000
Goodwill	3,125

Total assets	29,119
Current liabilities	(1,620)
Minority interest	(5,206)

Net assets acquired	$22,293

The following unaudited summary for the year ended June 30, 2006, prepared on a pro forma basis, combines the results of operations of the acquired business with those of the Company as if the acquisition had been consummated as of July 1, 2005, after including the impact of certain adjustments such as depreciation on assets acquired and interest on acquisition financing.

Revenues	$189,108
Expenses	(215,968)

Net loss	$(26,860)

The unaudited pro forma results are not necessarily indicative of what actually might have occurred if the acquisitions had been completed as of July 1 of the respective fiscal year. In addition, they are not intended to be a projection of future operating results.

3.	CONCENTRATION OF BUSINESS AND CREDIT RISK

Historically the Company received payment for a portion of services rendered to patients from the federal government under Medicare and, from the states in which its facilities and/or services are located, under Medicaid. The Company receives less than 2% of its resident services revenue from state government assistance. In fiscal 2006, the Company’s gross patient services revenues from Medicare and Medicaid were 45% and 35% of total revenues respectively. In fiscal 2004, the Company’s gross patient services revenues from Medicare and Medicaid were 1% and 7% of total revenues, respectively. As a result of the sale of its previously owned or operated skilled nursing operations in 2004, the Company did not generate patient service revenue in fiscal 2005. The patient service revenue reported for 2005 reflects the revenue generated from the business acquired on June 29, 2005.

Prior to the business acquisition in 2005, a substantial portion of the Company’s facilities were located in Pennsylvania. In fiscal years 2005 and 2004, revenues attributable to the Company’s business in Pennsylvania accounted for approximately 48% and 57% of total revenues, respectively. As a result of the acquisition, the Company now has a substantial concentration of business in Kentucky. For the year ended June 30, 2006, the Company’s Pennsylvania and Kentucky operations produced 7% and 76% of total revenues, respectively. The Company will be more susceptible to downturns in local and regional economies and changes in state or local regulation because such conditions and events could affect a relatively high percentage of the total number of facilities currently in operation. As a result of such factors, there can be no assurance that such geographic concentration will not have a material adverse effect on the Company’s business, results of operations or financial condition.

4.	FINANCIAL RESTRUCTURING AND TERMINATION OF LEASES

In fiscal year 2004, the Company negotiated with its landlords and lenders to restructure certain lease and loan obligations. The loss resulting from this financial restructuring consists of the following:

Loss on sale of HCN property operations	$27
Lease termination costs, including uncollectible advances to operator/lessees caused by the lease renegotiations	14
Transaction costs (legal, consulting and financial advisory fees) related to terminated asset purchases and dispositions and related financing transactions	106
Transaction costs relating to merger with IPC	29

$176

(a)	Health Care REIT, Inc. (HCN)

In April 2004, the Company sold the leasehold interests and operating assets of five facilities leased from HCN to IPC (MT) Holdco, Inc. (IPC Holdco). In a related transaction, IPC AL Real Estate Investment Trust (IPC REIT) acquired the fee simple real estate assets of these facilities from HCN. IPC Holdco and IPC REIT are affiliated companies through related common stockholders. The Company continues to manage the operations of the facilities under a management agreement with IPC Holdco.

The sale and related non-cash investing and financing activities are summarized as follows:

Cash proceeds	$556
Option fee from IPC REIT	1,450

Total proceeds	2,006

Current assets	606
Property and equipment	2,585
Current liabilities	(461)
Long-term debt	(94)
Straight-line lease liability and other	(603)

Net assets sold	2,033

Loss on sale	$(27)

An option fee from IPC REIT was obtained for the assignment of the Company’s option to buy the real estate assets pursuant to its lease agreement with HCN. In conjunction with this assignment, IPC REIT agreed to pay the option fee directly to HCN to repay the Company’s note payable to HCN.

(b)	Health Care Property Investors (HCPI)

In September 2003, pursuant to an agreement between HCPI and the Company, the Company assigned its rights to purchase its Allison Park assisted living facility for $5,200 to Allison Park Facility LP (Allison Park) (an IPC affiliate). This option was exercised, and the Company transferred the operating assets of the facility to Allison Park pursuant to an Operations Transfer Agreement for a purchase price of $12, representing the net book value of the assets sold. The Company continues to manage the operations of this facility.

5.	IMPAIRMENT OF LONG-LIVED ASSETS

The Company has evaluated the impact of the current economic environment on the value of its long lived assets in accordance with the provisions of SFAS No. 144 and 142. The Company estimated the future cash flows expected to result from those assets to be held and used and estimated the fair value of assets intended to be disposed. In estimating the future cash flows for determining whether an asset is impaired, and if expected future cash flows used in measuring assets are impaired, the Company grouped its assets at the lowest level for which there are identifiable cash flows, the facility level. In estimating the fair value of assets to be disposed, the Company grouped its assets by negotiated sales transactions. After determining the facilities subject to an impairment charge, the Company determined the estimated fair value of such facilities.

During fiscal year 2005, the carrying value of property, equipment and goodwill exceeded the fair value by $917. Accordingly, the Company recorded an impairment loss of this amount in the results of operations for the year ended June 30, 2005. During fiscal years 2006 and 2004, the fair value of the property and equipment exceeded the carrying value and, therefore, no impairment loss was recorded.

6.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2006 and 2005:

	Estimated useful lives	2006	2005
Land and land improvements	—	$24,243	$20,141
Buildings and improvements	15 –40 years	172,977	164,582
Leasehold improvements	Term of lease	5,547	—
Fixed and moveable equipment	3 – 20 years	22,939	16,951

		225,706	201,674
Less accumulated depreciation and amortization		(25,291)	(15,572)

		$200,415	$186,102

Depreciation and amortization expense for fiscal years 2006, 2005 and 2004 was $10,196, $2,568 and $3,068, respectively. At June 30, 2006 and 2005, net carrying values of property and equipment include approximately $204 and $606, respectively, of assets that have been capitalized under capital leases. Amortization of the leased assets is included in depreciation and amortization expense.

In June 2006, the Company sold its assisted living facility located in Scranton, Pennsylvania for $961, net of related closing costs. As a a result of this transaction, the Company recognized a $2,278 loss on the sale of assets.

7.	GOODWILL

The changes in the carrying amount of goodwill for the year ended June 30, 2006 are as follows:

Balance as of June 30, 2005	$50,244
Acquisition of Oaklawn and Dayton	3,125
Impairment loss	(10,531)

Balance as of June 30, 2006	$42,838

Due to an increase in competition and unexpected downward adjustments in reimbursement, the negotiated selling price of the skilled nursing and rehabilitation hospital business (United Rehab) is less than the amount at which this same business was purchased in 2005. In June 2006, a goodwill impairment loss of $10,531 was recognized in the United Rehab reporting unit since the carrying amount of that unit was greater than the fair value of the reporting unit and the carrying amount of the reporting unit goodwill exceeded the estimated implied fair value of that goodwill.

8.	LONG-TERM DEBT

Long-term debt consists of the following at June 30, 2006 and 2005:

	2006	2005
Notes payable (4) to Merrill Lynch, interest at LIBOR plus 3.77%; monthly principal and interest payment of $65; principal and unpaid interest due June 30, 2010	$115,485	$117,500
Note payable to Merrill Lynch, interest at LIBOR plus 3.77%; interest and $83 in principal due monthly; principal and unpaid interest due June 30, 2010	4,000	5,000
Notes payable (4) to Kentucky Venture Fund, LLC, interest at 6% per annum due quarterly; principal and unpaid interest due July 1, 2006	—	5,000
Note payable to Rehab of Northern Kentucky, LLC, interest at 8% per annum due quarterly; principal and unpaid interest due December 31, 2006	800	800
Note payable to EPI, interest at 8% per annum due quarterly; principal and unpaid interest due December 31, 2006	768	768
Notes payable to GE, interest at 7.32%; interest and principal based on a 300-month, 6% debt service rate due monthly; principal and unpaid interest due December 14, 2011	52,136	55,058
Notes payable to IPC affiliates, interest at 12% per annum; outstanding principal balance and all accrued and unpaid interest due March 31, 2012, as amended	77,828	59,447
Note payable to IPC affiliates, interest at 8.5% per annum; principal and unpaid interest due March 31, 2006	5,001	—
Note payable to EPI, interest at Prime Rate plus 3.30% due monthly; principal and unpaid interest due June 30, 2009	10,000	—
Revolving line of credit, interest at LIBOR plus 3.30%; interest due monthly through June 2009	8,372	—
Note payable to Fifth Third Bank, interest at LIBOR plus 2% per annum; interest only payable monthly until March 2007; thereafter 20 installments of interest and principal based on an 84-month amortization; principal and unpaid interest due December 28, 2008	4,750	—
Note payable to EPI, interest at 8% per annum payable quarterly; principal and unpaid interest due March 31, 2007	500	—
Other (including capital lease obligations)	—	2

	279,640	243,575
Less current portion	269,640	243,575

	$10,000	$—

In June 2005, the Company obtained certain loans in connection with the acquisition of EPI, as follows:

(a)	Notes payable under a Credit Agreement with Merrill Lynch Capital (Merrill Lynch) in the aggregate amount of $117,500. The loan has a maturity date of June 30, 2010. Interest on the loan accrues at a floating rate per annum equal to LIBOR plus 3.77%. Principal and interest payments are due monthly. The Company is obligated to comply with certain financial covenants. The loan is subject to certain prepayment fees and is secured by, among other collateral, a mortgage on the real estate of 17 skilled nursing and two rehab facilities.

(b)	A term note under a Loan and Security Agreement with Merrill Lynch in the amount of $5,000. The loan has a maturity date of June 30, 2010. Interest on the loan accrues at a floating rate per annum equal to LIBOR plus 3.77%. Principal and interest payments of $83 are payable monthly. The loan is secured by, among other collateral, the accounts receivable of the (i) 20 skilled nursing facilities, (ii) three rehabilitation hospitals and (iii) ancillary businesses.

(c)	A revolving line of credit under the Loan and Security Agreement described above. The line of credit is also secured by, among other collateral, the eligible accounts receivable of the (i) 20 skilled nursing facilities, (ii) three rehabilitation hospitals and (iii) ancillary businesses, as well as a second mortgage on the 19 owned facilities. Interest accrues at a floating rate per annum equal to LIBOR plus 3.30% and is payable monthly. The line of credit has a maturity date of June 30, 2010 and is eligible for optional prepayments of principal with certain restrictions. The revolving loan commitment cannot be terminated while any portion of the $117,500 Credit Agreement notes remains outstanding. To the extent that the outstanding balance exceeds the revolving loan limit of $25,000, mandatory repayments of principal are required to bring the balance into compliance with the terms of the agreement.

(d)	Four unsecured notes payable to Kentucky Venture Fund, LLC in the amount of $1,250. The notes have a maturity date of July 1, 2006. Interest on the notes accrues at a rate of 6% per annum. Interest only is due quarterly. These notes were repaid June 28, 2006.

(e)	Rehab of Northern Kentucky, LLC. A promissory note in the amount of $800. The note has a maturity date of December 31, 2006. Interest on the note accrues at a rate of 8% per annum. Interest only is due quarterly.

(f)	A promissory note in the amount of $768 payable to EPI. The note has a maturity date of December 31, 2006. Interest on the note accrues at a rate of 8% per annum. Interest only is due quarterly.

In December 2004, the Company refinanced its loan with General Electric Capital Corporation (GE) under new terms to include (i) an interest rate of LIBOR plus 3%, with a fixed rate option, (ii) a maturity date of December 14, 2011, (iii) an increase in the loan amount to $55,560 (iv) additional collateral in the form of the three assisted living facilities previously financed through the Ocwen Term Note, and (v) revisions of certain financial covenants. This loan is secured by, among other collateral, a first mortgage lien on 19 assisted living facilities. On October 24, 2005, the Company exercised its option to convert to a fixed rate of interest of 7.32%.

As a result of the repayment of a term note with Ocwen Financial Corporation (Ocwen) in December 2004, the Company’s two other notes with Ocwen, were canceled. The forgiveness of this debt and the related accrued interest resulted in the recognition by the Company of a gain in the amount of $6,174.

From September 30, 2005 through June 30, 2006, the Company was in default on its loan with GE due to its failure to maintain a project yield of at least 11.5%. The Company obtained a permanent waiver of this violation from the lender through June 30, 2006. In addition, in July 2006, the Company and GE amended the loan agreement as follows: (i) the Company paid an additional principal payment to GE in the amount of $6,500, (ii) the debt yield for each of the monthly measurement periods in 2006 was reduced, (iii) SCRE agreed to provide a full and unconditional guaranty for the loan, and (iv) the Company agreed that, if the debt yield is not in compliance with the provisions of the original loan agreement on January 31, 2007, additional principal payments will be made on the loan to bring it into full compliance.

At December 31, 2005, the Company was in default on its loan with Merrill Lynch because of its failure to maintain a debt yield of at least 15.75%. The Company obtained a permanent waiver of the December 31, 2005 violation from the lender. In addition, in May 2006, the Company and Merrill Lynch amended the loan agreement to (i) reduce the required debt yield for each of the quarterly measurement periods in 2006 and (ii) provide for the inclusion of the operating results from one additional facility in the computation of the debt yield.

Beginning in 2001, HR Investments Limited, RH Investments Limited and VXM Investments Limited made loans to the Company in the amount of $27,853, which amount has been increased from time to time to the principal amount of $77,828 at June 30, 2006 (the VXM Loan). The VXM Loan accrues interest at a fixed annual rate of 12% and has a maturity date of March 31, 2012. In fiscal 2004, the Company was accruing interest at a default rate of 14%. In fiscal 2005, the Company was no longer in default, and therefore interest accrued at a rate of 12%. Also in fiscal 2005, the loan was amended to extend the maturity date to March 31, 2012. In fiscal 2006 the Company accrued interest at the default rate for a partial year due to the default on the GE loan discussed above. The VXM Loan is secured by a pledge of the stock of certain of the Company’s subsidiaries pursuant to a Stock Pledge Agreement dated as of April 4, 2001. See note 13 for information regarding the amount of accrued but unpaid interest due under the VXM Loan.

In September 2005, the Company borrowed $10,000 from EPI under a note payable secured by the collateral of Oaklawn. Proceeds from the loan were used to purchase a 50% ownership interest in the facility. The note has a maturity date of June 30, 2009. Interest on the note accrues at a floating rate based on prime plus 3.3%. Interest only is due and payable monthly through maturity.

In December 2005, the Company borrowed $4,750 from Fifth Third Bank under a note payable secured by the accounts receivable and equipment of Dayton. Proceeds from the loan were used to repay a short-term note incurred in the purchase of a 44% ownership interest in Dayton. The note has a maturity date of December 28, 2008. Interest on the note accrues at a floating rate based on LIBOR plus 2% per annum. Interest only is due monthly through March 2007. Thereafter, principal and interest is due monthly through maturity based on a seven-year amortization schedule. The terms of the loan require Dayton to comply with certain financial covenants. This note is guaranteed by SCRE, certain physician investors, and cash collateral or letter of credit. At June 30 and September 30, 2006, the Company was in default on its loan with Fifth Third Bank because it failed to maintain a fixed charge coverage ratio of at least 1.25 to 1.00 and a funded debt to EBITDA ratio of no more than 5.00 to 1.00. Although the Company obtained a waiver of these violations from the lender, the Company believes it may incur further violations of these covenants during the next one-year period. Accordingly, this loan balance has been classified with current liabilities at June 30, 2006.

In June 2006, the Company borrowed $5,000 from RF Holdings Limited under a discount, unsecured short-term note payable. The proceeds from this loan were used to repay the outstanding notes with Kentucky Venture Fund, which had matured. This note bears interest at a rate of 8.5% per annum. Interest and principal are due December 30, 2006.

In September 2006, The company borrowed $500 from EPI under a note payable secured by the rents of certain properties located in Kentucky and a Fixture Financing Statement (second mortgage) on Oaklawn. The note has a maturity date of March 31, 2007. Interest on the note accrues at a rate of 8% per annum. Interest only is due quarterly through maturity.

Based on the debt covenant violations described above and projections of compliance with debt covenants through fiscal 2007, management concluded that is was not probable that the Company would remain in compliance with its debt covenants through the following fiscal year as of June 30, 2006 and 2005. With the exception of the note payable to EPI of $10,000, each of the Company’s outstanding debt agreements contain cross-covenant provisions under which if the Company is not in compliance with the provisions of debt covenants in a specified agreement, such noncompliance triggers debt covenant violations in another debt agreement. Accordingly, in accordance with Emerging Issues Task Force (EITF) Issue No. 86-30: Classification of Obligations When a Violation Is Waived by the Creditor, all of the Company’s debt instruments which are not projected to maintain compliance, or are not in compliance due to cross-covenant provisions, have been classified as current obligations as of June 30, 2006 and 2005.

At June 30, 2006, the aggregate maturities of long-term debt for the next five fiscal years ending June 30 are as follows:

2007	$269,640
2008	10,000
2009	—
2010	—
2011	—
Thereafter	—

$279,640

9.	INCOME TAXES

The provision for income taxes for the years ended June 30, 2006, 2005 and 2004 consists of the following:

	2006	2005	2004
Federal	$—	$96	$—
State	514	120	273

Total current income tax provision	$514	$216	$273

The Company has recorded no Federal income tax benefit in 2006, 2005 or 2004 because it has a significant net operating loss carryover. Accordingly, the reconciliation of income tax expense for continuing operations at the Federal statutory rate of 34% to the Company’s effective tax rate is not considered meaningful.

Temporary differences giving rise to significant deferred tax assets and liabilities are as follows:

	June 30,
	2006	2005
Excess tax over book basis of fixed assets	$9,526	$6,569
Lease proceeds	121	121
Accrued expenses	1,902	943
Net operating loss carryover	35,075	30,464
Other	16,882	13,998

Total deferred tax asset	63,506	52,095
Valuation allowance	(63,506)	(52,095)

Net deferred tax asset	$—	$—

The Company has net operating loss carryforwards at June 30, 2006 available to offset future federal taxable income, if any, of approximately $88,416 of which $8,860 will expire in 2020, $32,429 in 2021, $18,789 in 2022, $12,599 in 2023, $6,064 in 2024 and $9,675 in 2025. The net operating losses may become subject to limits on their future utilization under federal tax laws. A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company is in a cumulative pretax loss position since inception. Recognition of deferred tax assets will require generation of future taxable income. There can be no assurance that the Company will generate any earnings or any specific level of earnings in future years. Therefore, the Company established a valuation allowance on deferred tax assets of approximately $63,506 as of June 30, 2006. The increase in the valuation allowance for deferred tax assets was $11,411 in 2006, $292 in 2005 and $402 in 2004.

10.	RETIREMENT PLAN

The Company has a 401(k) savings plan which covers the employees of the assisted living facilities with six months and more than 500 hours of service. The plan allows employees to make tax deferred contributions to the plan. The Company makes matching contributions based on the amount of employee contributions in an amount that does not exceed 2% of wages. Matching contributions totaled $67 in 2006, $69 in 2005 and $62 in 2004 (of which $14 $10 and $8, respectively, was paid from forfeitures in accordance with the plan agreement). Prior to July 1, 2004, the eligibility requirements were one year and more than 1,000 hours of service.

The employees of the skilled nursing facilities acquired in 2005 who are not members of a collective bargaining unit and who have attained the age of 21 years are covered under a defined contribution thrift plan. The Company’s match under this plan is 100% of the first 5% of the employee’s deferral and an additional 50% up to the next 1% of deferral. Employee salary deferrals and employer contributions in 2006 totalled $1,356 and $1,018, respectively. The employees of the rehabilitation hospitals acquired in 2005 who are not members of a collective bargaining unit and who have attained the age of 21 years are also covered under a defined contribution thrift plan. The Company’s match under this plan is 50% of the first 6% of the employee’s deferrals. Employee salary deferrals and employer contributions in 2006 totalled $836 and $303, respectively. As of June 30, 2006, there were no employees at any of the acquired facilities who were members of a collective bargaining unit.

11.	RELATED PARTY TRANSACTIONS

See note 8 for related party loan transactions with IPC and its affiliates. Interest expense on the loans from IPC and its affiliates was $8,638 in 2006, $6,948 in 2005 and $8,124 in 2004. Accrued interest payable to IPC and its affiliates was $37,056 and $28,509 at June 30, 2006 and 2005, respectively. The Company has paid for certain costs of an affiliated company and, consequently, has recorded a $12,596 receivable which the affiliated company is obligated to satisfy. In addition, the Company received management fees of $1,299 in 2006, $1,526 in 2005 and $992 in 2004 from affiliates of IPC.

In connection with the Company’s purchase of EPI (see note 2), certain individuals invested $3,468 for an 8.0% minority interest in United Rehab (a consolidated subsidiary of the Company), $2,468 of which was invested by individuals affiliated with IPC. Certain individuals affiliated with the Company also own a 7.5% interest in El Paso Realty Development Ltd., which is a consolidated subsidiary of the Company.

12.	COMMITMENTS AND CONTINGENCIES

(a)	Leases

As part of the Company’s acquisition of the operating assets of EPI on June 30, 2005 (note 2), the Company is obligated under certain operating leases for three skilled nursing facilities, one rehabilitation hospital and corporate office space. The Company is also obligated under leases for certain equipment and office space. Rental expense under such leases was $2,425 in 2006, $704 in 2005 and $3,007 in 2004.

At June 30, 2006, future annual minimum lease payments for the next five years and thereafter under non-cancellable operating leases with initial terms of one year or more are as follows:

2007	$12,552
2008	12,491
2009	12,472
2010	13,167
2011	15,340
Thereafter	43,216

Total minimum lease payments	$109,238

(b)	Guaranty

In connection with a series of prior transactions, the Company has guaranteed certain loans made by a third-party lender, which loans are now in default. The total original principal amount of these loans was $41,385. Based on the terms of the guaranty arrangement, the Company believes its obligations under the guaranty have terminated; however, the lender has not formally acknowledged this, nor has the lender made a formal demand on the Company or commenced any legal action against the Company with respect to the Company’s obligations under the guaranty. However, there can be no assurance that the lender will not take legal action against the Company in the future with respect to the defaulted loan.

(c)	Litigation

The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such a kind, or involve such amounts, that, except as disclosed herein, their unfavorable disposition would not have a material effect on the financial position, results of operations or the liquidity of the Company.

The Company is a defendant in a breach of contract lawsuit in which the plaintiff claims that the Company is obligated to perform under certain contracts, and that either the Company or an unrelated co-defendant is liable for the lost income and related monetary damages arising from the breach of these contracts. This case is currently in the preliminary stages of discovery, and management is not able to predict the ultimate outcome of this matter.

(d)	Self-Insured Risks

As of February 28, 2003, the Company was covered for certain general and professional liability (GLPL) claims under an occurrence-based policy. From March 1, 2003 through February 28, 2004, the Company was covered for GLPL claims under a claims-made policy. As of March 1, 2004, the Company became self-insured for GLPL claims not covered by the aforementioned policies for the assisted living facilities owned by the Company.

MedCap, a majority-owned subsidiary of SCRE, has been consolidated in the Company’s financial statements as of June 30, 2005 (see note 14). EPI Corporation and certain affiliates were covered for GLPL claims under an occurrence based policy issued by MedCap through June 29, 2005. Effective June 30, 2005, MedCap issued an occurrence-based policy to the Company to insure GLPL risks related to the facilities acquired from EPI (see note 2).

The Company covers its workers’ compensation claims under certain high deductible insurance policies. These policies provide for both per claim deductibles and annual aggregate deductibles such that the Company is essentially self-insured for these claims.

Management’s estimate of the liabilities for GLPL and workers’ compensation claims, including incurred but not reported claims, is principally based on actuarial estimates performed by an independent third-party actuary. The Company’s undiscounted estimated accrued claims liability for GLPL claims totaled $3,553 and $2,488 at June 30, 2006 and 2005, respectively, and its undiscounted estimated accrued claims liability for workers’ compensation claims totaled $1,431 and $98 at June 30, 2006 and 2005, respectively. While management believes that these liabilities are adequate as of June 30, 2006, the ultimate liabilities may exceed the amounts recorded.

13.	SEGMENT REPORTING

SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for the way public business enterprises report information about operating segments in annual and interim financial statements issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers.

For the years ended June 30, 2006, 2005 and 2004, the Company had three primary reportable segments: (i) resident services, which includes all assisted living and independent living services, and the management of assisted living facilities, (ii) patient services, which includes skilled nursing services, home health services, and medical rehabilitation services, and (iii) general and administrative. No other individual business segment exceeds the 10% quantitative thresholds of SFAS No. 131.

The Company’s management evaluates the performance of its operating segments on the basis of income from operations before non-recurring items (representing provisions for loss on impairment of long-lived assets, and loss on financial restructuring), lease expense and depreciation and amortization.

Year ended June 30, 2006	Resident services	Patient services	General and administrative	Consolidated
Revenues	$25,508	$158,303	$1,529	$185,340
Facility operating expense	18,490	130,748	—	149,175
General and administrative expenses	—	—	10,468	12,035

Income (loss) from operations before non-recurring items, lease expense and depreciation and amortization	$7,018	$27,555	$(8,939)	$24,130

Total assets	$66,050	$212,990	$20,140	$299,180

Year ended June 30, 2005	Resident services	Patient services	General and administrative	Consolidated
Revenues	$26,531	$119	$1,841	$28,491
Facility operating expense	17,958	78	—	18,036
General and administrative expenses	—	—	3,894	3,894

Income (loss) from operations before non-recurring items, lease expense and depreciation and amortization	$8,573	$41	$(2,053)	$6,561

Total assets	$70,334	$176,607	$8,464	$255,405

Year ended June 30, 2004	Resident services	Patient services	General and administrative	Consolidated
Revenues	$31,728	$2,528	$1,342	$35,598
Facility operating expense	21,282	2,269	—	23,551
General and administrative expenses	—	—	4,327	4,327

Income (loss) from operations before non-recurring items, lease expense and depreciation and amortization	$10,446	$259	$(2,985)	$7,720

Total assets	$73,485	$—	$5,395	$78,880

There are no material inter-segment revenues or receivables. The Company does not evaluate its operations on a geographic basis.

14.	VARIABLE INTEREST ENTITIES

MedCap was created by the shareholders of EPI in 2003 to provide general and professional liability (GLPL) insurance coverage to EPI. On June 29, 2005, shareholders of the Company acquired the stock of MedCap from the shareholders of EPI Corporation concurrent with the Company’s acquisition of EPI (see note 2). Under insurance agreements entered into as of June 30, 2005, MedCap will provide GLPL and workers’ compensation insurance exclusively to the facilities acquired from EPI. These insurance agreements provide for retrospective premium adjustments which allow MedCap to recover any losses incurred in providing this insurance coverage from the Company.

The Company has determined that MedCap is a variable interest entity, and that the Company is the primary beneficiary of that variable interest in accordance with FIN 46R. Accordingly, the assets and liabilities of MedCap have been included in the Company’s consolidated financial statements as of June 30, 2006 and 2005, and its results of operations have been included in the consolidated financial statements for the year ended June 30, 2006.

In September 2005, the Company acquired a 50% membership interest in Oaklawn and a 44% membership interest in Dayton. All of the employees of the Oaklawn and Dayton are employees of the Company, and both Oaklawn and Dayton entered into management contracts on the date of acquisition under which the Company manages the operations of both facilities. These management contracts are effectively irrevocable.

The Company has determined that both Oaklawn and Dayton are variable interest entities, and that the Company is the primary beneficiary of these variable interests in accordance with FIN 46R. Accordingly, the assets and liabilities and related results of operatings of Oaklawn and Dayton have been included in the Company’s consolidated financial statements as of and for the year ended June 30, 2006.

15.	SUBSEQUENT EVENT

Effective November 1, 2006, the Company sold its real property assets to an unrelated entity and its operations and personal property assets to a related entity. The Company currently has no plans to operate in the seniors housing business in the future.

REPORT OF INDEPENDENT AUDITORS

The Board of Directors

EPI Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, of stockholders’ equity and cash flows present fairly, in all material respects, the financial position of EPI Corporation and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 20, effective at the close of business on June 30, 2005 through September 30, 2005, substantially all of the long-lived assets of the Company were sold and the long-term liabilities were liquidated.

/S/ PRICEWATERHOUSECOOPERS LLP

Louisville, Kentucky

April 29, 2005, except for Note 20,

    as to which the date is April 28, 2006

EPI CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2004 and 2003

(In thousands, except share data)	2004	2003
Assets
Current assets:
Cash and cash equivalents	$10,848	$5,660
Receivables (net of allowances of $700 in 2004 and $493 in 2003)	14,697	12,685
Notes receivable from stockholders, current portion	286	346
Other current assets	655	718

Total current assets	26,486	19,409
Healthcare and other facilities	56,956	43,000
Securities available for sale	598	598
Notes receivable from stockholders	354	702
Other assets	2,313	1,740

Total assets	$86,707	$65,449

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$2,675	$2,697
Short-term debt	1,497	400
Accounts payable	7,376	4,863
Accrued expenses	4,311	3,068
Due to third-party payors	558	260
Other current liabilities	582	685

Total current liabilities	16,999	11,973
Long-term debt, net of current portion	33,585	23,424
Other liabilities	3,289	2,466

Total liabilities	53,873	37,863

Minority interest	4,920	2,554

Commitments and contingencies
Stockholders’ equity:
Common stock, no par value; authorized — 2,000,000 shares; issued and outstanding — 185,875 shares	292	292
Additional paid-in capital	1,020	1,020
Retained earnings	26,387	23,932
Accumulated other comprehensive income (loss)	215	(212)

Total stockholders’ equity	27,914	25,032

Total liabilities and stockholders’ equity	$86,707	$65,449

The accompanying notes are an integral part of the consolidated financial statements.

EPI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

Years Ended December 31, 2004 and 2003

(In thousands)	2004	2003
Revenues:
Patient services	$108,976	$101,915
Other revenues	2,523	2,198

Total revenues	111,617	104,175

Operating expenses:
Facility operating expenses	93,238	86,070
General and administrative expenses	4,471	3,903
Depreciation and amortization expense	3,260	3,008

Total operating expenses	100,969	92,981

Income from operations	10,530	11,132
Other income (expense):
Interest expense	(1,212)	(1,181)
Interest and other income	118	61

Income before equity in income of unconsolidated affiliates	9,436	10,012
Equity in income of unconsolidated affiliates	379	101

Income before minority interest	9,815	10,113
Minority interest	(1,585)	(2,343)

Net income	$8,230	$7,770

The accompanying notes are an integral part of the consolidated financial statements.

EPI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2004 and 2003

	Common Stock				Retained earnings	Accumulated other comprehensive income (loss)	Total
(In thousands, except share data)	Comprehensive income	Issued shares	Par value	Additional paid-in capital
Balance at January 1, 2003		185,875	$292	$1,020	$20,962	$(537)	$21,737
Distributions to stockholders					(4,800)		(4,800)
Comprehensive income:
Net income	$7,770				7,770		7,770
Change in unrealized gain on securities available for sale	(12)					(12)	(12)
Change in fair value of cash flow hedge instruments	337					337	337

Comprehensive income	$8,095

Balance at December 31, 2003		185,875	292	1,020	23,932	(212)	25,032
Distributions to stockholders					(5,775)		(5,775)
Comprehensive income:
Net income	$8,230				8,230		8,230
Change in fair value of cash flow hedge instruments	427					427	427

Comprehensive income	$8,657

Balance at December 31, 2004		185,875	$292	$1,020	$26,387	$215	$27,914

The accompanying notes are an integral part of the consolidated financial statements.

EPI CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2004 and 2003

(In thousands)	2004	2003
Cash flows from operating activities:
Net income	$8,230	$7,770
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,260	3,008
Loss from disposal of assets	63	7
Equity in income of unconsolidated affiliates	(379)	(101)
Deferred compensation	105	(89)
Increase (decrease) in cash resulting from changes in operating assets and liabilities:
Receivables, net	(2,012)	(1,351)
Other current assets	63	(65)
Other assets	(310)	(313)
Accounts payable and accrued expenses	2,438	380
Other current liabilities	406	13
Other liabilities	956	706
Minority interest	2,366	1,073

Net cash provided by operating activities	15,186	11,038

Cash flows from investing activities:
Proceeds from sale of assets	9	16
Payments for additions to facilities	(15,920)	(5,516)
Proceeds from investment in affiliated companies	126	–
Other, net	(56)	–

Net cash used in investing activities	(15,841)	(5,500)

Cash flows from financing activities:
Proceeds from short-term debt	1,500	—
Payments on short-term debt	(403)	—
Proceeds from long-term debt	13,000	—
Payments on long-term debt	(2,861)	(2,808)
Debt financing costs	(25)	—
Distributions to stockholders	(5,775)	(4,550)
Repayment of notes from stockholders	407	381

Net cash provided by (used in) financing activities	5,843	(6,977)

Increase (decrease) in cash and cash equivalents	5,188	(1,439)
Cash and cash equivalents at beginning of period	5,660	7,099

Cash and cash equivalents at end of period	$10,848	$5,660

Supplemental cash flow information:
Interest paid (net of amount capitalized)	$1,243	$1,135

Supplemental disclosure of non-cash information:
Change in fair value of cash flow hedge instruments	$427	$337

Change in unrealized gain on securities available for sale	$–	$(12)

Additions to facilities in accounts payable	$2,856	$1,537

Non-cash distributions to stockholders	$–	$250

The accompanying notes are an integral part of the consolidated financial statements.

EPI CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in thousands)

1.	NATURE OF BUSINESS

EPI Corporation and subsidiaries (the Company) owns and manages nursing homes and rehabilitation hospitals. The majority of the Company’s revenues are through state and federally funded healthcare programs.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of EPI Corporation and its subsidiaries in which it has a controlling financial interest. All significant intercompany accounts and transactions have been eliminated. Investments in unconsolidated 20% to 49.9% owned affiliates are accounted for by the equity method.

(b)	Cash and Cash Equivalents

Short-term investments with a purchased maturity of three months or less are considered to be cash equivalents. The Company maintains cash and short-term investments with financial institutions throughout the United States. At times, such cash and investments may be in excess of the FDIC insurance level at each institution.

(c)	Healthcare and Other Facilities

Properties are stated at cost less accumulated depreciation. The Company capitalizes interest on construction projects in accordance with generally accepted accounting principles.

Depreciation is provided on the basis of estimated useful lives of depreciable assets, using the straight-line method. The estimated useful lives range from 10 to 40 years for buildings and improvements and from three to 15 years for equipment.

When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in earnings. The cost of maintenance and repairs is expensed as incurred.

(d)	Long-Lived Assets

The Company reviews the carrying value of long-lived assets whenever events or circumstances indicate that the carrying value may not be recoverable or that a change in the amortization period is necessary.

(e)	Securities Available for Sale

Securities available for sale are those equity and debt securities that could be sold in the future in response to the Company’s liquidity needs, changes in management’s investment strategies and specific investment policies, and similar factors. Securities available for sale are reported at fair value, with unrealized gains and losses reported as a component of stockholders’ equity. The cost of securities sold is based on the specific identification method.

(f)	Intangible Assets

The Company has goodwill and certain intangible assets. The Company performs an impairment review of goodwill at least annually or more frequently if adverse changes in circumstances indicate that the asset may be impaired. Intangible assets determined to have indefinite lives are not amortized. Goodwill in the amount of $141 is included in other assets as of December 31, 2004 and 2003. Indefinite lived intangible assets related to a purchased certificate of need authorization of $56 and $0 are included in other assets as of December 31, 2004 and 2003, respectively. Unamortized debt issuance costs of $282 and $305 are included in other assets as of December 31, 2004 and 2003, respectively.

(g)	Derivative Financial Instruments

The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings and cash flows caused by interest rate volatility. The company’s interest rate risk management strategy involves modifying the interest obligations on certain liabilities through the use of interest rate swaps. Interest rate swap contracts are exchanges of interest payments, such as fixed-rate payments for floating-rate payments, based on a common notional amount and maturity date. The Company does not purchase or sell derivative instruments on a speculative basis.

The Company records all derivatives as assets or liabilities in the balance sheets at fair value. For cash flow hedges, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded as a component of accumulated other comprehensive income within stockholders’ equity and are subsequently reclassified to net income in the period that the hedged transaction impacts income.

Prior to entering a hedge transaction, the Company formally documents the relationship between hedging instruments and hedged items, as well as the risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivative instruments that are designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific forecasted transactions along with a formal assessment at both inception of the hedge and on an ongoing basis as to the effectiveness of the derivative instrument in offsetting changes in fair values or cash flows of the hedged item. The Company considers hedge instruments with a correlation to the hedged risk between 80% to 120% to be sufficiently effective to qualify as a hedge instrument. If it is determined that the derivative instrument is no longer highly effective as a hedge or if the hedge instrument is terminated, hedge accounting is discontinued and the adjustment to fair value of the derivative instrument is recorded as a component of net income. Gains and losses on derivative contracts that are reclassified from accumulated other comprehensive income to current period earnings are included in the financial statement caption in which the hedged item’s effect in earnings is recorded.

(h)	Patient Service Revenue

Revenues are reported at the estimated net realizable amounts from residents, third-party payors, and others for services rendered.

The Company derives a significant portion of its revenue from Medicare and Medicaid, which are administered by the U.S. and state governments, respectively. These programs are subject to legislative changes in reimbursement rates. The composition of revenue by payor type as of December 31 is as follows:

	2004	2003
Medicare	34%	33%
Medicaid	41	41
Private and other	25	26

	100%	100%

Cost reimbursements and certain other third-party payments are subject to examination by agencies administering the programs. Management continually evaluates the outcome of these reimbursement examinations and provides allowances for estimated losses based upon the most current available information. In the opinion of management, adequate provision has been made for adjustments, if any, which may result from such examinations. To the extent that ultimate settlements vary from management’s estimates, earnings will be charged or credited.

(i)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.	SECURITIES AVAILABLE FOR SALE

The Company holds investments in equity securities that have been classified as available for sale in accordance with SFAS 115, Accounting for Certain Investments in Debt and Equity Securities. Summarized cost and fair value data as of December 31 is as follows:

	2004	2003
Amortized cost	$230	$230
Gross unrealized gain	368	368

Fair value	$598	$598

4.	NOTES RECEIVABLE FROM STOCKHOLDERS

The Company has notes receivable from stockholders in the amount of $641 and $1,048 as of December 31, 2004 and 2003, respectively. The notes bear a variable interest rate based on the prime rate as established by the St. Louis branch of the Federal Reserve Bank. The interest rate applicable to the notes was 5.25% and 4.00% at December 31, 2004 and 2003, respectively. The notes are due in annual installments through 2006. Interest income from the notes was $41 and $57 for 2004 and 2003, respectively. The notes have been classified as assets because the stockholders have demonstrated the intent and ability to repay the notes according to the agreed upon terms.

5.	INVESTMENTS IN AFFILIATED COMPANIES

Investments in unconsolidated affiliates are accounted for using the equity method and are included in other assets. The Company owns 45% of Hart County Associates, d/b/a Hart County Healthcare Center (Hart County) a Kentucky General Partnership, at December 31, 2004 and 2003.

Hart County had retained earnings of $511 at December 31, 2004 and an accumulated deficit of $50 at December 31, 2003. The Company has guaranteed a mortgage loan for the Hart County Healthcare Center in the fixed amount of $1,397. An asset of $230 has been recorded as of December 31, 2004 to reflect the Company’s pro rata share of the retained earnings of Hart County and, because the Company guarantees a portion of the debt of Hart County, a liability of $23 has been recorded at December 31, 2003, to reflect the Company’s pro rata share of Hart County’s accumulated deficit at December 31, 2003. The Company’s pro rata share of net income of Hart County for the year ended December 31, 2004 and 2003 was $379 and $101, respectively.

Summarized financial information for Hart County as of and for the years ended December 31, 2004 and 2003 is as follows (unaudited):

	2004	2003
Total assets	$3,492	$3,117
Total liabilities	$2,981	$3,167
Revenues	$5,279	$4,229
Net income	$842	$239

6.	HEALTHCARE AND OTHER FACILITIES

Healthcare and other facilities consisted of the following at December 31:

	2004	2003
Undeveloped land	$1,310	$1,645
Land	4,155	3,801
Buildings and improvements	75,863	55,654
Equipment	15,401	11,879
Construction in progress	23	7,215

	96,752	80,194
Less accumulated depreciation	39,796	37,194

	$56,956	$43,000

Undeveloped land is being held for future expansion.

7.	BUSINESS DEVELOPMENT ACTIVITIES

During 2004, the Company began operating Oaklawn, a 132 bed facility which provides skilled nursing care, rehabilitation services, and other ancillary healthcare services. In connection with beginning operations at Oaklawn, the Company transferred approximately $16,700 from construction in process to Healthcare and Other Facilities.

During 2004, the Company, in connection with other parties developed Dayton Rehabilitation Institute, LLC (Dayton). The Company received a 45.6% interest in Dayton in exchange for a cash contribution of $1,260 and an agreement to guarantee approximately $2,400 of debt owned by Dayton.

Due to the nature of the agreement between the Company and Dayton and the nature of the relationship of the Company, certain owners of the Company and senior management of the Company and Dayton, the Company holds a controlling financial interest in Dayton and in accordance with accounting principles generally accepted in the United States of America has included the assets, liabilities and results of operations in the accompanying consolidated financial statements.

8.	SHORT-TERM DEBT

The Company has line of credit agreements totaling $4,500 and $3,500 at December 31, 2004 and 2003, respectively. The terms of the agreements have interest payable at LIBOR plus 1.5% to 3.50% and expire in 2005.

The Company classifies outstanding borrowings under the line of credit agreements as short-term debt on the accompanying balance sheets. Outstanding borrowings were $1,497 and $400 at December 31, 2004 and 2003, respectively. The applicable interest rate on these instruments was 4.92% and 3.67% at December 31, 2004 and 2003, respectively.

9.	LONG-TERM DEBT

Long-term debt consists of the following at December 31:

	2004	2003
Notes payable:
Variable and fixed rate mortgage notes, ranging from 4.14% to 9.21% at December 31, 2004, due in periodic instalments through 2013	$32,800	$22,141
Industrial revenue bonds (primarily variable rate with some based on 80% of the prime rate), interest ranging from 3.60% to 4.00% at December 31, 2004, due in periodic installments through 2006	3,460	3,980

	36,260	26,121
Less current portion	2,675	2,697

	$33,585	$23,424

The Company’s healthcare and other facilities and the assets of a company-owned rehab hospital are pledged as collateral for long-term debt. In addition, the notes contain certain restrictive covenants which, among other things, limit the payment of distributions and require maintenance of certain financial ratios including total leverage ratio and debt service coverage ratios as defined by the debt agreements. The Company was not in compliance with the distribution limitation covenant as of December 31, 2004 and has obtained a loan modification waiving the compliance requirement for the year ended December 31, 2004 from the lender.

Certain banks have issued letters of credit totalling $22,837 as collateral for certain mortgage notes and industrial revenue bonds. The Company is charged an annual letter of credit fee ranging from 1.125% to 1.625%. The letters of credit with the banks are collateralized by the Company’s property and equipment and expire in 2005.

The aggregate amounts of long-term debt maturities for the next five years ending December 31 are as follows:

2005	$2,675
2006	3,095
2007	3,095
2008	3,095
2009	3,095
Thereafter	21,205

$36,260

10.	DERIVATIVE FINANCIAL INSTRUMENTS

In November 1998, the Company entered into an interest rate swap agreement with a financial institution whereby the Company is to pay a fixed rate of 5.44% on $8,000 notional amount in exchange for variable rate payments based on one-month LIBOR. The interest rate swap agreement expires in November 2005. The Company has designated this agreement as a hedge instrument to manage the interest rate risk associated with variable rate debt. The agreements include a feature whereby the notional amounts decrease in proportion to principal payments on the hedged debt instrument. The notional amounts were $4,820 and $5,350 as of December 31, 2004 and 2003, respectively.

In May 2000, the Company entered into an interest rate swap agreement whereby the Company is to pay a fixed rate of 7.83% on a notional amount of $4,320 in exchange for variable rate payments based on one-month LIBOR. This agreement expires in May 2005. The Company has designated this agreement as a hedge instrument to manage the interest rate risk associated with variable rate debt. The agreements include a feature whereby the notional amounts decrease in proportion to principal payments on the hedged debt instrument. The notional amounts were $3,210 and $3,420 as of December 31, 2004 and 2003, respectively.

11.	INSURANCE RISKS

During 2003, the Company established an affiliated limited purpose wholly-owned insurance company, MedCap Insurance Company, (MedCap), to insure the aggregate deductible on its general and professional liability insurance policy. Upon receiving regulatory approval from the Kentucky Department of Insurance to transact property and casualty business in the Commonwealth of Kentucky, the Company distributed 100% of the stock of MedCap to its stockholders such that the Company had no direct ownership interest. However, due to the nature of MedCap and the agreement between the Company and MedCap, the Company holds a controlling financial interest in MedCap and in accordance with accounting principles generally accepted in the United States of America has included the assets, liabilities and results of operations in the accompanying consolidated financial statements.

The Company maintains an occurrence-based policy with MedCap which is renewed each year. The policy limits for the 2004 and 2003 policy years were $1,250 and $1,000, respectively. MedCap has established an allowance for professional liability risks based on actuarial estimates of the expected cost to settle reported claims and an amount for losses incurred but not reported. These liabilities are necessarily based upon estimates and, while management believes that the provision for loss is adequate, the ultimate liability may be in excess of, or less than the amounts recorded. To the extent that subsequent expected ultimate claims costs vary from historical provisions for loss, future earnings will be charged or credited. The allowance for professional liability claims and losses incurred but not reported are approximately $1,205 and $560 as of December 31, 2004 and 2003, respectively, which is included in other liabilities in the accompanying consolidated financial statements.

Effective March 1, 2004, the Company began self-insuring its workers’ compensation risks. The Company has recorded a liability for workers’ compensation risks of approximately $244 in the accompanying balance sheet at December 31, 2004.

12.	DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 2004 and 2003 the carrying amounts and fair values of the Company’s financial instruments are listed below, asset (liability):

	2004		2003
	Carrying Value	Fair Value	Carrying Value	Fair Value
Cash and cash equivalents	$10,848	$10,848	$5,660	$5,660
Securities available for sale	598	598	598	598
Short-term debt	(1,497)	(1,497)	(400)	(400)
Long-term debt	(36,260)	(36,260)	(26,121)	(26,121)
Interest rate swap agreements	(153)	(153)	(580)	(580)

The fair value of securities available for sale is based on quoted market prices for similar instruments as the securities in which the Company has invested are not publicly traded.

The carrying value of short-term bank borrowings and long-term debt approximates fair value due to the timing and nature of the payments due.

The fair value of the interest rate swap agreements are estimated based on published quotes for similar instruments. The value represents the estimated amount the Company would pay to terminate the agreement, taking into consideration current interest rates and market conditions.

13.	LEASE OBLIGATIONS AND RENTAL EXPENSE

At December 31, 2004, the Company was committed under a non-cancellable operating lease agreement for long-term healthcare facilities. The lease on these facilities expires in July 2006. The lease agreement grants the Company an irrevocable option to purchase the property subject to the lease, exercisable by or on January 1, 2006. Future minimum rental payments change annually based on net income.

The following is a schedule of future minimum rental payments required under such leases with remaining non-cancelable lease terms in excess of one year as of December 31, 2004.

2005	$467
2006	272

Total minimum future payments	$739

Total rental expense under operating leases was $467 and $467 for the years ended December 31, 2004 and 2003, respectively.

14.	CONTINGENCIES

On November 5, 2004, the Company received notice from AIK Comp of an assessment imposed by Franklin Circuit Court to cover unfunded liabilities incurred by AIK Comp, a self funded workers’ compensation insurance entity with whom the Company previously insured its workers’ compensation risks. Under this order, the Company is required to pay their pro rata share of this assessment, totaling $908. The Company has recorded a liability for this amount which is included in other current liabilities in the accompanying financial statements at December 31, 2004. Additional assessments may be imposed in the future. As the Company can not reasonably estimate the likelihood or extent of possible future assessments, no additional liability has been recorded.

The Company continually evaluates contingencies based upon the best available evidence. Allowances for loss are provided for currently for items that have continuing significance. Significant contingencies include the outcome of potential examinations by Medicare and Medicaid, collectability of accounts receivable and the outcome of any litigation that the Company is, or may become a party to.

15.	LITIGATION

On or about April 2, 2004, the Company filed an appeal in Anderson County, Kentucky circuit court entitled EPI Corporation v. Commonwealth of Kentucky Cabinet for Health and Family Services. The appeal challenged a final order of the Cabinet for Health and Family Services upholding certain audit adjustments related to examinations of Medicaid cost reports for years 1988 to 1996. As a result of that appeal, the Court held that the Cabinet was barred from imposing any additional liability on the Company. The Cabinet has appealed this court’s decision. If the Cabinet is successful in overturning the Court’s order, management estimates that the Company may be subject to payments to the Commonwealth of Kentucky in the range of $1,800 to $2,200. The appeal is expected to be the subject of protracted litigation, the outcome of which management is unable to predict.

The Company is involved in various other legal actions, regulatory investigations and sanctions arising in the ordinary course of business. None of such legal proceedings are, in the opinion of management, expected to have a materially adverse effect on the Company’s consolidated financial position or results of operation.

16.	EMPLOYEE BENEFITS

(a)	Long-Term Healthcare Facilities

The Company has a defined-contribution thrift plan which covers all employees who are not members of a collective bargaining unit, and which have attained the age of 21 years. Effective, January 1, 2000 the Company added a company match component under the Safe Harbor Act. The match is 100% of the first 5% of deferral and an additional 50% up to the next 1% of deferral. Employees who have attained age 21 are immediately eligible with entry dates of January 1 and July 1 annually. Employee salary deferrals for the year ended December 31, 2004 and 2003 were $1,169 and $1,129, respectively. Employer contributions under the Safe Harbor plan were $849 and $827 for the years ended December 31, 2004 and 2003, respectively.

In addition, the Company has a supplemental deferred compensation plan for selected employees for which contributions are held by the Company. Contributions to the plan for the years ended December 31, 2004 and 2003 were $174 and $186, respectively.

(b)	Rehabilitation Hospital

The Company has a defined-contribution thrift plan which covers all employees who are not members of a collective bargaining unit, and which have attained the age of 21 years. The match is 50% of the first 6% of deferrals. Employee salary deferrals for the years ended December 31, 2004 and 2003 were $167 and $151, respectively. Employer contributions were $62 and $55 for the years ended December 31, 2004 and 2003, respectively.

17.	SUBCHAPTER S ELECTION AND RESTRICTIONS ON COMMON STOCK

In 1987, the stockholders elected to treat the Company as an S corporation for U.S. federal and Kentucky state income tax purposes. Under the election, the Company’s results of operations are passed through to and taken into account by its stockholders in determining their individual tax liabilities. These items will not be taxed at the corporate level; thus, no provision for income taxes has been made in the consolidated financial statements.

To preserve the Subchapter S election and to ensure continuity in the Company’s policies and management, the Company and stockholders adopted a Stock Restriction and Purchase Agreement. This agreement restricts the stockholders’ ability to sell, transfer, pledge, mortgage or otherwise encumber their shares of Company stock.

18.	RELATED PARTY TRANSACTIONS

The Company has an agreement with Rehab Management Services (RMS) to provide therapists and MDS consulting services for the majority of its facilities. The Company’s stockholders own a majority of RMS. The accompanying statements of income include management and contract fees of $4,769 and $5,896 for the years ended December 31, 2004 and 2003, respectively. At December 31, 2004 and 2003 the Company reported contract fees payable to RMS of $594 and $606, respectively.

The Company has agreements to provide management, legal, financial and advisory services to various entities owned by Kentucky Venture Fund, LLC (KVF). All the Company’s stockholders, except one, own KVF. The accompanying statements of income include fees of $1,179 and $1,125 related to these services for the years ended December 31, 2004 and 2003, respectively. At December 31, 2004 and 2003 the Company reported receivables for these fees of $440 and $513, respectively.

The Company has guaranteed a $1,750 line of credit for Rehab of Northern Kentucky, LLC. KVF owns 96.25% of Rehab of Northern Kentucky, LLC. There were no borrowings under the agreement on December 31, 2004 and 2003.

19.	RECENT ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB 51, (FIN 46). The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting right (variable interest entities, or VIEs) and how to determine when and which business enterprise should consolidate the VIE (the primary beneficiary). In December 2003, the FASB issued FIN 46R, Consolidation of Variable Interest Entities — an interpretation of ARB 51 (Revised December 2003), which replaces FIN 46. FIN 46R incorporates certain modifications to FIN 46 adopted by the FASB subsequent to the issuance of FIN 46, including modifications to the scope of FIN 46. FIN 46R also incorporates much of the guidance issued in the form of FASB staff positions. The provisions of FIN 46R are effective for the company immediately for any VIE created after December 31, 2003 and January 1, 2005 for all pre-existing entities in which the company has a variable interest. Management is currently assessing the impact of FIN 46R on the Company’s consolidated financial statements. Although an estimate of its impact cannot be made at this time, management expects that the adoption of FIN 46R will result in consolidation of certain VIEs and may have a material effect on the Company’s consolidated financial statements.

20.	SALE OF LONG-LIVED ASSETS AND LIQUIDATION OF LONG-TERM LIABILITIES

Effective as of the close of business on June 30, 2005 through September 30, 2005, substantially all of our long-lived assets of the Company were sold and the long-term liabilities were liquidated.

INDEPENDENT AUDITORS’ REPORT

The Members

Kentucky Venture Fund, LLC:

We have audited the accompanying consolidated balance sheets of Kentucky Venture Fund, LLC and subsidiaries (the “Company”) as of December 31, 2004 and 2003, and the related consolidated statements of operations, members’ equity and cash flows for each of the years in the three-year period ended December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Kentucky Venture Fund, LLC and subsidiaries as of December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 14, in June 2005, substantially all of the long-lived assets of the Company were sold and the long-term liabilities were liquidated.

/s/ MOUNTJOY & BRESSLER, LLP
Certified Public Accountants

Louisville, Kentucky March 11, 2005, except for Note 13, as to which the date is November 8, 2005

KENTUCKY VENTURE FUND, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2005	December 31, 2004	December 31, 2003
	(Unaudited)
Assets
Current assets:
Cash	$18,214	$2,851	$1,736
Restricted cash	1,328	—	—
Receivables (net of allowances)	3,359	3,409	3,628
Prepaid expenses and other	18	69	96

Total current assets	22,919	6,329	5,460
Property and equipment, net	—	9,774	10,508
Notes receivable	5,800	—	—
Deferred financing costs	—	158	173
Goodwill	—	177	177

Total assets	$28,719	$16,438	$16,318

Liabilities and Members’ Equity
Current liabilities:
Current portion of long-term debt	$—	$620	$620
Accounts payable and accrued expenses	1,286	2,009	2,095
Accrued income taxes	1,642	—	—

Total current liabilities	2,928	2,629	2,715
Interest rate swap agreements	—	185	400
Long-term debt, net of current portion	—	7,595	8,215

Total liabilities	2,928	10,409	11,330

Minority interest	816	159	130

Commitments and contingencies
Members’ equity:
Members’ equity	24,975	6,048	5,243
Accumulated other comprehensive loss	—	(178)	(385)

Total members’ equity	24,975	5,870	4,858

Total liabilities and members’ equity	$28,719	$16,438	$16,318

See Notes to Consolidated Financial Statements.

KENTUCKY VENTURE FUND, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2005	2004	2004	2003	2002
	(Unaudited)	(Unaudited)
Revenues:
Patient services	$9,203	$10,956	$20,656	$19,376	$15,288
Other revenues	11	12	25	23	14

Total revenues	9,214	10,968	20,681	19,399	15,302

Operating expenses:
Facility operating expenses	7,591	7,921	15,790	13,872	12,035
General and administrative expenses	318	388	760	685	549
Depreciation and amortization expense	422	424	847	865	895

Total operating expenses	8,331	8,733	17,397	15,422	13,479

Income from operations	883	2,235	3,284	3,977	1,823
Other income (expense):
Interest expense	(320)	(253)	(516)	(571)	(666)
Interest and other income	10	6	12	24	55
Loss on extinguishment of debt	(151)	—	—	—	—

Income before gain on sale of business	422	1,988	2,780	3,430	1,212
Gain on sale of business, net of income taxes of $1,642	19,755	—	—	—	—

Income before minority interest	20,177	1,988	2,780	3,430	1,212
Minority interest	(675)	(74)	(100)	(132)	(46)

Net income	$19,502	$1,914	$2,680	$3,298	$1,166

See Notes to Consolidated Financial Statements.

KENTUCKY VENTURE FUND, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

Years Ended December 31, 2004, 2003 and 2002 and

Six Months Ended June 30, 2005

(In thousands)	Comprehensive income	Members’ equity	Accumulated other comprehensive loss	Total
Balance at January 1, 2002		$3,414	$(205)	$3,209
Distributions to members
Comprehensive income:
Net income	$1,166	1,166		1,166
Change in fair value of cash flow hedge instruments	(329)		(329)	(329)

Comprehensive income	$837

Balance at December 31, 2002		4,580	(534)	4,046
Distributions to members		(2,635)		(2,635)
Comprehensive income:
Net income	$3,298	3,298		3,298
Change in fair value of cash flow hedge instruments	149		149	149

Comprehensive income	$3,447

Balance at December 31, 2003		5,243	(385)	4,858
Distributions to members		(1,875)		(1,875)
Comprehensive income:
Net income	$2,680	2,680		2,680
Change in fair value of cash flow hedge instruments	207		207	207

Comprehensive income	$2,887

Balance at December 31, 2004		6,048	(178)	5,870
Distributions to members		(575)		(575)
Comprehensive income:
Net income	$19,502	19,502		19,502
Change in fair value of cash flow hedge instruments	178		178	178

Comprehensive income	$19,680

Balance at June 30, 2005 (unaudited)		$24,975	$—	$24,975

See Notes to Consolidated Financial Statements.

KENTUCKY VENTURE FUND, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2005	2004	2004	2003	2002
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$19,502	$1,914	$2,680	$3,298	$1,166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including bond issue cost amortization	573	424	847	865	895
Bad debt expense (recoveries)	—	—	(12)	160	656
Gain on sale of business	(21,397)	—	—	—	—
Increase (decrease) in cash resulting from changes in operating assets and liabilities:
Receivables, net	1,326	(413)	232	(279)	(105)
Prepaid expenses and other	51	(19)	26	(37)	(13)
Accounts payable and accrued expenses	(272)	(53)	(87)	663	(2,354)
Accrued income taxes	1,642	—	—	—	—
Minority interest	675	21	100	132	46

Net cash provided by operating activities	2,100	1,874	3,786	4,802	291

Cash flows from investing activities:
Increase in notes receivable	(5,800)	—	—	—	—
Proceeds from sale of assets, net of restricted cash	27,980	—	—	—	—
Purchase of property and equipment	(10)	(90)	(98)	(15)	(65)
Net cash provided by (used for) investing activities	22,170	(90)	(98)	(15)	(65)
Cash flows from financing activities:
Net payments on line of credit	—	—	—	(2,284)	(873)
Payments on long-term debt	(8,332)	(310)	(620)	(465)	—
Distributions to members	(575)	(1,425)	(1,875)	(2,635)	—
Minority interest distributions	—	—	(78)	(64)	(38)

Net cash used for financing activities	(8,907)	(1,735)	(2,573)	(5,448)	(911)

Increase (decrease) in cash and cash equivalents	15,363	49	1,115	(661)	(685)
Cash and cash equivalents at beginning of period	2,851	1,736	1,736	2,397	3,082

Cash and cash equivalents at end of period	$18,214	$1,785	$2,851	$1,736	$2,397

Supplemental cash flow information:
Interest paid	$371	$253	$528	$609	$640

Income taxes paid	$85	$—	$—	$—	$—

See Notes to Consolidated Financial Statements.

KENTUCKY VENTURE FUND, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2004, 2003 and 2002

(Information as at and for the Six Months Ended June 30, 2005 and 2004 is Unaudited)

(Dollars in thousands)

1.	NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Nature of Operations

Kentucky Venture Fund, LLC and subsidiaries (the Company) was formed as a Kentucky limited liability company on September 21, 1999 and elected to be taxed as a partnership pursuant to Internal Revenue Code §§ 701-777. The Company was formed in order to pursue certification as an Investment Fund under KRS §§ 154.20-250 to 154.20-284 (the Kentucky Investment Fund Act) (KIFA). On November 18, 1999, the Company was certified under the Act by the Kentucky Cabinet for Economic Development. Pursuant to KIFA, the Company shall make investments, either as equity or debt, to qualifying small businesses that operate within Kentucky.

Venture Management Group, Inc. (VMG) was also formed on September 21, 1999 to act in the capacity as Investment Fund Manager as defined in KRS § 154.20-253(11) for the Company. VMG is charged with managing and advising the investors in the Company with regard to investment decisions as permitted under KIFA. The amount paid to VMG was $7 during 2004, 2003 and 2002.

(b)	Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

(c)	Business Activities and Principles of Consolidation

The consolidated financial statements include the accounts of Kentucky Venture Fund, LLC, its majority-owned subsidiaries, Rehab of Northern Kentucky, LLC and Rehab of Louisville, LLC, and its wholly-owned subsidiaries, Dependable Medical Supplies, LLC., and EPICX Technologies, LLC. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. Kentucky Venture Fund, LLC owns 96.25% of Rehab of Northern Kentucky and Rehab of Louisville. Rehab of Northern Kentucky and Rehab of Louisville are involved in the operation of acute inpatient rehabilitation hospitals. Dependable Medical Supplies is a durable medical equipment company that provides enteral and parenteral tube feeding supplies and related healthcare services. EPICX Technologies, LLC is a software company that designs, develops and markets financial and clinical enterprise resource software.

(d)	Investment Income

Investment income consists primarily of interest and dividends. Investment income is recorded as earned since it is measurable and available.

(e)	Statements of Cash Flows

For the purpose of presentation in the statements of cash flows, cash equivalents are short-term, highly liquid investments with original maturities of three months or less. Invested assets are held in a bank administered trust fund consisting primarily of federally backed instruments. The carrying amount of cash and cash equivalents approximates fair value due to the short-term nature of these instruments. Cash paid during calendar years 2004, 2003 and 2002 for interest was $528, $609 and $640, respectively.

(f)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(g)	Income Taxes

The Company is taxed as a partnership as described in Internal Revenue Code § 761(a). The members of the Company are taxed individually on their proportionate share of the Company’s taxable income. Therefore, no provision or liability for income taxes has been included in the financial statements.

(h)	Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated over the estimated useful lives of the individual assets using the straight-line method for financial statement purposes as follows:

Building and Improvements	5-40 years
Machinery and Equipment	3-20 years
Furniture and Fixtures	5-20 years

Total depreciation expense of property and equipment was $832, $850, and $880 for the years ended December 31, 2004, 2003 and 2002, respectively. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in earnings. The cost of maintenance and repairs is expensed as incurred.

(i)	Derivative Financial Instruments

The Company maintains an overall interest rate risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings and cash flows caused by interest rate volatility. The Company’s interest rate risk management strategy involves modifying the interest obligations on certain liabilities through the use of interest rate swaps. Interest rate swap contracts are exchanges of interest payments, such as fixed-rate payments for floating-rate payments, based on a common notional amount and maturity date. The Company does not purchase or sell derivative instruments on a speculative basis.

Effective January 2001, the Company adopted Statement of Financial Accounting Standard (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended, which establishes accounting and reporting standards for derivative instruments and hedging activities and requires recognition of all derivatives as either assets or liabilities in the balance sheets and measurement of those instruments at fair value. For a cash flow hedge, changes in the fair value of the derivative instrument, to the extent that it is effective, are recorded as a component of accumulated other comprehensive income within members’ equity and subsequently reclassified to net income in the same period that the hedged transaction impacts net income.

Prior to entering a hedge transaction, the Company formally documents the relationship between hedging instruments and hedged items, as well as the risk management objective and strategy for undertaking various hedge transactions. This process includes linking all derivative instruments that are designated as fair value or cash flow hedges to specific assets and liabilities on the balance sheet or to specific forecasted transactions along with a formal assessment at both inception of the hedge and on an ongoing basis as to the effectiveness of the derivative instrument in offsetting changes in fair values or cash flows of the hedged item.

The Company considers hedge instruments with a correlation to the hedged risk between 80% to 120% to be sufficiently effective to qualify as a hedge instrument. If it is determined that the derivative instrument is no longer highly effective as a hedge or if the hedge instrument is terminated, hedge accounting is discontinued and the adjustment to fair value of the derivative instrument is recorded in net income. Gains and losses on derivative contracts that are reclassified from accumulated other comprehensive income to current period earnings are included in the item in which the hedged item’s effect in earnings is recorded.

(j)	Patient Service Revenue

Revenues are reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered. The Company derives a significant portion of its revenue from Medicare which is subject to legislative and regulatory changes in reimbursement rates. The composition of revenue by payor type as of December 31, 2004 is as follows:

Medicare	74%
Private and other	26%

100%

Cost reimbursements and certain other third-party payments are subject to examination by agencies administering the programs. Management continually evaluates the outcome of these reimbursement examinations and provides allowances for estimated losses based upon the most current available information. In the opinion of management, adequate provision has been made for adjustments, if any, which may result from such examinations. To the extent that ultimate settlements vary from management’s estimates, earnings will be charged or credited.

(k)	Goodwill

Goodwill represents the excess of cost over fair value of net assets acquired through acquisitions. Goodwill recorded on acquisitions prior to June 30, 2001 had been amortized on a straight-line basis over a period of 15 years. In accordance with SFAS No. 142 issued in June 2001, goodwill with a carrying value of $177 (gross amount of $190 and accumulated amortization of $13) at year-end 2004, 2003 and 2002 is no longer amortized and is tested at least annually for impairment. The effect on net income of ceasing goodwill amortization in 2002 was $13. Intangible assets that have finite useful lives will continue to be amortized over their useful lives.

(l)	Bond Issue Costs

Bond issue costs associated with the issuance of the floating rate option notes are being amortized over the terms of the related debt, based on the amount of outstanding debt, using the straight-line method.

(m)	Computer Software

The Company recognizes revenue when title to the goods transfers to customers and there are no remaining obligations that will affect the customer’s final acceptance of the sale. The expenses incurred to establish technological feasibility of a computer software product to be sold are research and development costs and are charged to expense when incurred. Total research and development expense was $101 and $201 for the years ending December 31, 2004 and 2003, respectively. No research and development expenses were incurred in 2002.

(n)	Reclassifications

Certain amounts in the 2003 and 2002 financial statements have been reclassified in these financial statements to conform with the 2004 presentation.

(o)	Interim Financial Statements

The consolidated financial statements as of June 30, 2005 and for the six-month periods ended June 30, 2005 and 2004 are unaudited and include all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Company’s financial position as of June 30, 2005 and its results of operations for the six-month periods ended June 30, 2005 and 2004. Operating results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2005. These unaudited consolidated financial statements follow the same accounting policies and method of application as the most recent audited consolidated financial statements.

2.	CONCENTRATIONS OF CREDIT RISK

Bank balances are insured by the Federal Deposit Insurance Corporation (FDIC), up to $100 for each bank with which the Company has accounts. The Company had bank account balances (including outstanding checks) exceeding individual FDIC insurance limits totalling $2,004 and $1,088 at December 31, 2004 and 2003, respectively.

3.	RESTRICTIONS ON DISTRIBUTIONS FROM THE FUND

Under KRS § 154.20-271, no cash contribution, which is the basis for a tax credit under the provisions of KRS §§ 154.20-250 to 154.20-284, may be redeemed by the Company for a period of five (5) years after the date of certification of the cash contribution or else the member must pay to the Kentucky State Treasurer an amount equal to the amount of tax credits previously claimed with respect to the contribution. Furthermore, the member will be required to pay interest on tax credits at the rate of two percent per month, compounded monthly from the date credits were taken by the member.

4.	NOTES RECEIVABLE

Notes receivable consist of the following at June 30, 2005:

Notes receivable (4) from United Rehab, LLC; interest at 6% per annum due quarterly; principal and unpaid interest due July 1, 2006	$5,000
Note receivable from United Rehab, LLC; interest at 8% per annum due quarterly; principal and unpaid interest due December 31, 2006	800

$5,800

5.	PROPERTY AND EQUIPMENT

The balances of the major classes of property and equipment are as follows:

	June 30, 2005	December 31,
		2004	2003
	(Unaudited)
Buildings	$—	$9,154	$9,096
Land	—	1,810	1,810
Equipment	—	2,281	2,241

	—	13,245	13,147
Accumulated depreciation	—	(3,471)	(2,639)

	$—	$9,774	$10,508

6.	RELATED PARTY TRANSACTIONS

The Company’s subsidiaries have entered into agreements for legal, financial and advisory services with EPI Corporation (EPI). All of the Company’s members are stockholders in EPI. The accompanying statements of operations includes expenses of $1,167, $1,113 and $876 related to these services for the years ended December 31, 2004, 2003 and 2002, respectively. At December 31, 2004 and 2003, the Company reported payables to EPI of $528 and $568, respectively.

EPI has guaranteed a $1,750 line-of-credit for Rehab of Northern Kentucky, LLC and received a guaranty fee of $1, $3 and $4 for 2004, 2003 and 2002, respectively.

7.	REVOLVING LINE-OF-CREDIT

Rehab of Northern Kentucky, LLC has a $1,750 revolving line-of-credit, none of which was outstanding at December 31, 2004 and 2003 and $1,584 was outstanding at December 31, 2002. Bank advances on the credit line are payable on demand and carry an interest rate equal to LIBOR plus 2.75% (4.09% at December 31, 2004). The line-of-credit is secured by general business assets including real property and is guaranteed by a related party. The line has a maturity date of November 15, 2005.

Kentucky Venture Fund, LLC had a $1,772 revolving line-of-credit of which $700 was outstanding at December 31, 2002. Bank advances on the credit line were payable on demand and carried an interest rate equal to LIBOR plus 1.50% (2.92% at December 31, 2002). The line-of-credit was secured by cash deposits. This line-of-credit was paid off and the account closed on March 31, 2003.

8.	DERIVATIVE FINANCIAL INSTRUMENTS

The Company maintains two interest rate swap agreements with a financial institution. Under the agreements, the Company agrees to pay fixed rates of 5.56% and 5.16% separately on $3,100 notional amount ($6,200 combined notional amount) in exchange for variable rate payments based on one-month LIBOR. These agreements expire in August 2006. The Company has designated these agreements as hedge instruments to manage the interest rate risk associated with variable rate debt.

9.	BOND ISSUANCE

During 2000, Rehab of Northern Kentucky, LLC issued $9,300 of Floating Rate Option Notes. Commencing on July 1, 2003, these bonds require semi-annual principal payments in the amount of $310. Required principal payments are transferred to an escrow account quarterly and disbursed to bondholders on July 1 and January 1 of each year. Interest on the outstanding principal balance is payable monthly. The variable rate is determined every seven days and was 2.48% at December 31, 2004.

At December 31, 2004, the annual maturities of principal for the next five years ended December 31 are as follows:

Amount
2005	$620
2006	620
2007	620
2008	620
2009 and thereafter	5,735

$8,215

The bonds are subject to redemption and mandatory tender for purchase prior to the scheduled maturity at the option of the issuer, upon the direction of the Company, in whole or in part at any time or in part on any interest payment date, on and after the dates and at the redemption prices set forth in accordance with the terms of the agreement.

Payment of the bonds is collateralized by an irrevocable letter of credit issued by Bank One, Kentucky, NA, on behalf of the Company. The annual fee for the letter of credit is billed monthly and is equal to 1.75% of the outstanding bond balance and 45 days of accrued interest at 12% per annum calculated on the amount outstanding.

The bonds are secured by general business assets, including real property, and are guaranteed by the individual investors of the Kentucky Venture Fund, LLC.

The reimbursement agreement with the Bank contains various financial covenants and other provisions pertaining to, among other things, maintenance of adequate insurance coverage, failure of the Company to make certain payments thereunder when due, and existence of any materially misleading representation of the Company made in certain documents.

10.	FAIR VALUE OF FINANCIAL INSTRUMENTS

At December 31, 2004 and 2003, the carrying amounts and fair values of the Company’s financial instruments are listed below, asset (liability):

	2004		2003
	Carrying Value	Fair Value	Carrying Value	Fair Value
Cash and cash equivalents	$2,851	$2,851	$1,736	$1,736
Long-term debt	(8,215)	(8,215)	(8,835)	(8,835)
Interest rate swap agreements	(185)	(185)	(400)	(400)

The carrying value of long-term debt approximates fair value due to the timing and nature of the payments due. The fair value of the interest rate swap agreements are estimated based on published quotes for similar instruments.

The value represents the estimated amount the Company would pay to terminate the agreement, taking into consideration current interest rates and market conditions.

11.	EMPLOYEE BENEFITS

Rehab of Northern Kentucky, LLC and Rehab of Louisville, LLC, participate in the Gateway Rehabilitation 401(k) Plan, which covers substantially all eligible employees, as defined in the plan. The companies match one-half of the employees’ contributions up to 6% of their salaries. Employer contributions were $89, $104 and $86 in 2004, 2003 and 2002, respectively.

12.	LEASE COMMITMENTS

Rehab of Louisville, LLC has entered into an operating lease commitment with an unrelated party for operating space which expires February 2008.

Approximate future minimum rental payments under the non-cancelable lease as of December 31, 2004 are as follows:

2005	$341
2006	426
2007	443
2008	74

$1,284

Total lease and rental expense was $306, $312 and $341 for 2004, 2003 and 2002, respectively. The above minimum lease payments are subject to adjustment based on actual costs incurred by the Company in completing their work up to a maximum reduction of $35.

13.	SUBSEQUENT EVENT

In June 2005, substantially all of the Company’s long-lived assets were sold and substantially all of its long-term liabilities were liquidated. The Company intends to distribute its remaining assets, primarily cash, to its owners as soon as is practical.

INDEPENDENT AUDITORS’ REPORT

The Board of Trustees

IPC AL Real Estate Investment Trust:

We have audited the accompanying consolidated balance sheets of IPC AL Real Estate Investment Trust and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IPC AL Real Estate Investment Trust and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Baltimore, Maryland
March 13, 2006

IPC AL REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Real estate properties, net	$67,105	$68,499	$71,484
Cash and cash equivalents	1,068	1,337	1,774
Restricted investments	—	—	1,138
Accrued rental income	2,299	2,343	2,349
Deferred financing costs, net	742	829	583
Other assets	893	1,401	224

Total assets	$72,107	$74,409	$77,552

Liabilities and Stockholders’ Equity
Accrued expenses	$166	$203	$291
Debt, including amounts due within one year of $892 in 2006, $875 in 2005 and $5,340 in 2004	58,001	58,484	39,565

Total liabilities	58,167	58,687	39,856

Stockholders’ equity:
Preferred stock, $1,000 par value; authorized - 210 shares; issued and outstanding - 125 shares in 2006, 2005 and 2004	125	125	125
Common stock, $.01 par value; authorized - 2,000 shares; issued and outstanding - 1,903 shares in 2006, 2005 and 2004	1	1	1
Additional paid-in capital	39,622	39,622	39,622
Accumulated deficit	(25,808)	(24,026)	(2,052)

Total stockholders’ equity	13,940	15,722	37,696

Total liabilities and stockholders’ equity	$72,107	$74,409	$77,552

See Notes to Consolidated Financial Statements.

IPC AL REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Revenues:
Rental income	$5,137	$4,757	$9,645	$8,342	$5,924

Expenses:
Interest	1,873	1,305	3,151	1,818	570
Depreciation expense	1,645	1,617	3,244	2,814	1,847
Amortization of deferred financing costs	87	199	310	652	433
Professional fees and other	205	170	303	315	266
Loss on extinguishment of debt	—	—	1,042	—	—

Total expenses	3,810	3,291	8,050	5,599	3,116

Net income	$1,327	$1,466	$1,595	$2,743	$2,808

See Notes to Consolidated Financial Statements.

IPC AL REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Years Ended December 31, 2005, 2004 and 2003 and

Six Months Ended June 30, 2006

	Preferred Stock		Common Stock		Additional paid-in capital	Accumulated deficit	Total
(In thousands, except share data)	Issued shares	Par value	Issued shares	Par value
Balance at December 31, 2002	125	$125	1,420	$1	$28,868	$(378)	$28,616
Issuance of common stock	—	—	11	—	245	—	245
Costs of issuance of capital stock	—	—	—	—	(18)	—	(18)
Distributions to preferred stockholders	—	—	—	—	—	(19)	(19)
Distributions to common stockholders	—	—	—	—	—	(3,100)	(3,100)
Net income	—	—	—	—	—	2,808	2,808

Balance at December 31, 2003	125	125	1,431	1	29,095	(689)	28,532
Issuance of common stock	—	—	472	—	10,527	—	10,527
Distributions to preferred stockholders	—	—	—	—	—	(19)	(19)
Distributions to common stockholders	—	—	—	—	—	(4,087)	(4,087)
Net income	—	—	—	—	—	2,743	2,743

Balance at December 31, 2004	125	125	1,903	1	39,622	(2,052)	37,696
Distributions to preferred stockholders	—	—	—	—	—	(19)	(19)
Distributions to common stockholders	—	—	—	—	—	(23,550)	(23,550)
Net income	—	—	—	—	—	1,595	1,595

Balance at December 31, 2005	125	125	1,903	1	39,622	(24,026)	15,722
Distributions to preferred stockholders (unaudited)	—	—	—	—	—	(9)	(9)
Distributions to common stockholders (unaudited)	—	—	—	—	—	(3,100)	(3,100)
Net income (unaudited)	—	—	—	—	—	1,327	1,327

Balance at June 30, 2006 (unaudited)	125	$125	1,903	$1	$39,622	$(25,808)	$13,940

See Notes to Consolidated Financial Statements.

IPC AL REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$1,327	$1,466	$1,595	$2,743	$2,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,732	1,816	3,554	3,466	2,280
Loss on extinguishment of debt	—	—	1,042	—	—
Changes in operating assets and liabilities:
Accrued expenses	(38)	19	(88)	190	(769)
Accrued rental income	44	125	6	(496)	(1,140)
Other assets	508	(125)	(1,177)	(88)	(136)

Net cash provided by operating activities	3,573	3,301	4,932	5,815	3,043

Cash flows from investing activities:
Acquisition of real estate properties	—	—	—	(32,932)	—
Purchases of property and equipment	(250)	(127)	(259)	(230)	(124)

Net cash used for investing activities	(250)	(127)	(259)	(33,162)	(124)

Cash flows from financing activities:
Proceeds from issuance of debt	—	—	58,700	24,565	—
Refinancing of long-term debt	—	—	(38,480)	—	—
Payments on long-term debt	(483)	(51)	(1,301)	—	—
Distributions to stockholders	(3,109)	(3,009)	(23,569)	(4,106)	(3,119)
Proceeds from issuance of capital stock, net	—	—	—	10,527	227
Release (funding) of debt service reserve and collateral deposits	—	—	1,138	(1,138)	—
Financing costs	—	(275)	(1,598)	(820)	—

Net cash provided by (used for) financing activities	(3,592)	(3,335)	(5,110)	29,028	(2,892)

Increase (decrease) in cash and cash equivalents	(269)	(161)	(437)	1,681	27
Cash and cash equivalents at beginning of year	1,337	1,774	1,774	93	66

Cash and cash equivalents at end of period	$1,068	$1,613	$1,337	$1,774	$93

Supplemental cash flow information:
Interest paid	$1,873	$1,305	$3,327	$1,657	$582

See Notes to Consolidated Financial Statements.

IPC AL REAL ESTATE INVESTMENT TRUST AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of and for the Six Months Ended June 30, 2006 and 2005 is Unaudited)

(Dollars in thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Organization and Basis of Presentation

IPC AL Real Estate Investment Trust (the Company) was organized in 2002 as a Maryland real estate investment trust (REIT). At December 31, 2005, the Company owned the real estate of 17 assisted living facilities and one skilled nursing facility located in Arkansas, Ohio, Pennsylvania, Tennessee and Virginia.

As of December 31, 2005, AL Holdings Trust, RXR (MT) Holdings LLC (RXR-MT) and RXR (HCN) Holdings LLC (RXR-HCN) are the Company’s principal stockholders with 49.64%, 39.03% and 10.75% of the outstanding common shares, respectively (see note 6).

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Significant intercompany balances and transactions have been eliminated in the consolidated financial statements. These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

(b)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid investments with original maturities of three months or less.

(c)	Restricted Investments

Restricted investments consist of collateral deposits and debt service reserve funds held by lenders. Interest earned on these deposits is recorded as income as it accrues.

(d)	Real Estate Properties

Real estate properties are carried at cost, consisting of the purchase price of the acquired properties and related transaction costs. The cost of the acquired properties was allocated among land, buildings and equipment based on their estimated fair values at the date of acquisition. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (see note 2).

In accordance with Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, long-lived assets, such as real estate properties, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds it estimated future cash flows, an impairment charge is recognized for the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale are presented separately in the appropriate asset and liability section of the balance sheet.

(e)	Deferred Financing Costs

Financing costs have been deferred and are being amortized on a straight-line basis (which approximates the effective interest method) over the term of the related debt.

(f)	Revenue Recognition

Rental income from operating leases is recognized on a straight-line basis over the term of the lease agreement. Additional rents based on tenant revenue are recognized when tenant revenue exceeds contractual thresholds.

(g)	Income Taxes

The Company elected to be taxed as a REIT pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. In general, a company that distributes at least 90% of its REIT taxable income to shareholders in any taxable year and complies with certain other requirements is not subject to Federal income taxation to the extent of the income which it distributes. The Company believes that the qualifications for REIT status have been met as of December 31, 2005, 2004 and 2003 and intends to meet such qualifications in the future.

(h)	Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities and disclosures of contingencies at the date of the financial statements and revenues and expenses recognized during the reporting period. Actual results could differ from those estimates.

(i)	Recently Adopted Accounting Standards

In March 2005, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 47, Accounting for Conditional Assets Retirement Obligations, (FIN 47) which requires conditional asset retirement obligations to be recognized if a legal obligation exists to perform asset retirement activities and a reasonable estimate of the fair value of the obligation can be made. FIN 47 also provides guidance as to when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The Company adopted the provisions of FIN 47 on December 31, 2005. No conditional asset retirement obligations were recognized and, accordingly, the adoption of FIN 47 had no effect on the Company’s financial statements.

(j)	Interim Financial Statements

The consolidated financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Company’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited consolidated financial statements follow the same accounting policies and method of application as the most recent audited consolidated financial statements.

2.	REAL ESTATE PROPERTIES

In 2004, the Company acquired the real estate property of five assisted living facilities and one skilled nursing facility for a cost of $32,932, which includes closing costs.

Real estate properties consist of the following:

	Estimated useful lives	June 30, 2006	December 31, 2005	December 31, 2004
		(Unaudited)
Land	—	$5,910	$5,910	$5,910
Buildings	25 years	68,139	68,139	68,139
Building improvements and equipment	5 –15 years	3,385	2,969	2,710

		77,434	77,018	76,759
Less accumulated depreciation		10,329	8,519	5,275

		$67,105	$68,499	$71,484

Depreciation expense was $3,244, $2,814 and $1,847 for the years ended December 31, 2005, 2004 and 2003, respectively.

3.	CONCENTRATION OF BUSINESS AND CREDIT RISK

As of December 31, 2005 long-term care facilities, which include skilled nursing and assisted living facilities, comprised 100% of the Company’s real estate investments. Of the 18 long-term care facilities owned by the Company, 8 are located in Pennsylvania. All 18 facilities are leased to IPC (MT) Holdco, Inc. (Holdco), an affiliate of certain of the Company’s stockholders.

4.	LEASES

In connection with the refinancing transaction described in note 5, during 2005, the Company amended its 18 property leases with subsidiaries of Holdco to extend the expiration dates of the leases to March 31, 2011, subject to renewal options for up to two additional terms of five years each. The leases provide for an aggregate base rent over the next five years as follows: $9,944 in 2006; $10,276 in 2007; $10,379 in 2008; $10,396 in 2009; $10,472 in 2010 and $2,622 in 2011. The straight-line recognition of the rent resulted in accrued rental income of $2,343 and $2,349 at December 31, 2005 and 2004, respectively. The leases also provide for additional rent payments at the end of each lease year at an amount equal to a percentage ranging from 12% to 33% of the gross revenue attributable to the facilities in excess of a specified amount. This additional rental income totaled $259, $190 and $184 for the years ended December 31, 2005, 2004 and 2003, respectively. The leases are triple net leases and, accordingly, all operating expenses, maintenance and repairs, taxes, insurance and other costs are obligations of the lessee. The Company may terminate the lease as of the last day of any month by giving the lessee at least ninety days advance written notice.

5.	DEBT

The Company’s debt consists of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Note payable to GE, interest at 6.39% per annum; principal and interest is due monthly based on a 25-year amortization schedule; principal and unpaid interest due September 6, 2010	$57,999	$58,481	$—
Notes payable to TD, interest at LIBOR plus 2.25% or Prime plus .5%; interest only due monthly; principal and unpaid interest originally due November 30, 2004, extended to January 15, 2006	—	—	15,000
Note payable to Merrill Lynch, interest at LIBOR plus 4.50% per annum; interest only monthly; principal and unpaid interest due March 31, 2007	—	—	19,300
Note payable to Red Capital, interest at LIBOR plus 4.0% subject to a floor of 7.50%; interest only is due monthly; principal and unpaid interest due September 11, 2005	—	—	4,260
Notes payable to stockholders, interest at 2% per annum; interest only due quarterly; principal and unpaid interest due September 12, 2005	—	—	1,000
Other (including capital lease obligations)	2	3	5

	$58,001	$58,484	$39,565

On September 7, 2005, the Company entered into a $58,700 loan agreement with General Electric Capital Corporation (GE) in order to refinance existing notes payable and make a distribution to the common stockholders. The GE loan has a five-year term and bears interest at a fixed rate of 6.39%. Principal and interest in the amount of $392 is payable monthly based on a 25-year amortization schedule. The loan is secured by mortgages on the real and personal property of each of the Company’s 17 assisted living facilities and one skilled nursing facility. The loan agreement contains certain representations, warranties and financial and other covenants customary in such agreements. Pursuant to the terms of the loan agreement, prepayment of the loan is permitted after one year, but only in accordance with the defeasance provisions of the agreement. The Company incurred a loss on extinguishment of debt in the amount of $1,042 in connection with this refinancing.

On December 24, 2003, the Company entered into a $15,000 credit agreement with Toronto Dominion (Texas), Inc. (TD) with a maturity date of November 30, 2004. The loan bore interest at either a variable rate based on LIBOR plus 2.25% or prime plus 0.5% (at the election of the borrower). The Company was granted a temporary extension of the maturity date to January 15, 2005 with interest payable monthly based on the prime rate (5.75%) during the extension period. In January 2005, the maturity date was extended to January 15, 2006 and the variable rate was adjusted to LIBOR plus 2.00%. The loan was secured by a mortgage on the real and personal property of 12 of the Company’s assisted living facilities and a general assignment of leases. The credit agreement contained certain representations, warranties and financial and other covenants customary in such loan agreements. Proceeds from the loan were used to repay loans to the majority shareholders. In September 2005, the Company refinanced this loan as described above.

On March 31, 2004, the Company entered into a $19,300 credit agreement with Merrill Lynch Capital (Merrill Lynch) with a maturity date of March 31, 2007. The Company had the option to extend the maturity date for two additional 12-month terms. The interest rate on this loan was LIBOR plus 4.50% per annum. Interest only was payable monthly. The loan was secured by a mortgage on the real and personal property of four of the Company’s assisted living facilities and one skilled nursing facility and a general assignment of leases. The credit agreement contained certain representations, warranties and financial and other covenants customary in such loan agreements. Proceeds from the loan were used to purchase the real and personal property of four assisted living facilities and one skilled nursing facility. In September 2005, the Company refinanced this loan as described above.

In conjunction with the purchase of the real and personal property of one assisted living facility on July 1, 2004, the Company assumed a $4,260 loan with Red Mortgage Capital, Inc. (Red Capital). The loan had a maturity date of September 11, 2005. The interest rate on this loan was LIBOR plus 4.00% subject to a floor of 7.50%. Interest only was payable monthly. The loan was secured by a mortgage on the real and personal property of the assisted living facility and by a collateral deposit of $1,000 held by Red Mortgage, which is included with restricted investments at December 31, 2004. The credit agreement contained certain representations, warranties and financial and other covenants customary in such loan agreements. In September 2005, the Company refinanced this loan as described above.

On June 30, 2004, the Company entered into two recourse notes in the amount of $500 each with RXR-MT and AL Holdings Trust with a maturity date of September 12, 2005. Interest only, at a rate of 2.00% per year, was payable quarterly on these loans. Principal and unpaid interest was due September 12, 2005. Proceeds from the loan were used to fund the collateral deposit required on the loan with Red Capital. The Company repaid these loans from the proceeds of the collateral deposits released upon the satisfaction of the loan with Red Capital.

At December 31, 2004, the Company was in default on its loan with Merrill Lynch due to a violation of the operators/lessees’ debt service coverage ratio covenant. The Company obtained a waiver of this covenant from Merrill Lynch as of December 31, 2004, and in connection therewith, was required to begin making principal payments on the debt in April 2005.

At December 31, 2005, the Company was in default on its loan with GE due to the failure of the operators/lessees to maintain a project yield of at least 11% and a debt service coverage ratio of at least 1.40 to 1.00. The Company obtained a permanent waiver of the December 31, 2005 violations from the lender. In addition, in August 2006, the Company and GE amended the September 7, 2005 loan agreement as follows: (i) the Company paid an additional principal payment to GE in the amount of $9,500,000, (ii) the debt yield and debt coverage ratios for the measurement periods in 2006 and 2007 were reduced, (iii) an affiliate of RXR-MT and RXR-HCN agreed to provide a full and unconditional guaranty for the loan, and (iv) the Company agreed that, if the debt yield and debt coverage ratios are not in compliance with the provisions of the original loan agreement on January 31, 2007, additional principal payments will be made on the loan to bring it into full compliance. The Company believes it is probable that it will be in compliance with the revised covenants through January 2007.

At December 31, 2005, the aggregate maturities of long-term debt for the next five fiscal years ending December 31, are as follows:

2006	$875
2007	1,006
2008	1,062
2009	1,143
2010	54,398

$58,484

6.	CAPITAL STOCK

Pursuant to a Declaration of Trust, the Company is authorized to issue 3,000 shares of common stock and 210 shares of preferred stock. Of the common stock, 2,000 shares are designated as Class A voting and 20 shares are designated as Class B non-voting. The Board of Trustees, without any action by the stockholders, may amend the Declaration of Trust and increase or decrease the aggregate number of shares or the number of shares of any class or series that the Company has authority to issue.

As to payment of dividends and distributions of assets and/or capital, all Class A common stock is subordinate to the preferred stock and equal to the Class B common stock. Holders of the preferred stock are entitled to a dividend payment of one hundred and fifty dollars per year.

In 2004 the Company issued (i) 235.63 shares of Class A common stock to AL Holdings Trust for cash consideration of $5,256, (ii) 31.81 shares of Class A common stock to RXR-MT for $709 and (iii) 204.49 shares of Class A common stock to RXR-HCN for $4,562 to enable affiliated companies to complete certain transactions to acquire the six properties discussed in note 2.

On June 30, 2003, the Company issued 11 shares of Class B common stock to 11 individuals for total cash consideration of $245.

7.	RELATED-PARTY TRANSACTIONS

Interest expense of $7 in 2005 and $5 in 2004 was incurred on loans with AL Holdings Trust. Interest expense of $7 in 2005 and $5 in 2004 was also incurred on a loan with RXR-MT. Management services were provided to the Company by an affiliate of RXR-MT and RXR-HCN at a cost of $65 in 2005, $59 in 2004 and $43 in 2003.

In connection with the financing transaction with GE described in note 5, the Company funded various escrow accounts required by the lender. In accordance with the terms of the property leases with subsidiaries of Holdco, these costs are the responsibility of the lessees. At December 31, 2005, the Company had a net receivable balance from Holdco in the amount of $664 after deducting amounts payable to Holdco for the release of escrow balances from a previous lender. The receivable from Holdco is included with other assets.

In March 2004, the Company acquired a purchase option from Balanced Care Corporation, an affiliate of RXR-HCN, for $1,450. The purchase option was used to acquire the real estate of four assisted living facilities and one skilled nursing facility. In June 2004, the Company acquired the real estate of the Allison Park facility from affiliates of certain of the Company’s shareholders, for cash of $1,250 and assumption of a mortgage note of $4,260. See note 4 for related party lease transactions and note 5 for related party debt transactions.

8.	TAXES

As discussed in note 1, the Company plans to maintain its status as a REIT and be taxed under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended. Accordingly, no provision has been made for Federal income taxes.

A reconciliation of the Company’s net income to REIT taxable loss for the years ended December 31, 2005, 2004 and 2003 is as follows:

	2005	2004	2003
Net income	$1,595	$2,743	$2,808
Book to tax differences on depreciation	84	(156)	(297)
Accrued rental income included in income	6	(496)	(1,140)
Other differences, net	—	60	50

Taxable income before deduction for net operating loss carryforward and dividends paid	1,685	2,151	1,421
Net operating loss carryforward deduction	(93)	—	(76)
Dividends paid deduction	(1,592)	(3,064)	(2,172)

REIT taxable loss	$—	$(913)	$(827)

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

IPC (MT) Holdco, Inc.:

We have audited the accompanying consolidated balance sheets of IPC (MT) Holdco, Inc. and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IPC (MT) Holdco, Inc. and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations, has a stockholders’ deficit and a working capital deficit that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ KPMG LLP

Baltimore, Maryland

March 13, 2006

IPC (MT) HOLDCO, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,201	$1,508	$1,888
Escrow deposits	648	677	188
Receivables (net of allowances)	856	731	603
Prepaid expenses and other current assets	432	473	405

Total current assets	3,137	3,389	3,084
Restricted investments	393	388	—
Property and equipment, net	921	1,061	1,348
Other assets	294	178	27

Total assets	$4,745	$5,016	$4,459

Liabilities and Stockholders’ Deficit
Current liabilities:
Current portion of long-term debt	$400	$400	$28
Accounts payable and accrued expenses	2,248	3,033	1,927
Accrued claims liability	1,180	1,298	685
Unearned rent revenue	327	296	341

Total current liabilities	4,155	5,027	2,981
Long-term debt, net of current portion	675	675	1,075
Straight-line lease liability	2,299	2,343	2,349
Other liabilities	70	83	134

Total liabilities	7,199	8,128	6,539

Commitments and contingencies
Stockholders’ deficit:
Common stock, $.01 par value; authorized — 10,000 shares; issued and outstanding — 400 shares in 2006, 850 shares in 2005 and 500 shares in 2004	—	—	—
Additional paid-in capital	10,418	7,154	4,103
Accumulated deficit	(12,872)	(10,266)	(6,183)

Total stockholders’ deficit	(2,454)	(3,112)	(2,080)

Total liabilities and stockholders’ deficit	$4,745	$5,016	$4,459

See Notes to Consolidated Financial Statements.

IPC (MT) HOLDCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Revenues:
Resident services	$12,890	$13,074	$25,690	$23,386	$16,282
Patient services	1,725	1,887	3,742	2,522	—
Other revenues	302	517	809	808	343

Total revenues	14,917	15,478	30,241	26,716	16,625

Operating expenses:
Facility operating expenses:
Salaries, wages and benefits	6,919	6,715	13,913	11,460	7,026
Other operating expenses	5,308	5,112	10,400	9,242	5,843
Lease expense	5,129	4,755	9,637	8,358	5,924
Depreciation expense	140	148	288	309	295

Total operating expenses	17,496	16,730	34,238	29,369	19,088

Loss from operations	(2,579)	(1,252)	(3,997)	(2,653)	(2,463)
Other income (expense):
Interest expense	(61)	(153)	(124)	(109)	(108)
Interest and other income	42	13	36	7	4

Loss before income taxes (benefit)	(2,598)	(1,392)	(4,085)	(2,755)	(2,567)
Income taxes (benefit)	8	3	(2)	26	—

Net loss	$(2,606)	$(1,395)	$(4,083)	$(2,781)	$(2,567)

See Notes to Consolidated Financial Statements.

IPC (MT) HOLDCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

Years Ended December 31, 2005, 2004 and 2003 and

Six Months Ended June 30, 2006

	Common Stock		Additional paid-in capital	Accumulated deficit	Total
(In thousands, except share data)	Issued shares	Par value
Balance at December 31, 2002	100	$—	$375	$(835)	$(460)
Issuance of common stock	100	—	1,222	—	1,222
Net loss	—	—	—	(2,567)	(2,567)

Balance at December 31, 2003	200	—	1,597	(3,402)	(1,805)
Issuance of common stock	300	—	2,506	—	2,506
Net loss	—	—	—	(2,781)	(2,781)

Balance at December 31, 2004	500	—	4,103	(6,183)	(2,080)
Issuance of common stock	350	—	3,051	—	3,051
Net loss	—	—	—	(4,083)	(4,083)

Balance at December 31, 2005	850	—	7,154	(10,266)	(3,112)
Issuance of common stock (unaudited)	400	—	3,264	—	3,264
Net loss (unaudited)	—	—	—	(2,606)	(2,606)

Balance at June 30, 2006 (unaudited)	1,250	$—	$10,418	$(12,872)	$(2,454)

See Notes to Consolidated Financial Statements.

IPC (MT) HOLDCO, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(2,606)	$(1,395)	$(4,083)	$(2,781)	$(2,567)
Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation	140	148	288	309	295
Changes in operating assets and liabilities, excluding effects of acquisitions:
Decrease (increase) in receivables, net	(125)	(92)	(128)	141	52
Increase in prepaid expenses and other assets	(46)	(166)	(708)	(236)	(27)
Increase (decrease) in current liabilities	(871)	180	1,674	l,091	124
Increase (decrease) in straight-line lease liability	(44)	(125)	(6)	496	1,140
Decrease in other liabilities	(13)	(27)	(51)	(167)	(26)

Net cash used for operating activities	(3,565)	(1,477)	(3,014)	(1,147)	(1,009)

Cash flows from investing activities:
Purchase of property and equipment	—	—	(1)	—	—
Business acquisitions	—	—	—	(526)	—
Purchase of restricted investments	(5)	(385)	(388)	—	—

Net cash used for investing activities	(5)	(385)	(389)	(526)	—

Cash flows from financing activities:
Proceeds from issuance of debt	—	—	—	450	—
Payments on long-term debt	—	(28)	(28)	(163)	(159)
Proceeds from issuance of common stock	3,263	1,600	3,051	2,506	1,222

Net cash provided by financing activities	3,263	1,572	3,023	2,793	1,063

Increase (decrease) in cash and cash equivalents	(307)	(290)	(380)	1,120	54
Cash and cash equivalents at beginning of year	1,508	1,888	1,888	768	714

Cash and cash equivalents at end of period	$1,201	$1,598	$1,508	$1,888	$768

Supplemental cash flow information:
Interest paid	$60	$60	$131	$104	$123

See Notes to Consolidated Financial Statements.

IPC (MT) HOLDCO, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of and for the Six Months Ended June 30, 2006 and 2005 is Unaudited)

(Dollars in thousands)

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Organization and Basis of Presentation

IPC (MT) Holdco, Inc. (the Company) operates 18 healthcare facilities (17 assisted living and one skilled nursing) which provide long-term care to residents and patients, including preventive care and wellness and Alzheimer’s/dementia care. These facilities are located in Arkansas, Ohio, Pennsylvania, Tennessee and Virginia.

Pursuant to its Certificate of Incorporation, as amended, the Company is authorized to issue 10,000 shares of common stock having a par value of $.01 per share. The Board of Directors, with the approval of the stockholders, may amend the Certificate of Incorporation and increase or decrease the aggregate number of shares or the number of shares of any class or series that the Company has authority to issue.

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. These consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles.

(b)	Cash and Cash Equivalents

Cash equivalents consist of highly liquid instruments with original maturities of three months or less.

(c)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation or, where appropriate, the present value of the related capital lease obligations less accumulated amortization. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (see note 5). Expenditures for maintenance and repairs necessary to maintain property and equipment in efficient operating condition are charged to operations. Costs for additions and betterments are capitalized.

(d)	Revenue Recognition

Resident service revenues are recognized when services are rendered and consist of resident fees and other ancillary services provided to residents of the Company’s assisted living facilities.

Patient service revenues are recorded based on standard charges applicable to all patients, and include charges for room and board, rehabilitation therapies, pharmacy, medical supplies, sub-acute care and other programs provided to patients in skilled nursing facilities. Patient service revenues are adjusted for differences between such standard rates and amounts reimbursable by third-party payors when applicable.

The skilled nursing facility operated by the Company is certified to receive benefits under Medicare and Medicaid. The Medicare reimbursement methodology reflects the provisions contained in the Balanced Budget Act of 1997, which provides for a prospective payment system for skilled nursing services.

(e)	Income Taxes

The Company follows the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.

(f)	Straight-line Lease Liability

The facilities’ leases provide for scheduled annual increases in the base rent payments through the lease term. Therefore, the Company records rent expense on a straight-line basis in accordance with FASB Technical Bulletin 85-3. Accordingly, the Company accrues straight-line lease liabilities, representing the deferred portions of rent expense.

(g)	Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(h)	Interim Financial Statements

The consolidated financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Company’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited consolidated financial statements follow the same accounting policies and method of application as the most recent audited consolidated financial statements.

2.	LIQUIDITY

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company experienced net losses of $4,083, $2,781 and $2,567 for the years ended December 31, 2005, 2004 and 2003, respectively, and had a stockholder’s deficit of $3,112 at December 31, 2005. The Company also had a working capital deficit of $1,638 at December 31, 2005. In response to the Company’s operating losses and stockholder’s deficit, in 2005, 2004 and 2003, the Company issued an additional 350, 300 and 100 shares of common stock for cash consideration of $3,051, $2,506 and $1,222, respectively, to finance its operations. The Company’s ability to continue as a going concern is dependent upon, among other things, its ability to generate sufficient cash from operations and the Company’s ability to obtain additional funding to support its operating shortfall. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

3.	BUSINESS ACQUISITIONS

Acquisitions in 2004 and the manner of payment are summarized as follows:

Month	Transaction description	Leased or owned	Business	Location	Cash paid	Liabilities incurred	Total cost
April and July 2004	Stock of five assisted living and one skilled nursing operating entities	Leased	SNF/ALF	PA and OH	$526	$—	$526

The total cost of the above acquisitions has been allocated to the assets and liabilities of the acquired entities, based on estimated fair values, as follows:

Current assets (less cash acquired)	$658
Property and equipment	515
Other assets	26
Current liabilities	(405)
Long-term debt	(94)
Other long-term liabilities	(174)

$526

The following unaudited summary for the year ended December 31, 2004, prepared on a pro forma basis, combines the results of operations of the acquired businesses with those of the Company as if the acquisitions had been consummated as of January 1, 2004, and after including the impact of certain adjustments such as depreciation on assets acquired, interest on acquisition financing and lease payments on the leased facilities.

Revenues	$30,001
Expenses	32,978

Net loss	$(2,977)

The unaudited pro forma results are not necessarily indicative of what actually might have occurred if the acquisitions and divestitures had been completed as of January 1, 2004. In addition, they are not intended to be a projection of future results of operations.

4.	RECEIVABLES AND CONCENTRATION OF BUSINESS AND CREDIT RISK

For a portion of patient services revenues, the Company receives payment from the federal government under Medicare and from the states in which its facilities and/or services are located under Medicaid. The Company’s accounts receivable balance from Medicare and Medicaid as a percentage of total accounts receivable at December 31, 2005 and 2004 are summarized as follows:

	2005	2004
Medicare	9%	15%
Medicaid	24%	20%

A substantial portion of the Company’s facilities are located in Pennsylvania. In 2005, 2004 and 2003, revenues attributable to the Company’s business in Pennsylvania accounted for approximately 48%, 44% and 27% of total revenues, respectively. The Company will be more susceptible to downturns in local and regional economies and changes in state or local regulation because such conditions and events could affect a relatively high percentage of the total number of facilities currently in operation. As a result of such factors, there can be no assurance that such geographic concentration will not have a material adverse effect on the Company’s business, results of operations or financial condition.

5.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Estimated Useful Life	June 30, 2006	December 31, 2005	December 31, 2004
		(Unaudited)
Leasehold improvements	Term of lease	$255	$255	$255
Fixed and moveable equipment	3 – 10 years	1,804	1,804	1,803

		2,059	2,059	2,058
Less accumulated depreciation		1,138	998	710

		$921	$1,061	$1,348

At December 31, 2004, fixed and moveable equipment included approximately $390 of assets (net of accumulated depreciation) that were capitalized under capital leases. During 2005, these leases were terminated and the leased assets were acquired by the Company. Amortization of the leased assets is included in depreciation expense.

6.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Trade accounts payable	$188	$1,032	$91
Payroll and related expenses	928	883	835
Accrued property taxes	392	570	410
Accrued insurance	102	54	242
Accrued rent	406	249	149
Professional services	147	156	137
Other	85	89	63

	$2,248	$3,033	$1,927

7.	LONG-TERM DEBT

Long-term debt consists of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Notes payable, interest at 10% per annum; interest only is due and payable monthly; principal and unpaid interest is due on the earlier of a liquidity event or the closing of a purchase and sale transaction between the lessor’s owners	$250	$250	$250
Note payable, interest at 12% per annum; interest only due and payable quarterly; principal and unpaid interest due August 28, 2007	375	375	375
Note payable, interest at 12% per annum; interest only due and payable quarterly; principal and unpaid interest due August 28, 2007	300	300	300
Note payable, interest at 10% per annum; interest only due and payable monthly; principal and unpaid interest is due on the earlier of a liquidity event or the closing of a purchase and sale transaction between the lessor’s owners	150	150	150
Other (including capital lease obligations)	—	—	28

	1,075	1,075	1,103
Less current portion	400	400	28

	$675	$675	$1,075

In August 2002, the Company entered into two promissory notes in the amount of $125 each with (i) VXM Investments Limited, an affiliate of LXB Investments Holdings, Ltd. (LXB), the Company’s parent, and (ii) MT Operations Trust. Principal and any accrued and unpaid interest are due upon the earlier of (i) a liquidity event or (ii) the closing of a purchase and sale transaction between the lessor’s owners as contemplated in the notes. A liquidity event represents (a) the sale by the lessor’s owners of their entire interest in the lessor, (b) the lessor’s disposition of its assets, (c) a public offering by the lessor, or (d) a transaction pursuant to which the lessor’s owners receive cash or securities of a public entity. Proceeds from the notes were used for the purchase of the operations of 12 assisted living entities.

In August 2002, the Company entered into a promissory note in the amount of $375 with VXM Investments Limited, an affiliate of LXB. Principal and any accrued and unpaid interest are due on August 28, 2007. Proceeds from the note were used for working capital in conjunction with the purchase of the operations of the 12 assisted living entities referred to above.

In March 2004, the Company entered into a promissory note in the amount of $300 with VXM Investments Limited, an affiliate of LXB. Principal and any accrued and unpaid interest are due on August 28, 2007. Proceeds from the note were used for working capital in conjunction with the purchase of the operations of one skilled nursing and four assisted living entities.

In June 2004, the Company entered into two promissory notes in the amount of $75 each with VXM Investments Limited, an affiliate of LXB, and MT Operations Trust. Principal and any accrued and unpaid interest are due upon the earlier of (i) a liquidity event or (ii) the closing of a purchase and sale transaction between the lessor’s owners as contemplated in the notes. A liquidity event represents (a) the sale by the lessor’s owners of their entire interest in the lessor, (b) the lessor’s disposition of its assets, (c) a public offering by the lessor, or (d) a transaction pursuant to which the lessor’s owners receive cash or securities of a public entity. Proceeds from the notes were used for working capital in conjunction with the purchase of the operations of an assisted living entity.

At December 31, 2005, the aggregate maturities of long-term debt for the next five years ending December 31 are as follows:

2006	$400
2007	675
2008	—
2009	—
2010	—
Thereafter	—

$1,075

8.	INCOME TAXES

The provision (benefit) for income taxes for the years ended December 31, 2005, 2004 and 2003 consists of current state income taxes.

A reconciliation of income tax expense (benefit) computed at the statutory federal tax rate on income to the actual income tax expense for 2005, 2004 and 2003 is as follows:

	2005	2004	2003
Income taxes computed at 34% statutory rate	$(1,389)	$(937)	$(873)
State income taxes, net of federal tax benefit	(200)	(127)	(187)
Other, net	(70)	146	(17)
Valuation allowance adjustment	1,657	944	1,077

Income taxes (benefit)	$(2)	$26	$—

Deferred income taxes reflect temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets (liabilities) consist of the following as of December 31, 2005 and 2004:

	2005	2004
Straight-line rents	$911	$907
Accrued compensation and interest expense	638	299
Net operating loss carryforward	2,532	1,025
Acquired business net operating loss carryforward	2,516	2,516
Goodwill basis difference	1,682	1,911
Allowance for doubtful accounts	222	198
Litigation reserve	210	208
Prepaid expenses	73	63

Gross deferred tax asset	8,784	7,127
Valuation allowance	(8,784)	(7,127)

Net deferred tax asset	$—	$—

At December 31, 2005 and 2004, the Company had net operating loss carry forwards of approximately $12,976 and $9,175, respectively, for federal income tax purposes that will begin to expire in 2022. Included in the net operating loss carryforward at December 31, 2005, is $6,518 of net operating losses that were acquired as part of the business acquisition discussed in note 3. The acquired losses may not be available to the Company before they expire due to the loss limitation rules that apply when a change in ownership of a company occurs.

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company’s net deferred tax assets are fully offset by a valuation allowance of $8,784 and $7,127 in 2005 and 2004, respectively. The Company’s valuation allowance increased by $1,657 during 2005 and $5,708 during 2004. The increase in 2004 included $4,764 relating to deferred tax assets obtained as a result of an acquisition. The Company will continue to assess the valuation allowance and, to the extent it is determined that such allowance is no longer required, the tax benefit of the remaining net deferred tax assets will be recognized in the future.

9.	RETIREMENT PLAN

The Company has a 401(k) savings plan which covers substantially all employees with one year and more than 1,000 hours of service. The plan allows employees to make tax deferred contributions to the plan. The Company makes matching contributions based on the amount of employee contributions in an amount that does not exceed 2% of wages. Matching contributions totaled $32, $31, and $19 in 2005, 2004 and 2003, respectively. Effective July 1, 2004, the Company modified its plan to make employees eligible with six months and more than 500 hours of service.

10.	RELATED PARTY TRANSACTIONS

Interest expense in the amount of $101, $89 and $58 in 2005, 2004 and 2003, respectively, was incurred on loans with affiliates of LXB. Fees of $1,455, $1,257 and $786 in 2005, 2004 and 2003, respectively, for management services were paid to Balanced Care Corporation, an affiliate of LXB.

In 2004, the Company acquired the operations of five assisted living facilities and one skilled nursing facility from Balanced Care Corporation, for a price equal to the net book value of these entities, which totalled $526 (see note 3). Concurrent with the acquisition of the operations of these six facilities, the Company entered into leases for the facilities with IPC AL Real Estate Investment Trust (IPC AL REIT), an affiliate of LXB. See note 3 for a further description of these acquisitions. All 18 of the Company’s facilities are leased from IPC AL REIT (see note 11).

In connection with the debt refinancing by IPC AL REIT described in note 11, IPC AL REIT funded various escrow accounts required by the lender. In accordance with the terms of the Company’s leases with IPC AL REIT, these deposits are required to be reimbursed to the lessor. At December 31, 2005, the Company had a net liability to IPC AL REIT in the amount of $664, after deducting amounts due from IPC AL REIT for the release of escrow balances from a previous lender.

11.	COMMITMENTS AND CONTINGENCIES

(a)	Leases

As of December 31, 2005, the Company leases all of its assisted living and skilled nursing facilities, as well as certain equipment under non-cancelable operating leases that expire at various times through 2009. Rent expense on such operating leases for the years ended December 31, 2005, 2004 and 2003 was $9,637, $8,358 and $5,924, respectively.

Future annual minimum lease payments for the next five years and thereafter under non-cancelable operating leases with initial terms of one year or more are as follows:

2006	$9,959
2007	10,282
2008	10,380
2009	10,396
2010	10,472
Thereafter	2,622

Total minimum lease payments	$54,111

The leases provide for additional rent payments annually at an amount equal to a percentage ranging from 12% to 33% of the gross revenue attributable to the facilities in excess of a specified amount. Such additional rent was $259, $190 and $184 for the years ended December 31, 2005, 2004 and 2003, respectively, of which $249, $149 and $126, respectively, was payable at year-end. The leases are triple net leases and, accordingly, all operating expenses, maintenance and repairs, taxes, insurance and other costs (other than capital expenditures) are obligations of the Company.

On September 7, 2005, IPC AL REIT completed a refinancing transaction in which it replaced all of its existing debt with a new loan provided by General Electric Capital Corporation (GE). In connection with this transaction, the Company’s leases with IPC AL REIT were amended to extend the initial term for all of the leases to March 31, 2011, as required by the terms of the GE loan agreement.

At December 31, 2005, the Company was in default on leases between certain of its subsidiaries (the “Lessees”) and subsidiaries of IPC AL REIT due to a violation of certain financial covenants contained in the above-referenced loan agreement between IPC AL REIT and GE. The loan agreement requires the Lessees to comply with certain financial ratio covenants. In August 2006, IPC REIT obtained a permanent waiver of the December 31, 2005 violations from GE. In addition, GE has agreed to reduce such covenant requirements through January 31, 2007. As a result, the Company’s default on the above-referenced leases has been remedied.

(b)	Litigation and Self-Insured Risks

The Company is a party to various claims, legal actions and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such a kind, or involve such amounts, that their unfavorable disposition would not have a material effect on the financial position, results of operations or the liquidity of the Company.

Through February 28, 2003, the Company was insured for certain general and professional liability (GLPL) claims under an occurrence-based policy. From March 1, 2003 through February 28, 2004, the Company was insured for GLPL claims under a claims made policy. As of March 1, 2004, the Company became self-insured for GLPL claims not covered by the aforementioned policies for the 18 facilities operated by the Company.

Management’s estimate of the liability for professional and general liability claims, including incurred but not reported claims, is principally based on past experience as well as an evaluation of the merits of each claim and an analysis of estimated reserves assigned by the insurers and/or the Company’s risk management consultants. This estimate is influenced by a number of factors, including, but not limited to, the frequency and severity of claims, the effectiveness of the claims management process and the uncertainty regarding the outcome of litigation. The Company’s undiscounted estimated liability for self-insured general and professional liability claims was approximately $548 and $685 at

December 31, 2005 and 2004, respectively. While management believes that such estimates are adequate, the ultimate liability may exceed the amount recorded.

The Company is a defendant in two specific cases alleging negligence in connection with the care of residents, which could be material. Plaintiffs seek damages in the amount of $750 in one case and, in the other case, compensatory damages of $3 million and punitive damages of $5 million. Management intends to vigorously defend these cases and believes that adequate provision has been made in the financial statements for these matters.

INDEPENDENT AUDITORS’ REPORT

To the Members

Elmcroft Investors One, LP:

We have audited the accompanying consolidated balance sheets of Elmcroft Investors One, LP and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, partners’ equity and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Elmcroft Investors One, LP and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The interim financial statements for the periods ending June 30, 2006 and 2005 were included by the Company as unaudited supplemental information. We have not audited, reviewed, complied or performed any agreed-upon procedures on such information, and accordingly express no opinion or any other form of assurance on them.

/S/ MELHISER ENDRES TUCKER
Certified Public Accountants

Louisville, Kentucky February 9, 2006 (except as to Note 10, which is as of November 10, 2006)

ELMCROFT INVESTORS ONE, LP AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,231	$10,205	$584
Receivables (net of allowances)	8	1	76
Prepaid expenses and other current assets	702	575	490

Total current assets	1,941	10,781	1,150
Property and equipment, net	16,588	16,812	17,272
Deferred financing costs, net	389	410	352
Other assets	386	196	136

Total assets	$19,304	$28,199	$18,910

Liabilities and Partners’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$359	$345	$325
Accounts payable and accrued expenses	784	1,019	718
Accrued interest	140	144	24
Deferred revenue	525	457	112
Other current liabilities	102	76	69

Total current liabilities	1,910	2,041	1,248
Long-term debt, net of current portion	25,155	25,339	16,401

Total liabilities	27,065	27,380	17,649
Minority interest	—	—	(1)
Commitments and contingencies
Partners’ equity (deficit)	(7,761)	819	1,262

Total liabilities and partners’ equity (deficit)	$19,304	$28,199	$18,910

See Notes to Consolidated Financial Statements.

ELMCROFT INVESTORS ONE, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Revenues:
Resident services	$7,620	$6,747	$14,009	$13,019	$11,986
Other revenues	126	88	171	205	128

Total revenues	7,746	6,834	14,180	13,224	12,114

Operating expenses:
Facility operating expenses	5,341	4,991	10,650	9,809	9,226
General and administrative expenses	199	200	395	330	312
Management fees	464	410	851	790	727
Depreciation and amortization expense	359	336	772	678	679

Total operating expenses	6,363	5,937	12,668	11,607	10,944

Income from operations	1,383	898	1,512	1,617	1,170
Other income (expense):
Interest expense	(866)	(535)	(1,123)	(1,121)	(1,063)
Interest income	15	7	38	17	19
Other	—	—	(3)	(43)	(1)

Income before guaranteed payments to partners	533	370	424	470	125
Guaranteed payments to partners	(123)	(238)	(476)	(1,291)	(288)

Loss before minority interest	410	132	(52)	(821)	(163)
Minority interest	—	—	(2)	(2)	(1)

Net loss	$410	$132	$(54)	$(823)	$(164)

See Notes to Consolidated Financial Statements.

ELMCROFT INVESTORS ONE, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY (DEFICIT)

	Six Months Ended June 30, 2006	Years Ended December 31,
(In thousands)		2005	2004	2003
	(Unaudited)
Balance at beginning of year	$819	$1,262	$3,154	$3,318
Distributions to partners	(5,817)	(389)	(239)	—
Return of capital to partners	(3,173)	—	(830)	—
Net loss for the period	410	(54)	(823)	(164)

Balance at end of period	$(7,761)	$819	$1,262	$3,154

See Notes to Consolidated Financial Statements.

ELMCROFT INVESTORS ONE, LP AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$410	$132	$(54)	$(823)	$(164)
Adjustments to reconcile net loss to net cash provided by (used for) operating activities:
Depreciation and amortization	359	336	772	678	679
Bad debt recoveries	(18)	(6)	(6)	(12)	(1)
Minority interest	—	—	2	2	1
Changes in operating assets and liabilities:
Decrease (increase) in receivables, net	2	321	81	53	(116)
Increase in prepaid expenses and other current assets	(319)	(321)	(85)	(13)	(148)
Increase (decrease) in accounts payable, accrued interest and other accrued expenses	(212)	54	428	68	60
Deferred revenue	59	27	345	22	(211)

Net cash provided by (used for) operating activities	299	549	1,483	(25)	100

Cash flows from investing activities:
Purchases of property and equipment	(112)	(61)	(189)	(224)	(260)
Payments for deposits and other assets	—	—	(243)	72	(133)

Net cash used for investing activities	(112)	(61)	(432)	(152)	(393)

Cash flows from financing activities:
Proceeds from issuance of debt	—	—	16,568	10,927	—
Payments on long-term debt	(171)	(140)	(7,609)	(9,432)	(306)
Changes in partners’ equity	(8,990)	(74)	(389)	(1,070)	—

Net cash provided by (used for) financing activities	(9,161)	(214)	8,570	425	(306)

Increase (decrease) in cash and cash equivalents	(8,974)	274	9,621	248	(599)
Cash and cash equivalents at beginning of year	10,205	584	584	336	935

Cash and cash equivalents at end of period	$1,231	$858	$10,205	$584	$336

Supplemental cash flow information:
Interest paid	$866	$535	$1,123	$1,121	$1,062

See Notes to Consolidated Financial Statements.

ELMCROFT INVESTORS ONE, LP AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of and for the Six Months Ended June 30, 2006 and 2005 is Unaudited)

(Dollars in thousands)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	General

Elmcroft Investors One, LP and subsidiaries (Elmcroft or the Company) own, operate, and acquire assisted living communities that provide housing to senior citizens, most of whom require assistance with the activities of daily living such as bathing, dressing and grooming. At December 31, 2005, Elmcroft operated seven assisted living communities in six states.

(b)	Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The consolidated financial statements include the accounts of the Company and its subsidiaries. The subsidiaries are limited partnerships which operate the assisted living communities. All significant inter-company balances and transactions have been eliminated in consolidation.

All subsidiary limited partnerships are 99.5% owned by Elmcroft. The minority owner has contributed no capital to those entities, but receives a proportionate share of the profits and losses.

(c)	Revenue Recognition

Rental charges, which are billed in advance, are recognized as revenue as services are provided to residents. Deferred revenue consists of rental charges billed and collected which relate to future periods.

(d)	Use of Estimates

In the preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, management has made estimates and assumptions that affect the following:

•	reported amounts of assets and liabilities at the date of the financial statements;

•	disclosure of contingent assets and liabilities at the date of the financial statements;

•	reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates.

(e)	Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(f)	Advertising

The Company records expense for advertising when the liability is incurred.

(g)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives of the assets (see note 2).

(h)	Inventories

Inventories, which are included in other current assets, consist of food used in the assisted living communities. Inventories are stated at the lower of cost or market. Cost is measured using the First-In/First Out (FIFO) Method.

(i)	Income Taxes

Elmcroft and its subsidiaries are taxed as partnerships for federal and state income tax purposes. Partnerships do not incur liability for income taxes, but instead, individual partners are taxed on a prorated share of the partnership’s income. As a result, the financial statements reflect no liability or expense related to federal or state income taxes.

(j)	Deferred Financing Costs

Costs incurred with obtaining financing for the acquisition of facilities have been deferred and are amortized over the term of the financing.

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Estimated Useful Lives	June 30, 2006	December 31, 2005	December 31, 2004
		(Unaudited)
Building and building improvements	15-40 years	$17,272	$17,239	$17,160
Equipment	3-10 years	573	499	421
Furniture and fixtures	3-10 years	1,428	1,422	1,391
Autos	5 years	54	54	54

		19,327	19,214	19,026
Less accumulated depreciation and amortization		2,739	2,402	1,754

Property and equipment, net		$16,588	$16,812	$17,272

Depreciation and amortization expense for 2005, 2004 and 2003 totaled $772, $678 and $679, respectively.

3.	LONG-TERM DEBT

Long-term debt consists of the following:

Description	Interest Rate	Monthly Payment	Due Date		June 30, 2005	December 31, 2005	December 31, 2004
					(Unaudited)
Installment note payable	7.10%	$120	12/01/10		$16,445	$16,568	$—
Installment note payable	6.625%	$36	12/01/08	(1)	—	—	4,319
Installment note payable	6.175%	$13	09/01/09	(1)	—	—	1,585
Installment note payable	5.50%	$12	02/01/11		—	—	1,619
HUD mortgage note payable	5.64%	$13	06/10/39	(a)	4,085	4,106	4,143
HUD mortgage note payable	5.65%	$13	01/01/39	(b)	4,984	5,010	5,060

					25,514	25,684	16,726
Less current maturities					359	345	325

					$25,155	$25,339	$16,401

(1)	Installments based on 20 year amortization with balloon payment after 7 years.

In 2005, the Company obtained financing in the amount of $16,568. Part of the proceeds of that loan were used to repay three existing installment loans. In addition, the proceeds were used to pay distributions to partners totaling $8,175 in January 2006. The note is payable in installments through December 2010, at which time a balloon payment of $15,100 is due.

The interest paid on the note is at a fixed rate of 7.1%. While the note bears interest at LIBOR plus a factor based on the Company’s leverage, the Company entered into an interest rate swap contract that effectively converts the interest rate on the note to 5.1% plus the leverage factor, which was 2% at the end of 2005. Under the swap contract, the Company pays interest at the fixed rate and receives interest at LIBOR. The notional amount under the swap decreases as principal payments are made on the note so that the notional amount equals the principal outstanding under the note. The swap is designed to hedge the risk of changes in interest payments on the note caused by changes in LIBOR.

The swap was issued at market terms so that it had no fair value at its inception, which was December 1, 2005. As of December 31, 2005, there was no carrying amount for the swap because the changes in forecasted levels of LIBOR did not result in a material liability for the fair value of the future net payments forecasted under the swap. Since the critical terms of the swap and the note are the same, the swap is assumed to be completely effective as a hedge and none of the change in its fair value will be included in pretax income.

In 2004, the company obtained financing for two of its facilities under mortgages insured under Section 232 pursuant to Section 223(f) of the National Housing and Regulations Act. These mortgages are subject to Regulator Agreements with the Department of Housing and Urban Development (HUD). No prepayment is permitted until July 1, 2007 (note a) and March 1, 2009 (note b).

The notes are secured by the assets of the Company’s assisted living facilities. The notes also contain certain covenants with which the Company was in compliance at December 31, 2005.

Aggregate principal payments for the five years subsequent to December 31, 2005 are as follows:

2006	$345
2007	369
2008	394
2009	421
2010	15,574

4.	RELATED PARTY TRANSACTIONS

Management fees are paid to a company related by common ownership. For the years ended December 31, 2005, 2004 and 2003, management fees totaled $851, $790 and $727, respectively.

5.	MINORITY DEFICIENCY

The minority deficiency shown in the accompanying consolidated financial statements represents the minority member’s share (.5%) in the profits and losses of the subsidiaries of the Company.

6.	CONCENTRATION OF CREDIT RISK

The Company maintains cash in excess of the federally insured limit in its bank accounts.

7.	GUARANTEED PAYMENTS

The Company’s Partnership Agreement requires that payments be made to partners equal to 15% annual simple interest on their respective capital contribution accounts. Such payments are to be made only to the extent that the Company has profits as computed for tax purposes. Should there not be sufficient profits available to allow for the full 15% payment, any unpaid amounts accumulate to future periods. During the years ended December 31, 2005, 2004 and 2003, payments totaling $476, $1,291 and $288, respectively, were made to partners. In addition, payments in the amount of $123 were made in 2006 based on profits earned in the fourth quarter of 2005. Additional payments made to partners in January 2006 (see note 3) resulted in the return to the partners of their respective capital contribution account balances. Therefore, no further guaranteed payments are required.

8.	EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) defined contribution retirement plan (the Plan) which covers substantially all of its full time employees meeting minimum age and service requirements. The Plan provides for elective contributions by employees ranging from 1% to 25% of pretax annual compensation. Under the terms of the Plan, the Company may make discretionary contributions subject to certain limitations. For the years ended December 31, 2005, 2004 and 2003, the Company made contributions totalling $31, $32 and $22, respectively.

Effective September 1, 2005, the Company adopted a non-qualified deferred compensation plan for the members of management. The Company, at its discretion, can match the employee’s contribution in an amount determined annually by the Company. The deferred compensation accounts are shown as both assets and liabilities on the Company’s financial statements and are available to creditors in the event of the Company’s liquidation. The balance of the deferred compensation arrangement was $3 as of December 31, 2005.

9.	COMMITMENTS AND CONTINGENCIES

From time to time, the Company is involved in legal actions incurred in the ordinary course of business. While the ultimate outcome of these matters is not determinable, management does not believe that the resolution of these matters will have a material adverse effect on the consolidated financial condition, results of operations or cash flows of the Company.

10.	SUBSEQUENT EVENT

(a)	Interim Financial Statements

The consolidated financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Company’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited consolidated financial statements follow the same accounting policies and method of application as the most recent audited consolidated financial statements.

(b)	Asset Purchase Agreement

Effective April 11, 2006, the Partnership, along with other related entities, entered into an asset purchase agreement with SCRE Investments, Inc. (“SCRE”), whereby SCRE will purchase certain assets and assume certain liabilities of the Partnership and the other related entities. The amount of the purchase price allocated to the Partnership is $45,867 and is subject to adjustment, as defined in the asset purchase agreement. The closing date occurred October 31, 2006 for five of the seven entities owned by the Partnership. The remaining two properties, Elmcroft of Martinez, LP and Elmcroft of Muncie, LP are awaiting regulatory approval from the Department of Housing and Urban Development. The Company estimates the closing for these two properties will occur by December 31, 2006.

INDEPENDENT AUDITORS’ REPORT

To the Members

Elmcroft Assisted Living, LLC:

We have audited the accompanying consolidated balance sheets of Elmcroft Assisted Living, LLC and subsidiaries (the Company) as of December 31, 2005 and 2004, and the related consolidated statements of operations, members’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Elmcroft Assisted Living, LLC and subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

The interim financial statements for the periods ending June 30, 2006 and 2005 were included by the Company as unaudited supplemental information. We have not audited, reviewed, complied or performed any agreed-upon procedures on such information, and accordingly express no opinion or any other form of assurance on them.

/s/ MELHISER ENDRES TUCKER
Certified Public Accountants

Louisville, Kentucky
February 9, 2006 (except as to Note 9, which is as of November 10, 2006)

ELMCROFT ASSISTED LIVING, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$576	$1,974	$41
Receivables (net of allowances)	29	5	29
Prepaid expenses and other current assets	285	232	196

Total current assets	890	2,211	266
Property and equipment, net	5,265	5,302	5,405
Deferred financing costs, net	56	58	74
Other assets	7	26	16

Total assets	$6,218	$7,597	$5,761

Liabilities and Members’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$104	$101	$142
Accounts payable and accrued expenses	543	475	432
Accrued interest	39	41	—
Deferred revenue	340	349	85
Other current liabilities	38	84	42

Total current liabilities	1,064	1,050	701
Long-term debt, net of current portion	6,672	6,724	4,872

Total liabilities	7,736	7,774	5,573
Commitments and contingencies
Members’ equity (deficit)	(1,518)	(177)	188

Total liabilities and members’ equity (deficit)	$6,218	$7,597	$5,761

See Notes to Consolidated Financial Statements.

ELMCROFT ASSISTED LIVING, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Revenues:
Resident services	$4,989	$4,660	$9,569	$8,423	$4,960
Other revenues	81	72	127	112	38

Total revenues	5,070	4,732	9,696	8,535	4,998

Operating expenses:
Facility operating expenses	4,038	3,881	8,043	6,981	4,530
General and administrative expenses	147	153	325	232	168
Management fees	304	284	583	511	300
Depreciation and amortization expense	132	118	325	206	56

Total operating expenses	4,621	4,436	9,276	7,930	5,054

Income (loss) from operations	449	296	420	605	(56)
Other income (expense):
Interest expense	(240)	(148)	(346)	(257)	(70)
Interest income	5	1	5	—	—

Income (loss) before equity in income of unconsolidated affiliate	214	149	79	348	(126)
Equity in income of unconsolidated affiliate	—	—	194	120	—

Net income (loss)	$214	$149	$273	$468	$(126)

See Notes to Consolidated Financial Statements.

ELMCROFT ASSISTED LIVING, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY (DEFICIT)

	Six Months Ended	Years Ended December 31,
(In thousands)	June 30, 2006	2005	2004	2003
	(Unaudited)
Balance at beginning of year	$(177)	$188	$(81)	$171
Distributions to members	(1,554)	(638)	(199)	(126)
Net income (loss) for the period	214	273	468	(126)

Balance at end of period	$(1,517)	$(177)	$188	$(81)

See Notes to Consolidated Financial Statements.

ELMCROFT ASSISTED LIVING, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$214	$149	$273	$468	$(126)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	132	118	325	206	56
Bad debt expense (recoveries)	(9)	(3)	(2)	5	17
Changes in operating assets and liabilities:
Decrease (increase) in receivables, net	(15)	12	11	31	83
Decrease (increase) in prepaid expenses and other current assets	(109)	(195)	(21)	45	(178)
Increase (decrease) in accounts payable, accrued interest and other accrued expenses	91	(53)	126	(49)	296
Deferred revenue	(9)	241	264	9	36

Net cash provided by operating activities	295	269	976	715	184

Cash flows from investing activities:
Purchases of property and equipment	(90)	(47)	(148)	(385)	(168)
Payments for deposits and other assets	(4)	—	(68)	(9)	(4)

Net cash used for investing activities	(94)	(47)	(216)	(394)	(172)

Cash flows from financing activities:
Proceeds from issuance of debt	(50)	250	6,675	—	34
Payments on long-term debt	6	(58)	(4,864)	(106)	(21)
Distributions to members	(1,555)	(225)	(638)	(199)	(126)

Net cash provided by (used for) financing activities	(1,599)	(33)	1,173	(305)	(113)

Increase (decrease) in cash and cash equivalents	(1,398)	189	1,933	16	(101)
Cash and cash equivalents at beginning of year	1,974	41	41	25	126

Cash and cash equivalents at end of period	$576	$230	$1,974	$41	$25

Supplemental cash flow information:
Interest paid	$240	$148	$346	$257	$70

Supplemental disclosure of non-cash information:
Property and equipment and other assets acquired with long-term debt, including related financing costs	$—	$—	$—	$3,000	$1,953

See Notes to Consolidated Financial Statements.

ELMCROFT ASSISTED LIVING, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of and for the Six Months Ended June 30, 2006 and 2005 is Unaudited)

(Dollars in thousands)

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	General

Elmcroft Assisted Living, LLC and subsidiaries (Elmcroft or the Company) own, operate, and acquire assisted living communities that provide housing to senior citizens, most of whom require assistance with the activities of daily living such as bathing, dressing and grooming. At December 31, 2005, Elmcroft operated five assisted living communities in the Southeast.

(b)	Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its 100% owned subsidiaries. Subsidiaries are limited liability companies which operate the assisted living communities. All significant inter-company balances and transactions have been eliminated in consolidation.

In addition, the Company owns a 49.75% interest in Elmcroft Investors One, LP, which is accounted for using the equity method of accounting. The Company has invested no money in Elmcroft Investors One, and under terms of the limited partnership agreement, receives a prorated share of the profits of the partnership. Because the agreement does not guarantee a right to the profits until they are distributed, only profits which have been paid out through distributions to the Company are recognized. Such distributions totaled $194, $120 and $0 in 2005, 2004 and 2003, respectively.

(c)	Revenue Recognition

Rental charges, which are billed in advance, are recognized as revenue as services are provided to residents. Deferred revenue consists of rental charges billed and collected which relate to future periods.

(d)	Use of Estimates

In the preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, management has made estimates and assumptions that affect the following:

•	reported amounts of assets and liabilities at the date of the financial statements;

•	disclosure of contingent assets and liabilities at the date of the financial statements;

•	reported amounts of revenues and expenses during the reporting period.

Actual results could differ from those estimates.

(e)	Cash and Cash Equivalents

For purposes of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

(f)	Advertising

The Company records expense for advertising when the liability is incurred.

(g)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives of the assets (see note 2).

(h)	Inventories

Inventories, which are included in other current assets, consist of food used in the assisted living communities. Inventories are stated at the lower of cost or market. Cost is measured using the First-In/First Out (FIFO) Method.

(i)	Income Taxes

Elmcroft and its subsidiaries are taxed as partnerships for federal and state income tax purposes. Partnerships do not incur liability for income taxes, but instead, individual partners are taxed on a prorated share of the partnership’s income. As a result, the financial statements reflect no liability or expense related to federal or state income taxes.

(j)	Deferred Financing Costs

Costs incurred with obtaining financing for the acquisition of facilities have been deferred and are amortized over the term of the financing.

2.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	Estimated Useful Lives	June 30, 2006	December 31, 2005	December 31, 2004
		(Unaudited)
Building and building improvements	15-40 years	$4,941	$4,921	$4,860
Equipment	3-10 years	323	262	190
Furniture and fixtures	3-10 years	622	614	599
Autos	5 years	21	21	21

		5,907	5,818	5,670
Less accumulated depreciation and amortization		642	516	265

Property and equipment, net		$5,265	$5,302	$5,405

Depreciation and amortization expense for 2005, 2004 and 2003 totaled $325, $206 and $56, respectively.

3.	LONG-TERM DEBT

Long-term debt consists of the following:

Description	Interest Rate	Monthly Payment	Due Date	June 30, 2006	December 31, 2005	December 31, 2004
				(Unaudited)
Note payable(1)	6.00%	$—	01/01/07	$150	$150	$150
Installment note payable(2)	7.10%	$20	12/01/10	2,643	2,662	—
Installment note payable(3)	7.10%	$29	12/01/10	3,983	4,013	—
Installment note payable(2)	7.50%	$14	08/01/10	—	—	1,916
Installment note payable(3)	7.125%	$21	05/01/11	—	—	2,948

				6,776	6,825	5,014
Less current maturities				104	101	142

				$6,672	$6,724	$4,872

(1)	Note payable with payments of interest only for 48 months beginning January, 2005 and secured by land adjacent to the Knoxville facility.

(2)	Note payable secured by the assets of the Montgomery assisted living facility.

(3)	Note payable secured by the assets of the Southern Pines assisted living facility.

In 2005, the Company obtained new financing in the form of the notes due December 1, 2010. The notes include monthly payments of $20 and $29, respectively, until December 1, 2010, at which time a balloon payment of $6,080 is due. Part of the proceeds of those notes was used to repay the two existing installment notes. In addition, the proceeds were used to pay distributions to members totaling $1,527 in January 2006. These notes include financial and operating covenants with which the Company was in compliance at December 31, 2005.

The interest paid on the notes is at a fixed rate of 7.1%. While the notes bear interest at LIBOR plus a factor based on the Company’s leverage, the Company entered into an interest rate swap contract that effectively converts the interest rate on the notes to 5.1% plus the leverage factor, which was 2% at the end of 2005. Under the swap contract, the Company pays interest at the fixed rate and receives interest at LIBOR. The notional amount under the swap decreases as principal payments are made on the notes so that the notional amount equals the principal outstanding under the note. The swap is designed to hedge the risk of changes in interest payments on the notes caused by changes in LIBOR.

The swap was issued at market terms so that it had no fair value at its inception. As of December 31, 2005, there was no carrying amount for the swap because the changes in forecasted levels of LIBOR did not result in a material liability for the fair value of the future net payments forecasted under the swap. Since the critical terms of the swap and the note are the same, the swap is assumed to be completely effective as a hedge, and none of the change in its fair value will be included in pretax income.

Aggregate principal payments for the five years subsequent to December 31, 2005 are as follows:

2006	$101
2007	258
2008	116
2009	124
2010	6,226

4.	OPERATING LEASES

The Company leases the assisted living facilities in Roswell, Georgia, Knoxville, Tennessee and Jackson, Tennessee under a master operating lease with Health Care REIT, Inc. The lease has a term of 15 years.

The lease agreement includes the following provisions:

•	Lease payments are secured by the receivables of the Company.

•	Lease payments are based upon a return on the lessors investment in the leased property. The rate of return is based upon a variable rate, with a floor of 10.50%, and an annual inflation adjustment of .25%.

•	The lease contains certain financial and operating covenants with which the Company was in compliance at December 31, 2005.

•	The lease provides for investment advances which can be made by the lessor upon the request of the Company and upon the occurrence of specified events. Such payments in the amount of $0, $8 and $337 were recognized in the years ended December 31, 2005, 2004 and 2003, respectively. Payments are recorded as a reduction of rental expense. When paid, such advances result in an increase in subsequent rental payments.

Future minimum lease payments, before adjustment for advances, for the five years subsequent to December 31, 2005 are as follows:

2006	$867
2007	886
2008	905
2009	925
2010	945
Thereafter	7,325

5.	RELATED PARTY TRANSACTIONS

Management fees are paid to a company related by common ownership. For the years ended December 31, 2005, 2004 and 2003, management fees totaled $583, $511 and $300, respectively.

6.	EMPLOYEE BENEFIT PLANS

The Company sponsors a 401(k) defined contribution retirement plan (the Plan) which covers substantially all of its full time employees meeting minimum age and service requirements. The Plan provides for elective contributions by employees ranging from 1% to 25% of pretax annual compensation. Under the terms of the Plan, the Company may make discretionary contributions subject to certain limitations. For the years ended December 31, 2005, 2004 and 2003, the Company made contributions totalling $20, $15 and $8, respectively.

Effective September 1, 2005, the Company adopted a non-qualified deferred compensation plan for the members of management. The Company, at its discretion, can match the employee’s contribution in an amount determined annually by the Company. The deferred compensation accounts are shown as both assets and liabilities on the Company’s financial statements and are available to creditors in the event of the Company’s liquidation. The balance of the deferred compensation arrangement was $2 as of December 31, 2005.

7.	COMMITMENTS AND CONTINGENCIES

From time to time, the Company is involved in legal actions incurred in the ordinary course of business. While the ultimate outcome of these matters is not determinable, management does not believe that the resolution of these matters will have a material adverse effect on the consolidated financial condition, results of operations or cash flows of the Company.

8.	CONCENTRATION OF CREDIT RISK

The Company maintains cash in excess of the federally insured limit in its bank accounts.

9.	SUBSEQUENT EVENT

(a)	Interim Financial Statements

The consolidated financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include all normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Company’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited consolidated financial statements follow the same accounting policies and method of application as the most recent audited consolidated financial statements.

(b)	Asset Purchase Agreement

Effective April 11, 2006, the Partnership, along with other related entities, entered into an asset purchase agreement with SCRE Investments, Inc. (“SCRE”), whereby SCRE will purchase certain assets and assume certain liabilities of the Partnership and the other related entities. The amount of the purchase price allocated to the Partnership is $12,789 and is subject to adjustment, as defined in the asset purchase agreement. The closing date occurred on October 31, 2006.

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Villas de Carlsbad, Ltd.:

We have audited the accompanying balance sheets of Villas de Carlsbad, Ltd. (the Partnership) as of December 31, 2005 and 2004, and the related statements of operations, changes in partners’ deficit and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Villas de Carlsbad, Ltd. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP
Certified Public Accountants

La Jolla, California
March 10, 2006, except for Note 9, as to which the date is August 24, 2006

VILLAS DE CARLSBAD, LTD.

BALANCE SHEETS

(In thousands)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$347	$174	$46
Receivables (net of allowances)	609	672	339
Prepaid expenses and other current assets	47	102	167

Total current assets	1,003	948	552
Restricted cash	308	302	293
Property and equipment, net	4,472	4,565	4,901
Deferred financing costs, net of accumulated amortization of $101, $95, and $84 as of June 30, 2006, December 31, 2005 and 2004, respectively	188	194	205

Total assets	$5,971	$6,009	$5,951

Liabilities and Partners’ Deficit
Current liabilities:
Short-term debt, related parties	$—	$—	$435
Current portion of long-term debt	304	295	270
Accounts payable	167	277	182
Accrued compensation	163	198	178
Other accrued liabilities	199	383	305

Total current liabilities	833	1,153	1,370
Long-term debt, net of current portion	9,906	10,062	10,353
Resident deposits	33	52	42

Total liabilities	10,772	11,267	11,765
Commitments and contingencies
Partners’ deficit	(4,801)	(5,258)	(5,814)

Total liabilities and partners’ deficit	$5,971	$6,009	$5,951

See Notes to Financial Statements.

VILLAS DE CARLSBAD, LTD.

STATEMENTS OF OPERATIONS

(In thousands)	Six Months Ended June 30,		Years Ended December 31,
	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Operating revenues	$4,459	$4,120	$8,389	$6,703	$6,765

Operating expenses:
Facility operating expenses	3,005	2,929	6,087	5,300	4,790
Management fees	208	193	394	329	334
Depreciation and amortization expense	212	225	451	441	402

Total operating expenses	3,425	3,347	6,932	6,070	5,526

Income from operations	1,034	773	1,457	633	1,239

Other income (expense):
Interest expense	(435)	(460)	(910)	(932)	(936)
Interest income	8	4	9	4	3

Total other income (expense)	(427)	(456)	(901)	(928)	(933)

Net income (loss)	$607	$317	$556	$(295)	$306

See Notes to Financial Statements.

VILLAS DE CARLSBAD, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years Ended December 31, 2005, 2004 and 2003 and

Six Months Ended June 30, 2006 (Unaudited) and 2005 (Unaudited)

(In thousands)
Balance at December 31, 2002	$(5,525)
Distributions to partners	(300)
Net income	306

Balance at December 31, 2003	(5,519)
Net loss	(295)

Balance at December 31, 2004	(5,814)
Net income	556

Balance at December 31, 2005	(5,258)
Contributions from partners (unaudited)	810
Distributions to partners (unaudited)	(960)
Net income (unaudited)	607

Balance at June 30, 2006 (unaudited)	$(4,801)

Balance at December 31, 2004	$(5,814)
Net income (unaudited)	317

Balance at June 30, 2005 (unaudited)	$(5,497)

See Notes to Financial Statements.

VILLAS DE CARLSBAD, LTD.

STATEMENTS OF CASH FLOWS

(In thousands)	Six Months Ended June 30,		Years Ended December 31,
	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$607	$317	$556	$(295)	$306
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, including loan fee amortization	218	231	462	452	413
Bad debt expense	7	9	50	8	5
Changes in operating assets and liabilities:
Increase in receivables	57	(217)	(384)	(256)	(62)
Decrease (increase) in prepaid expenses and other current assets	54	124	66	3	(66)
Increase (decrease) in accounts payable	(109)	(13)	95	119	(35)
Increase (decrease) in accrued compensation	(35)	(18)	20	33	(10)
Increase (decrease) in other accrued liabilities	(185)	(35)	78	(47)	132
Increase (decrease) in resident deposits	(20)	14	10	(2)	(4)

Net cash provided by operating activities	594	412	953	15	679

Cash flows from investing activities:
Purchases of property and equipment	(118)	(62)	(109)	(177)	(349)

Net cash used for investing activities	(118)	(62)	(109)	(177)	(349)

Cash flows from financing activities:
Increase in restricted cash	(6)	(4)	(9)	(4)	(1)
Borrowings from related parties	—	—	285	435	—
Payments on related party debt	—	(150)	(720)	—	—
Payments on long-term debt	(147)	(134)	(272)	(245)	(210)
Distributions to partners	(960)	—	—	—	(300)
Contributions from partners	810	—	—	—	—

Net cash provided by (used for) financing activities	(303)	(288)	(716)	186	(511)

Increase (decrease) in cash and cash equivalents	173	62	128	24	(181)
Cash and cash equivalents at beginning of year/period	174	46	46	22	203

Cash and cash equivalents at end of year/period	$347	$108	$174	$46	$22

Supplemental cash flow information:
Interest paid	$358	$382	$900	$922	$846

Supplemental disclosure of non-cash information:
Property and equipment acquired with long-term debt	$—	$6	$6	$6	$—

See Notes to Financial Statements.

VILLAS DE CARLSBAD, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of June 30, 2006 and for the Six-Month Periods Ended June 30, 2006 and 2005

is Unaudited, and Certain Information has been Omitted)

(Dollars in thousands)

1.	ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

Villas de Carlsbad, Ltd. (the Partnership) is a California limited partnership, formed on October 22, 1985. The Partnership owns and operates the Villas de Carlsbad facility, a combined skilled nursing, residential retirement, and assisted living center located in Carlsbad, California.

The general and limited partners of the Partnership include individuals who are also the principals of Health Care Group, Inc. (HCG). Pursuant to a management agreement, HCG manages, directs and controls all operations of the Partnership and is compensated for these services through payment of a management fee.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Cash and Cash Equivalents

Cash and cash equivalents includes cash in banks and financial instruments with original maturities of three months or less, the balances of which may, at times, exceed federally-insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.

(c)	Receivables

Receivables consist primarily of amounts due from Medicare, other thirty-party payors, and residents and is recorded at the net realizable value expected to be received from individual residents and other third party payors. Receivables are net of an allowance for doubtful accounts of $32 at December 31, 2005. Management determined that no allowance was necessary at December 31, 2004.

(d)	Concentrations

Accounts receivable due from Medicare at December 31, 2005 and 2004 amounted to $417 and $222, respectively, or approximately 59% and 66% of gross accounts receivable, respectively. Approximately 14% of the Partnership’s revenue originated from Medicare during 2005. There were no concentrations of revenue during 2004 and 2003.

(e)	Property and Equipment

Property and equipment are stated at cost. The Partnership provides for depreciation using the straight-line method over the following estimated useful lives:

Building	30 years
Building improvements	5 to 30 years
Equipment	5 to 7 years
Furniture and fixtures	5 to 7 years
Autos	5 years

Normal maintenance, repairs and minor renewals are charged to operations as incurred, whereas significant replacements or improvements are capitalized and depreciated over the estimated recovery periods of the related assets.

(f)	Impairment of Long-Lived Assets

The Partnership reviews its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flow expected to be generated by the asset, as well as market values. During 2005, 2004, and 2003, the Partnership did not experience any such impairment.

(g)	Deferred Financing Costs

Costs associated with the origination of loans are capitalized and amortized over the term of the related loan (see Note 9).

(h)	Resident Deposits

The Partnership requires residents to remit a deposit upon commencement of their stays at the facility. Amounts are either returned to the residents at the end of their stays, provided there is no outstanding balance due to the Partnership, or are applied to future rental payments, as agreed to with the residents at the start of their stays at the facility. Also included in resident deposits are deposits for call system devices worn by certain residents, which are returned at the end of their stays. Accordingly, these deposits are recorded as long-term liabilities. Beginning in 2005, the Partnership no longer requires resident rental deposits.

(i)	Deferred Revenue

Prior to the commencement of a new month, the Partnership pre-bills residents. Accordingly, amounts collected as a result of the pre-billing are recorded as deferred revenue until such time as services are rendered. Deferred revenue in the amount of $46 and $10 is included in other accrued liabilities at December 31, 2005 and 2004, respectively.

(j)	Revenue Recognition

Operating revenue is derived from monthly rents from skilled nursing, retirement community and assisted living facility residents, as well as from certain ancillary type services. Revenue is recognized when services have been rendered.

(k)	Facility Bonuses

Employees at the facility are eligible for bonuses up to 3% of the total salaries expense of the facility. Employees qualify on a pro-rata basis by quarter if they meet certain performance criteria and if the facility’s actual earnings (calculated on an income-tax basis) before interest, depreciation, and certain other items exceed its budgeted earnings for the year. Included in accrued compensation as of December 31, 2005 and 2004, and included in facility operating expenses for the years then ended, is an accrued bonus for the facility in the amount of $28 and $10, respectively. There was no facility bonus for 2003.

(l)	Advertising Expenses

The Partnership expenses advertising costs as incurred. During 2005, 2004 and 2003, the Partnership recorded advertising expenses of $95, $73 and $75, respectively.

(m)	Income Taxes

The Partnership is treated as a partnership for income tax reporting purposes, rather than as an association taxable as a corporation. Accordingly, no income tax provision has been recorded. Partnership income and expense are allocated to individual partners who are then taxed based on their own tax situations. The tax returns and amounts of distributable income or loss of the Partnership are subject to examination by federal and state taxing authorities. If such examination results in a change in the Partnership’s income tax status, a provision for income taxes may need to be recorded.

(n)	Distributions and Allocations

In accordance with the Partnership agreement, all income and losses are allocated 97% to the limited partners and 3% to the general partner, subject to special allocations, as defined in the agreement. Distributions to partners are based upon the same ratio of income and losses prior to special allocations. Distributions shall be made at the sole discretion of the Partnership’s management.

Included in other accrued liabilities at December 31, 2005 and 2004 is $77 related to declared distributions, but not yet paid to the general partner and certain limited partners. The distributions relate to the third and fourth quarter of 2003.

(o)	Professional and General Insurance

The Partnership participates with HCG and certain other affiliated entities in maintaining insurance coverage for professional, medical and comprehensive general liability. The Partnership’s deductible is $50 per claim under this policy. HCG allocates a proportionate share of such premiums to respective affiliated entities based on each facility’s maximum occupancy. The Partnership’s share of premiums during 2005, 2004 and 2003 was $291, $317 and $250, respectively. Included in these amounts are payments to a related entity totaling $109, $95 and $48 during 2005, 2004 and 2003, respectively, which represent the Partnership’s allocation of premiums to reinsure, through the related entity, the deductible on the general liability insurance. The Partnership has not established a reserve for claims incurred but not reported as management believes that the effect of such claims, if any, would not be material to the financial statements.

Effective July 1, 2004, the Partnership, in conjunction with certain other related entities located in the State of California, joined a consortium of employers for the purpose of self-insuring the group of employers against workers compensation claims. The consortium’s own pooled fund covers claims up to the first $500 per occurrence. After the first $500, the fund is reinsured through an insurance company up to the statutory limit or $2,000 per claim. An officer/partner of HCG and the Partnership and an employee of HCG are both on the board of directors of the consortium.

(p)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(q)	Interim Financial Statements (Unaudited)

The financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Partnership’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited financial statements follow the same accounting policies and method of application as the most recent audited financial statements. However, management has elected to omit certain of the disclosures relating to the financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005.

3.	RELATED PARTY TRANSACTIONS

HCG manages and directs the operations of the Partnership. A management fee related to these services is paid by the Partnership on a monthly basis. Management fees were $394, $329 and $335 during 2005, 2004 and 2003, respectively. Accruals of $30 and $14 are included in other accrued liabilities for the unpaid portions of those fees at December 31, 2005 and 2004, respectively.

In addition, HCG provides construction, maintenance, and other services to the Partnership. During 2005, 2004, and 2003, the Partnership capitalized to property and equipment approximately $40, $115 and $213, respectively, in construction labor and materials provided by HCG and recorded expenses of approximately $298, $308 and $168, respectively, relating to payroll and other general and administrative services performed by HCG.

During 2005, HCG incurred costs for a marketing campaign on behalf of the Partnership and other related entities. The Partnership was allocated $22 relating to the marketing campaign, which is included in accounts payable at December 31, 2005. There were no costs incurred for this marketing campaign during 2004 and 2003.

Additionally, the Partnership paid off a $435 note payable to related parties during 2005. The Partnership borrowed $285 from a related entity in conjunction with the repayment of this note payable to related parties, which also was paid off during 2005.

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Land and land improvements	$1,149	$1,149	$1,140
Buildings and building improvements	8,774	8,660	8,590
Equipment	709	705	670
Furniture and fixtures	267	267	266
Autos	88	88	88

	10,987	10,869	10,754
Less accumulated depreciation and amortization	(6,515)	(6,304)	(5,853)

Property and equipment, net	$4,472	$4,565	$4,901

5.	NOTES PAYABLE (See Note 9)

During 1997, the Partnership refinanced its various outstanding loan agreements with a long-term loan agreement with SouthTrust Bank (now ORIX Real Estate Capital Markets). The loan bears interest at 8.31% and matures in September 2022, at which time the outstanding principal plus accrued interest are due. As part of the loan agreement, the Partnership is required to maintain cash reserves in the amount of approximately $289. The amount reported as restricted cash on the accompanying balance sheet represents the cash restricted under the terms of the loan and interest earned thereon.

The Partnership incurred approximately $289 of transaction costs in connection with obtaining the loan which are being amortized over the loan term. The Partnership amortized $12 of the transaction costs to interest expense during 2005, 2004 and 2003.

The agreement contains various restrictive covenants including, but not limited to, provisions related to the maintenance of debt service coverage after the deduction of management fees, limitation on distributions to partners, and occupancy levels. As of December 31, 2004, the Partnership was not in compliance with the financial covenant related to its maintenance of a specified debt service coverage ratio. On May 5, 2005, the Partnership received written notification from the finance company which waived the covenant violation as of December 31, 2004.

Notes payable consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Note payable, interest at 8.31%, interest and principal payable in monthly installments of $96 through September 2022, secured by the Partnership’s property and equipment	$10,205	$10,350	$10,618
Note payable, interest and principal payable in monthly installments through June 2007, secured by related equipment	2	3	5
Note payable, interest and principal payable in monthly installments through January 2008, secured by related equipment	3	4	—

	10,210	10,357	10,623
Less current portion	(304)	(295)	(270)

	$9,906	$10,062	$10,353

Scheduled maturities of notes payable as of December 31, 2005 are as follows:

2006	$295
2007	322
2008	343
2009	375
2010	408
Thereafter	8,614

$10,357

6.	LEGAL SETTLEMENT

During 2004, the Partnership settled an insurance claim arising in 2001. The claim was covered by the Partnership’s general liability insurance in excess of the policy’s deductible of $50, and is included in facility operating expenses in the accompanying statement of operations. There were no legal settlements during 2005 and 2003.

7.	EMPLOYEE RETIREMENT PLAN

Employees of the facility may participate in a 401(k) retirement savings plan (the Plan) maintained by HCG. Employees who are over 21 years old and have completed twelve months of service are eligible to contribute up to 20% of their compensation, subject to maximum amounts allowed. The Partnership can contribute discretionary amounts to the Plan. The Partnership made no contributions to the Plan during 2005, 2004 and 2003.

8.	COMMITMENTS AND CONTINGENCIES

As required by the terms of its insurance coverage, the Partnership, in conjunction with other related entities, had an available letter of credit with a bank in the amount of $1,000. The letter of credit was secured by $1,000 in cash equivalents of a related entity. The letter of credit was cancelled on July 15, 2005, and there was no amount outstanding as of December 31, 2004.

In January 2006, a former resident filed a lawsuit against the Partnership alleging negligent care during 2005. As the Partnership believes that this lawsuit will eventually be settled for an amount above its general liability insurance deductible of $50, the Partnership recorded an accrual of $50 in regards to this lawsuit, which is included in the 2005 facility operating expenses.

The Partnership is subject to other legal proceedings and claims that arise in the normal course of business. While the outcome of these proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material impact on the Partnership’s financial position or results of operations.

9.	SUBSEQUENT EVENT — ASSET PURCHASE AGREEMENT/DEBT PAYOFF

On August 24, 2006, the Partnership, along with other related entities, completed a sale of its business under an asset purchase agreement with SCRE Investments, Inc. (SCRE), whereby SCRE purchased certain assets and assumed certain liabilities of the Partnership and the other related entities. The amount of the purchase price allocated to the Partnership was $23,226, as defined in the asset purchase agreement. In connection with the sale of its business, the note payable in the amount of $10,350 as of December 31, 2005 was paid in full, along with accrued interest. The payoff amount was $10,157 plus accrued interest of $73. The related deferred financing costs in the amount of $188 as of June 30, 2006 were written off in full. Concurrently, the Partnership distributed $10,989 to its partners, with a holdback in the amount of $1,000, $595 of which is being held by the Partnership and $405 of which is being held in escrow as required by the asset purchase agreement. These amounts are expected to be distributed by March 31, 2007.

INDEPENDENT AUDITORS’ REPORT

To the Partners of

La Mesa Alzheimer’s Care, L.P.:

We have audited the accompanying consolidated balance sheets of La Mesa Alzheimer’s Care, L.P. (the Partnership) as of December 31, 2005 and 2004, and the related consolidated statements of operations, changes in partners’ deficit and cash flows for each of the years in the three-year period ended December 31, 2005. These consolidated financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of La Mesa Alzheimer’s Care L.P. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/ LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP
Certified Public Accountants
La Jolla, California
March 10, 2006, except for Note 8, as to which the date is August 24, 2006

LA MESA ALZHEIMER’S CARE, L.P. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(In thousands)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$239	$324	$194
Receivables (net of allowances)	13	10	19
Prepaid expenses and other current assets	11	21	46

Total current assets	263	355	259
Restricted cash	59	59	59
Property and equipment, net	1,755	1,792	1,870
Deferred financing costs, net of accumulated amortization of $27, $26, and $22, as of June 30, 2006, December 31, 2005 and 2004, respectively	59	61	64
Other assets	1	1	1

Total assets	$2,137	$2,268	$2,253

Liabilities and Partners’ Deficit
Current liabilities:
Current portion of long-term debt	$65	$63	$58
Accounts payable	18	35	31
Accrued compensation	48	59	88
Other accrued liabilities	49	132	107

Total current liabilities	180	289	284
Long-term debt, net of current portion	2,170	2,203	2,266
Resident deposits	8	10	19

Total liabilities	2,358	2,502	2,569
Minority interest	528	527	532
Commitments and contingencies
Partners’ deficit	(749)	(761)	(848)

Total liabilities, minority interest and partners’ deficit	$2,137	$2,268	$2,253

See Notes to Consolidated Financial Statements.

LA MESA ALZHEIMER’S CARE, L.P. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Operating revenues	$1,252	$1,170	$2,349	$2,242	$2,079

Operating expenses:
Facility operating expenses	754	762	1,640	1,611	1,381
Management fees	75	70	141	134	125
Depreciation and amortization expense	46	44	88	100	96

Total operating expenses	875	876	1,869	1,845	1,602

Income from operations	377	294	480	397	477

Other income (expense):
Interest expense	(87)	(89)	(179)	(184)	(187)
Interest income	5	—	1	—	—

Total other income (expense)	(82)	(89)	(178)	(184)	(187)

Income before minority interest	295	205	302	213	290
Minority interest in net income of LLC	(33)	(34)	(55)	(52)	(62)

Net income	$262	$171	$247	$161	$228

See Notes to Consolidated Financial Statements.

LA MESA ALZHEIMER’S CARE, L.P. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years Ended December 31, 2005, 2004 and 2003 and

Six Months Ended June 30, 2006 (Unaudited) and 2005 (Unaudited)

(In thousands)
Balance at December 31, 2002	$(899)
Distributions to partners	(157)
Net income	228

Balance at December 31, 2003	(828)
Distributions to partners	(181)
Net income	161

Balance at December 31, 2004	(848)
Distributions to partners	(160)
Net income	247

Balance at December 31, 2005	(761)
Contributions from partners (unaudited)	295
Distributions to partners (unaudited)	(545)
Net income (unaudited)	262

Balance at June 30, 2006 (unaudited)	$(749)

Balance at December 31, 2004	$(848)
Distributions to partners (unaudited)	(80)
Net income (unaudited)	171

Balance at June 30, 2005 (unaudited)	$(757)

See Notes to Consolidated Financial Statements.

LA MESA ALZHEIMER’S CARE, L.P. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$262	$171	$247	$161	$228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including loan fee amortization	48	46	91	103	99
Bad debt expense (recoveries)	—	—	11	19	(1)
Minority interest in net income of LLC	33	34	55	52	62
Changes in operating assets and liabilities:
Increase in receivables	(3)	(25)	(2)	(25)	(2)
Decrease (increase) in prepaid expenses and other current assets	10	—	25	3	(20)
Increase (decrease) in accounts payable	(17)	6	3	11	(17)
Increase in related party payables	—	40	—	—	—
Increase (decrease) in accrued compensation	(11)	(40)	(29)	44	(33)
Increase (decrease) in other accrued liabilities	(84)	(60)	26	34	30
Decrease in resident deposits	(2)	(3)	(9)	(3)	(4)

Net cash provided by operating activities	236	169	418	399	342

Cash flows from investing activities:
Purchases of property and equipment	(8)	(7)	(10)	(47)	(23)

Net cash used for investing activities	(8)	(7)	(10)	(47)	(23)

Cash flows from financing activities:
Payments on long-term debt	(31)	(29)	(58)	(53)	(46)
Contributions from partners	295	—	—	—	—
Distributions to minority interests	(32)	(30)	(60)	(48)	(62)
Distributions to partners	(545)	(80)	(160)	(181)	(157)

Net cash used for financing activities	(313)	(139)	(278)	(282)	(265)

Increase (decrease) in cash and cash equivalents	(85)	23	130	70	54
Cash and cash equivalents at beginning of year/period	324	194	194	124	70

Cash and cash equivalents at end of year/period	$239	$217	$324	$194	$124

Supplemental cash flow information:
Interest paid	$86	$88	$176	$181	$168

See Notes to Consolidated Financial Statements.

LA MESA ALZHEIMER’S CARE, L.P. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of June 30, 2006 and for the Six-Month Periods Ended

June 30, 2006 and 2005 is Unaudited, and Certain Information has been Omitted)

(Dollars in thousands)

1.	ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

La Mesa Alzheimer’s Care, L.P. dba ActivCare at La Mesa (the Partnership) is a California limited partnership, formed on February 12, 1997, with ActivCare, Inc., a California corporation as the general partner and certain individuals as limited partners. The limited partners contributed capital of $1 for an ownership interest of 99 percent, while the general partner did not make an initial contribution and received a one percent ownership interest. The Partnership operates ActivCare at La Mesa, an Alzheimer’s care facility (the Facility) located in La Mesa, California.

The consolidated financial statements include the accounts of the Partnership and its variable interest entity, Leasehold Properties of La Mesa, LLC (the LLC). All inter-entity accounts have been eliminated in consolidation.

Based on the requirements of FASB Interpretation Number (FIN) 46(R), the Partnership is the primary beneficiary of the LLC. The LLC owns and leases to the Partnership the land on which the Partnership’s facility is located and several of the members of the LLC are also partners of the Partnership. However, the Partnership has no direct ownership in the LLC. Therefore, the assets, liabilities, and results of the activities of the LLC have been consolidated with the Partnership as required by FIN 46(R) with the members’ equity of the LLC shown as minority interest.

The members of the Partnership and LLC include individuals who are also the principals and employees of Health Care Group, Inc. (HCG). Pursuant to a management agreement, HCG manages, directs and controls all operations of the Partnership and is compensated for these services through payment of a management fee.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash and financial instruments with original maturities of three months or less, the balances of which may, at times, exceed federally-insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.

(c)	Receivables

Receivables consist primarily of amounts due from residents and are recorded at the net realizable value expected to be received from residents and private insurance carriers. Receivables are net of an allowance for doubtful accounts of $15 as of both December 31, 2005 and 2004.

(d)	Property and Equipment

Property and equipment are stated at cost. The Partnership provides for depreciation using the straight-line method over the following estimated useful lives:

Building	30 years
Building improvements	5 to 30 years
Furniture and fixtures	5 to 7 years
Equipment	5 to 7 years
Autos	5 years

Normal maintenance and repairs are charged to operations as incurred, whereas significant replacements or improvements are capitalized and depreciated over the estimated recovery periods of the related assets.

(e)	Impairment of Long-Lived Assets

The Partnership reviews its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flow expected to be generated by the asset, as well as market values. During 2005, 2004 and 2003, the Partnership did not experience any such impairment.

(f)	Deferred Financing Costs

Costs associated with the origination of loans are capitalized and amortized over the term of the related loan (see Note 8).

(g)	Resident Deposits

The Partnership requires residents to remit a reservation deposit upon commencement of their stays at the facility. Amounts are either returned to the residents at the end of their stays, provided there is no outstanding balance due to the Partnership, or are applied to future rental payments, as agreed to with the residents at the start of their stays at the facility. Accordingly, these deposits are recorded as long-term liabilities. Beginning in 2005, the Partnership no longer requires resident deposits.

(h)	Deferred Revenue

Prior to the commencement of a new month, the Partnership pre-bills residents. Accordingly, amounts collected as a result of the pre-billing are recorded as deferred revenue until such time as services are rendered. Deferred revenue of $16 and $11 is included in other accrued liabilities at December 31, 2005 and 2004, respectively.

(i)	Revenue Recognition

Operating revenue is derived from monthly rents paid by the Alzheimer residents as well as from certain other ancillary type services. All revenue is recognized when services have been rendered.

(j)	Facility Bonuses

Employees at the facility are eligible for bonuses up to 3% of the total salaries expense of the facility. Employees qualify on a pro-rated basis by quarter if they meet certain performance criteria and if the facility’s actual earnings (calculated on an income tax basis) before interest, depreciation, and certain other items exceed its budgeted earnings for the year. Facility bonuses, which are included in facility operating expenses, totaled $36 and $7 in 2004 and 2003, respectively. Accrued facility bonuses at December 31, 2004 are included in accrued compensation. There was no facility bonus for 2005.

(k)	Advertising Expenses

The Partnership expenses advertising costs as incurred. During 2005, 2004 and 2003, the Partnership recorded advertising expenses of $54, $34 and $46, respectively.

(l)	Income Taxes

The Partnership and the LLC are treated as partnerships for income tax reporting purposes, rather than as associations taxable as corporations. Accordingly, no income tax provision has been recorded. Partnership and LLC income and expense are allocated to individual members/partners who are then taxed based on their own tax situations. The tax returns and amounts of distributable income or loss of the Partnership and LLC are subject to examination by federal and state taxing authorities. If such examination results in a change in the Partnership’s or LLC’s income tax status, a provision for income taxes may need to be recorded.

(m)	Distributions and Allocations

Upon formation of the Partnership, the interests of the members were reflected as described in Note 1. In accordance with the partnership agreement, all income and losses are allocated based upon ownership percentage in the Partnership, subject to special allocations as defined in the Partnership agreement. Distributions to partners are based upon the same ratio that income and losses are allocated prior to special allocations. Distributions are made at the sole discretion of the Partnership’s management.

(n)	Professional and General Insurance

The Partnership participates with HCG and certain other affiliated entities in maintaining insurance coverage for professional, medical and comprehensive general liability. The Partnership’s deductible is $50 per claim under this policy. HCG allocates a proportionate share of the total premiums to each entity based on each facility’s maximum occupancy. The Partnership’s share of the premiums during 2005, 2004 and 2003 was $78, $83, and $68, respectively. Included in these amounts are payments to a related entity totaling $31, $26, and $13 during 2005, 2004 and 2003, respectively, which represent the Partnership’s allocation of premiums to reinsure, through the related entity, the deductible on the general liability insurance. The Partnership has not established a reserve for claims incurred but not reported as management believes that the effect of such claims, if any, would not be material to the financial statements.

Effective July 1, 2004, the Partnership, in conjunction with certain other related entities located in the State of California, joined a consortium of employers for the purpose of self-insuring the group of employers against workers compensation claims. The consortium’s own pooled fund covers claims up to the first $500 per occurrence. After the first $500, the fund is reinsured through an insurance company up to the statutory limit or $2,000 per claim. An officer/partner of HCG and the Partnership and an employee of HCG are both on the board of directors of the consortium.

(o)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(p)	Interim Financial Statements (Unaudited)

The consolidated financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Partnership’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited consolidated financial statements follow the same accounting policies and method of application as the most recent audited consolidated financial statements. However, management has elected to omit certain of the disclosures relating to the consolidated financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005.

3.	RELATED PARTY TRANSACTIONS

As discussed previously, the Partnership receives management services from HCG. A management fee related to these services is paid by the Partnership on a monthly basis. Management fees during 2005, 2004 and 2003 were $141, $135 and $125, respectively. Accruals of $10 and $3 are included in accounts payable and accrued expenses for the unpaid portion of these fees at December 31, 2005 and 2004, respectively.

In addition, HCG provides construction, maintenance, and other services to the Partnership. During 2005, 2004 and 2003, the Partnership capitalized to property and equipment approximately $2, $1 and $9, respectively, in construction labor and other capitalizable costs provided by HCG and recorded payroll and other general and administrative expenses of approximately $69, $97 and $116, respectively, relating to other services performed by HCG.

The Partnership leases land from its variable interest entity, the LLC, under a noncancelable operating lease that expires in April 2047. The lease requires annual payments of the greater of $53 or 10% of the Partnership’s earnings before interest, taxes, depreciation, and amortization. Land lease fees during 2005, 2004 and 2003 were $65, $58 and $56, respectively, and have been eliminated in consolidation. The building located on the leased land is owned by the Partnership.

During 2005, HCG incurred costs for a marketing campaign on behalf of the Partnership and other related entities. The Partnership was allocated $9 relating to the marketing campaign, which is included in accounts payable and accrued expenses at December 31, 2005. There were no costs incurred for this marketing campaign during 2004 and 2003.

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Land	$525	$525	$525
Buildings and building improvements	1,815	1,809	1,804
Equipment	129	126	123
Furniture and fixtures	79	79	77
Autos	27	27	27

	2,575	2,566	2,556
Less accumulated depreciation and amortization	(820)	(774)	(686)

Property and equipment, net	$1,755	$1,792	$1,870

5.	NOTE PAYABLE (See Note 8)

During 1998, the Partnership entered into a long-term debt agreement. The agreement contains various restrictive covenants including, but not limited to, provisions related to the maintenance of debt service coverage after the deduction of management fees, limitation on distributions to partners, and occupancy levels.

As part of the loan agreement, the Partnership is required to maintain a cash reserve, which is currently held by the bank. The reserve balance of $59 is reported as restricted cash.

The Partnership incurred certain transaction costs totaling $87 in connection with obtaining the above loan. These costs are amortized over the term of the note. The Partnership amortized approximately $4 of the transaction costs to interest expense during each of the years ended December 31, 2005, 2004 and 2003, respectively.

The Partnership’s note payable is as follows:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Note payable, interest at 7.56%, interest and principal payable in monthly installments through September 2023, secured by a deed of trust in the building	$2,235	$2,266	$2,324
Less current portion	(65)	(63)	(58)

	$2,170	$2,203	$2,266

Scheduled maturities of the note payable as of December 31, 2005 are as follows:

2006	$63
2007	67
2008	72
2009	79
2010	85
Thereafter	1,900

$2,266

6.	EMPLOYEE RETIREMENT PLAN

Employees of the facility may participate in a 401(k) retirement savings plan (the Plan) maintained by HCG. Employees who are over 21 years old and have completed twelve months of service are eligible to contribute up to 20% of their compensation, subject to maximum amounts allowed. The Partnership can contribute discretionary amounts to the Plan. The Partnership made no contributions to the Plan during 2005, 2004 and 2003.

7.	COMMITMENTS AND CONTINGENCIES

As required by the terms of its insurance coverage, the Partnership, in conjunction with other related entities, had an available letter of credit with a bank in the amount of $1,000. The letter of credit was secured by $1,000 in cash equivalents of a related entity. The letter of credit was cancelled on July 15, 2005, and there was no amount due as of December 31, 2004.

A resident of the facility filed a claim against the Partnership due to an incident which occurred on September 7, 2005. The resident claimed that another resident assaulted her which resulted in multiple fractures. Both parties are negotiating to settle out of court. The Partnership believes that this claim will be eventually settled for an amount in excess of the deductible of $50 under the general insurance coverage. The Partnership recorded an accrual of $50 in regard to this claim, which is included in the 2005 facility operating expenses.

The Partnership is subject to other legal proceedings and claims that arise in the normal course of business. While the outcome of these proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material impact on the Partnership’s financial position or results of operations.

8.	SUBSEQUENT EVENT — ASSET PURCHASE AGREEMENT/DEBT PAYOFF

On August 24, 2006, the Partnership, along with other related entities, completed a sale of its business under an asset purchase agreement with SCRE Investments, Inc. (SCRE), whereby SCRE purchased certain assets and assumed certain liabilities of the Partnership and the other related entities. The amount of the purchase price allocated to the Partnership was $6,947, as defined in the asset purchased agreement. In connection with the sale of its business, the note payable in the amount of $2,266 as of December 31, 2005 was paid in full, along with accrued interest. The payoff amount was $2,224 plus accrued interest of $11. The related deferred financing costs in the amount of $59 as of June 30, 2006 were written off in full. Concurrently, the Partnership distributed $2,568 to its partners, with a holdback in the amount of $1,000, $852 of which is being held by the Partnership and $148 of which is being held in escrow as required by the asset purchase agreement. These amounts are expected to be distributed by March 31, 2007.

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Point Loma Alzheimer’s Care, L.P.:

We have audited the accompanying balance sheets of Point Loma Alzheimer’s Care, L.P. d.b.a. ActivCare at Point Loma (the Partnership) as of December 31, 2005 and 2004, and the related statements of operations, changes in partners’ deficit and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Point Loma Alzheimer’s Care, L.P. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/S/ LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP Certified Public Accountants
La Jolla, California
March 10, 2006, except for Note 8, as to which the date is August 24, 2006

POINT LOMA ALZHEIMER’S CARE, L.P.

BALANCE SHEETS

(In thousands)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$318	$408	$272
Receivables (net of allowances)	4	4	10
Prepaid expenses and other current assets	17	29	53

Total current assets	339	441	335
Property and equipment, net	1,681	1,741	1,827
Lease acquisition costs, net of accumulated amortization of $5, $4, and $3 as of June 30, 2006, December 31, 2005 and 2004, respectively	22	23	24
Deferred financing costs, net of accumulated amortization of $25, $22, and $17 as of June 30, 2006, December 31, 2005 and 2004, respectively	28	31	36

Total assets	$2,070	$2,236	$2,222

Liabilities and Partners’ Deficit
Current liabilities:
Current portion of long-term debt	$97	$94	$87
Accounts payable	11	27	29
Accrued compensation	51	87	92
Other accrued liabilities	55	61	70

Total current liabilities	214	269	278
Long-term debt, net of current portion	2,535	2,585	2,678
Deferred rent	273	259	230
Resident deposits	8	12	29

Total liabilities	3,030	3,125	3,215

Commitments and contingencies

Partners’ deficit	(960)	(889)	(993)

Total liabilities and partners’ deficit	$2,070	$2,236	$2,222

See Notes to Financial Statements.

POINT LOMA ALZHEIMER’S CARE, L.P.

STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Operating revenues	$1,215	$1,201	$2,420	$2,369	$2,261

Operating expenses:
Facility operating expenses	810	830	1,692	1,715	1,626
Management fees	74	72	146	142	136
Depreciation and amortization expense	60	59	118	114	110

Total operating expenses	944	961	1,956	1,971	1,872

Income from operations	271	240	464	398	389

Other income (expense):
Interest expense	(98)	(101)	(202)	(209)	(214)
Interest income	6	—	2	—	—

Total other income (expense)	(92)	(101)	(200)	(209)	(214)

Net income	$179	$139	$264	$189	$175

See Notes to Financial Statements.

POINT LOMA ALZHEIMER’S CARE, L.P.

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years Ended December 31, 2005, 2004 and 2003 and

Six Months Ended June 30, 2006 (Unaudited) and 2005 (Unaudited)

(In thousands)
Balance at December 31, 2002	$(1,037)
Distributions to partners	(160)
Net income	175

Balance at December 31, 2003	(1,022)
Distributions to partners	(160)
Net income	189

Balance at December 31, 2004	(993)
Distributions to partners	(160)
Net income	264

Balance at December 31, 2005	(889)
Contributions from partners (unaudited)	260
Distributions to partners (unaudited)	(510)
Net income (unaudited)	179

Balance at June 30, 2006 (unaudited)	$(960)

Balance at December 31, 2004	$(993)
Distributions to partners (unaudited)	(80)
Net income (unaudited)	139

Balance at June 30, 2005 (unaudited)	$(934)

See Notes to Financial Statements.

POINT LOMA ALZHEIMER’S CARE, L.P.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$179	$139	$264	$189	$175
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including loan fee amortization	65	61	123	119	116
Bad debt expense (recoveries)	1	10	10	36	(2)
Changes in operating assets and liabilities:
Decrease (increase) in receivables	(1)	(3)	(4)	(36)	12
Decrease (increase) in prepaid expenses and other current assets	12	34	25	(13)	(3)
Increase (decrease) in accounts payable	(15)	(5)	(3)	3	(4)
Increase in related party payables	—	34	—	—	—
Increase (decrease) in accrued compensation	(37)	(35)	(4)	4	8
Increase (decrease) in other accrued liabilities	(6)	(26)	(9)	(5)	8
Increase (decrease) in resident deposits	(4)	(8)	(17)	(9)	5
Increase in deferred rent	13	15	30	33	37

Net cash provided by operating activities	207	216	415	321	352

Cash flows from investing activities:
Redemption of certificate of deposit	—	—	—	—	578
Purchases of property and equipment	—	(29)	(32)	(18)	(16)

Net cash provided by (used for) investing activities	—	(29)	(32)	(18)	562

Cash flows from financing activities:
Payments on long-term debt	(47)	(43)	(87)	(80)	(75)
Repayment of related party payables	—	—	—	—	(578)
Contribution by partners	260	—	—	—	—
Distribution to partners	(510)	(80)	(160)	(160)	(160)

Net cash used for financing activities	(297)	(123)	(247)	(240)	(813)

Increase (decrease) in cash and cash equivalents	(90)	64	136	63	101

Cash and cash equivalents at beginning of year/period	408	272	272	209	108

Cash and cash equivalents at end of year/period	$318	$336	$408	$272	$209

Supplemental cash flow information:
Interest paid	$96	$99	$198	$204	$209

See Notes to Financial Statements.

POINT LOMA ALZHEIMER’S CARE, L.P.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of June 30, 2006 and for the Six-Month Periods Ended June 30, 2006 and 2005

is Unaudited, and Certain Information has been Omitted)

(Dollars in thousands)

1.	ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

Point Loma Alzheimer’s Care, L.P. dba ActivCare at Point Loma (the Partnership) is a California Limited Partnership formed on June 1, 2002, with ActivCare, Inc., a California Corporation, as the general partner and certain individuals as limited partners. Prior to June 1, 2002, the Partnership was organized as a limited liability company, ActivCare at Point Loma, LLC (the LLC), which was originally formed on May 19, 1999. As of June 1, 2002, the LLC merged into the Partnership with the members allocating their combined ownership deficit of $755 into the Partnership as limited partners. Certain limited partners transferred $5 of their ownership interests to the general partner, which received a 0.99% ownership interest. The Partnership operates ActivCare at Point Loma, an Alzheimer’s care facility in San Diego, California.

The members of the Partnership include individuals who are also the principals and employees of Health Care Group, Inc. (HCG). Pursuant to a management agreement, HCG manages, directs and controls all operations of the Partnership and is compensated for these services through payment of a management fee.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less to be cash equivalents, the balances of which may, at times, exceed federally-insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.

(c)	Receivables

Receivables consist primarily of amounts due from residents and are recorded at the net realizable value expected to be received from individual residents and private insurance carriers. Receivables are net of an allowance for doubtful accounts of $29 at December 31, 2004. Management determined no allowance was necessary at December 31, 2005.

(d)	Property and Equipment

Property and equipment are stated at cost. The Partnership provides for depreciation using the straight-line method over the following estimated useful lives:

Building	30 years
Building improvements	5 to 30 years
Furniture and fixtures	5 to 7 years
Equipment	5 to 7 years
Autos	5 years

Normal maintenance and repairs are charged to operations as incurred, whereas significant replacements or improvements are capitalized and depreciated over the estimated recovery periods of the related assets.

(e)	Impairment of Long-Lived Assets

The Partnership reviews its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flow expected to be generated by the asset, as well as market values. During 2005, 2004, and 2003, the Partnership did not experience any such impairment.

(f)	Lease Acquisition Costs

In 1999, the Partnership incurred approximately $27 in legal and other costs associated with acquiring its land lease (see Note 7). These costs are being amortized over 45 years, which is the expected term of the lease (see Note 8).

(g)	Deferred Financing Costs

Costs associated with the origination of loans are capitalized and amortized over the terms of the related loan (see Note 8).

(h)	Deferred Rent Obligation

The Partnership leases land pursuant to an operating lease which expires in March 2024 (see Note 7). In order to recognize lease escalation provisions on a straight-line basis over the term of this lease, the Partnership recorded deferred rent obligations of $259 and $230 as of December 31, 2005 and 2004, respectively (see Note 8).

(i)	Resident Deposits

Resident deposits represent deposits made by residents upon commencement of their stays at the facility. Amounts are either returned to the residents at the end of their stays, provided there is no outstanding balance due to the Partnership or are applied to future rental payments, as agreed to with the residents at the start of their stays at the facility. These deposits are classified as long-term liabilities. Beginning in 2005, the Partnership no longer requires resident deposits.

(j)	Deferred Revenue

Prior to the commencement of a new month, the Partnership pre-bills residents. Accordingly, amounts collected as a result of the pre-billing are recorded as deferred revenue until such time as services are rendered. Deferred revenue in the amount of $2 and $19 is included in other accrued liabilities at December 31, 2005 and 2004, respectively.

(k)	Revenue Recognition

Operating revenue is derived from monthly rents paid by the Alzheimer residents as well as from certain other ancillary type of services. All revenue is recognized when services have been rendered.

(l)	Facility Bonuses

Employees at the facility are eligible for bonuses of up to 3% of the total salaries expense of the facility. Employees qualify on a pro-rated basis by quarter if they meet certain performance criteria and if the facility’s actual earnings (calculated on an income tax basis) before interest, depreciation, and certain other items exceed its budgeted earnings for the year. Facility bonuses, which are included in facility operating expenses, totaled $36, $39 and $35 in 2005, 2004 and 2003, respectively. Accrued facility bonuses of $36 and $39 at December 31, 2005 and 2004, respectively, are included in accrued compensation.

(m)	Advertising Expenses

The Partnership expenses advertising costs as incurred. During 2005, 2004 and 2003, the Partnership recorded advertising expenses of $52, $36 and $54, respectively.

(n)	Income Taxes

The Partnership (and previously the LLC) is treated as a partnership for income tax reporting purposes, rather than as an association taxable as a corporation. Accordingly, no income tax provision has been recorded. Partnership income and expense are allocated to individual partners who are then taxed based on their own tax situations. The tax returns and amounts of distributable income or loss of the Partnership are subject to examination by federal and state taxing authorities. If such examination results in a change in the Partnership’s income tax status, a provision for income taxes may need to be recorded.

(o)	Distributions and Allocations

In accordance with the partnership agreement, all income and losses are allocated based upon ownership percentage in the Partnership, which is 99.01% to the limited partners and 0.99% to the general partner subject to special allocation, as defined in the agreement. Distributions to partners are based upon the same ratio as income and losses prior to special allocation. Distributions are made at the sole discretion of the Partnership’s management.

(p)	Professional and General Liability Insurance

The Partnership participates with HCG and certain other affiliated entities in maintaining insurance coverage for professional, medical and comprehensive general liability. The Partnership’s deductible is $50 per claim under this policy. HCG allocates a proportionate share of the total premiums to each entity based on each facility’s maximum occupancy. The Partnership’s share of the premiums during 2005, 2004 and 2003 was $80, $85 and $69, respectively. Included in these amounts are payments to a related entity totaling $33, $29 and $14 during 2005, 2004 and 2003, respectively, which represent the Partnership’s allocation of premiums to reinsure, through the related entity, the deductible on the general liability insurance. The Partnership has not established a reserve for claims incurred but not reported as management believes that the effect of such claims, if any, would not be material to the financial statements.

Effective July 1, 2004, the Partnership, in conjunction with certain other related entities located in the State of California, joined a consortium of employers for the purpose of self-insuring the group of employers against workers compensation claims. The consortium’s own pooled fund covers claims up to the first $500 per occurrence. After the first $500, the fund is reinsured through an insurance company up to the statutory limit or $2,000 per claim. An officer/partner of HCG and the Partnership and an employee of HCG are both on the board of directors of the consortium.

(q)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(r)	Interim Financial Statements (Unaudited)

The financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Partnership’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited financial statements follow the same accounting policies and method of application as the most recent audited financial statements. However, management has elected to omit certain of the disclosures relating to the financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005.

3.	RELATED PARTY TRANSACTIONS

HCG manages and directs the operations of the Partnership. A management fee related to these services is paid by the Partnership on a monthly basis. The management fees during 2005, 2004 and 2003 were $146, $142 and $136, respectively. Accruals of $8 and $4 are included in other accrued liabilities for the unpaid portions of these fees at December 31, 2005 and 2004, respectively.

In addition, HCG provides construction, maintenance, and other services to the Partnership. During 2005, 2004, and 2003, the Partnership capitalized to property and equipment approximately $1, $5 and $3, respectively, in construction labor and other capitalizable costs provided by HCG and recorded payroll and other general and administrative expenses of approximately $68, $98 and $44, respectively, relating to other services performed by HCG.

During 2005, HCG incurred costs for a marketing campaign on behalf of the Partnership and other related entities. The Partnership was allocated $9 relating to the marketing campaign, which is included in accounts payable at December 31, 2005. There were no costs incurred for this marketing campaign during 2004 and 2003.

4.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Building and building improvements	$2,139	$2,139	$2,139
Equipment	123	123	119
Furniture and fixtures	96	96	96
Autos	51	51	24

	2,409	2,409	2,378
Less accumulated depreciation and amortization	(728)	(668)	(551)

Property and equipment, net	$1,681	$1,741	$1,827

5.	NOTE PAYABLE (See Note 8)

During 2001, the Partnership entered into a loan agreement with Imperial Bank (now Comerica Bank) for $3,000, of which $2,679 and $2,765 was outstanding at December 31, 2005 and 2004, respectively. The loan agreement has a stated interest rate of Cost of Funds plus 2.6% (7.15% at December 31, 2005 and 2004) with principal and interest due in monthly installments of $24 through October 2008, at which time the outstanding principal plus accrued interest is due. The loan agreement is secured by a deed of trust in the Partnership’s property.

The Partnership incurred transaction costs in connection with obtaining the loan totaling $53. These costs are amortized over the term of the related note. Amortization expense in each of the years ended December 31, 2005, 2004 and 2003 was $5, and is included in interest expense.

Scheduled maturities of the note payable as of December 31, 2005 are as follows:

2006	$94
2007	101
2008	2,484

$2,679

6.	EMPLOYEE RETIREMENT PLAN

Employees of the facility may participate in a 401(k) retirement savings plan (the Plan) maintained by HCG. Employees who are over 21 years old and have completed twelve months of service are eligible to contribute up to 20% of their compensation, subject to maximum amounts allowed. The Partnership can contribute discretionary amounts to the Plan. The Partnership made no contributions to the Plan during 2005, 2004 and 2003.

7.	COMMITMENTS AND CONTINGENCIES

The Partnership leases land under a non-cancelable operating lease that expires in March 2024, with the option to extend through March 2044 (see Note 8). Total rent expense for each of the years ended December 31, 2005, 2004 and 2003 under this lease was approximately $156.

Future minimum lease payments under the land lease as of December 31, 2005 are approximately as follows:

2006	$131
2007	135
2008	139
2009	143
2010	148
Thereafter	2,430

$3,126

As required by the terms of its insurance coverage, the Partnership, in conjunction with other related entities, had an available letter of credit with a bank in the amount of $1,000. The letter of credit was secured by $1,000 in cash equivalents of a related entity. The letter of credit was cancelled on July 15, 2005, and there was no amount outstanding as of December 31, 2004.

The Partnership is subject to legal proceedings and claims that arise in the normal course of business. While the outcome of these proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material impact on the Partnership’s financial position or results of operations.

8.	SUBSEQUENT EVENT — ASSET PURCHASE AGREEMENT/DEBT PAYOFF

On August 24, 2006, the Partnership, along with other related entities, completed a sale of its business under an asset purchase agreement with SCRE Investments, Inc. (SCRE), whereby SCRE purchased certain assets and assumed certain liabilities of the Partnership and the other related entities. The amount of the purchase price allocated to the Partnership was $6,762, as defined in the asset purchased agreement. In connection with the sale of its business, the note payable in the amount of $2,679 as of December 31, 2005 was paid in full, along with accrued interest. The payoff amount was $2,617 plus accrued interest of $16. The related deferred financing costs in the amount of $28 as of June 30, 2006 were written off in full. Concurrently, the Partnership distributed $2,698 to its partners, with a holdback in the amount of $1,000, $870 of which is being held by the Partnership and $130 of which is being held in escrow as required by the asset purchase agreement. These amounts are expected to be distributed by March 31, 2007.

In connection with the sale of the property to SCRE, the Partnership assigned its land lease to SCRE and agreed to lease back the land and continue to allow the business to be operated under the existing licenses and permits until SCRE has obtained such licenses and permits in its own name. As such, the Partnership wrote off the remaining net book value of its lease acquisition costs ($23 as of December 31, 2005) and recognized a gain on termination of its deferred rent obligation ($259 as of December 31, 2005).

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Grossmont-IPG, Ltd.:

We have audited the accompanying balance sheets of Grossmont-IPG, Ltd. (the Partnership) as of December 31, 2005 and 2004, and the related statements of operations, changes in partners’ deficit and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Grossmont–IPG, Ltd. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/S/ LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP Certified Public Accountants
La Jolla, California
March 10, 2006, except for Notes 5 and 8, as to which the dates are March 22 and August 24, 2006, respectively

GROSSMONT — IPG, LTD.

BALANCE SHEETS

(In thousands)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,031	$591	$693
Restricted cash	407	548	371
Receivables (net of allowances)	95	117	114
Related party receivables	—	75	240
Prepaid expenses and other current assets	120	182	356

Total current assets	1,653	1,513	1,774
Property and equipment, net	15,717	15,875	15,971
Deferred financing costs, net of accumulated amortization of $225, $211, and $186 as of June 30, 2006, December 31, 2005 and 2004, respectively	405	418	443

Total assets	$17,775	$17,806	$18,188

Liabilities and Partners’ Deficit
Current liabilities:
Current portion of long-term debt	$732	$700	$654
Accounts payable	168	184	126
Accrued compensation	235	253	396
Related party payable	—	—	60
Other accrued liabilities	289	359	369

Total current liabilities	1,424	1,496	1,605
Long-term debt, net of current portion	24,165	24,544	25,243
Resident deposits	49	70	115

Total liabilities	25,638	26,110	26,963

Commitments and contingencies

Partners’ deficit	(7,863)	(8,304)	(8,775)

Total liabilities and partners’ deficit	$17,775	$17,806	$18,188

See Notes to Financial Statements.

GROSSMONT — IPG, LTD.

STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Operating revenues	$7,052	$6,669	$13,409	$13,357	$12,703

Operating expenses:
Facility operating expenses	4,131	4,212	8,423	8,424	7,872
Management fees	354	332	668	657	637
Depreciation and amortization expense	593	560	1,120	1,060	959

Total operating expenses	5,078	5,104	10,211	10,141	9,468

Income from operations	1,974	1,565	3,198	3,216	3,235

Other income (expense):
Interest expense	(1,141)	(1,171)	(2,327)	(2,386)	(2,433)
Interest income	8	—	—	1	2

Total other income (expense)	(1,133)	(1,171)	(2,327)	(2,385)	(2,431)

Net income	$841	$394	$871	$831	$804

See Notes to Financial Statements.

GROSSMONT — IPG, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ DEFICIT

Years Ended December 31, 2005, 2004 and 2003 and

Six Months Ended June 30, 2006 (Unaudited) and 2005 (Unaudited)

(In thousands)
Balance at December 31, 2002	$(9,610)
Distributions to partners	(400)
Net income	804

Balance at December 31, 2003	(9,206)
Distributions to partners	(400)
Net income	831

Balance at December 31, 2004	(8,775)
Distributions to partners	(400)
Net income	871

Balance at December 31, 2005	(8,304)
Contributions from partners (unaudited)	1,630
Distributions to partners (unaudited)	(2,030)
Net income (unaudited)	841

Balance at June 30, 2006 (unaudited)	$(7,863)

Balance at December 31, 2004	$(8,775)
Distributions to partners (unaudited)	(200)
Net income (unaudited)	394

Balance at June 30, 2005 (unaudited)	$(8,581)

See Notes to Financial Statements.

GROSSMONT — IPG, LTD.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$841	$394	$871	$831	$804
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including loan fee amortization	605	572	1,145	1,085	984
Bad debt expense	—	—	22	5	3
Changes in operating assets and liabilities:
Decrease (increase) in receivables, net	23	(54)	(25)	12	(10)
Decrease (increase) in prepaid expenses and other current assets	63	273	173	(53)	(84)
Increase (decrease) in accounts payable	(17)	135	57	(82)	20
Increase in related party payables	—	72	—	—	—
Increase (decrease) in accrued compensation	(18)	(152)	(142)	157	(11)
Increase (decrease) in other accrued liabilities	(70)	(58)	(10)	47	14
Decrease in resident deposits	(21)	(7)	(45)	(27)	(28)

Net cash provided by operating activities	1,406	1,175	2,046	1,975	1,692

Cash flows from investing activities:
Proceeds from liquidation of a certificate of deposit	—	—	—	—	27
Purchases of property and equipment	(435)	(506)	(1,024)	(638)	(593)
Collections on related party receivable	75	16	216	90	—
Advances to related parties	—	(80)	(50)	(240)	(90)

Net cash used for investing activities	(360)	(570)	(858)	(788)	(656)

Cash flows from financing activities:
Payments on long-term debt	(347)	(322)	(654)	(600)	(552)
Borrowings from related party	—	—	—	60	—
Repayment of related party payable	—	(60)	(60)	—	—
Decrease (increase) in restricted cash	141	(154)	(176)	88	(92)
Contributions from partners	1,630	—	—	—	—
Distributions to partners	(2,030)	(200)	(400)	(400)	(400)

Net cash used for financing activities	(606)	(736)	(1,290)	(852)	(1,044)

Increase (decrease) in cash and cash equivalents	440	(131)	(102)	335	(8)
Cash and cash equivalents at beginning of year/period	591	693	693	358	366

Cash and cash equivalents at end of year/period	$1,031	$562	$591	$693	$358

Supplemental cash flow information:
Interest paid	$1,131	$1,161	$2,307	$2,365	$2,412

See Notes to Financial Statements.

GROSSMONT — IPG, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of and for the Six Months Ended

June 30, 2006 and 2005 is Unaudited, and Certain Information has been Omitted)

(Dollars in thousands)

1.	ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

Grossmont-IPG, Ltd. (the Partnership) is a California Limited Partnership which was formed on December 1, 1986. The Partnership owns and operates Grossmont Gardens, a combined skilled nursing, residential retirement and assisted living facility located in San Diego, California.

The general partner of the Partnership is Gardens Holdings, a corporation. Certain shareholders of Gardens Holdings are also the principals of Health Care Group, Inc. (HCG). Certain other shareholders of HCG have limited partnership interests in the Partnership. Pursuant to a management agreement, HCG manages, directs and controls all operations of the Partnership and is compensated for these services through payment of a management fee.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Cash and cash equivalents

The Partnership considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents, the balances of which may, at times, exceed federally-insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.

(c)	Receivables

Receivables consist primarily of amounts due from residents and third party payors, and are recorded at the net realizable value expected to be received from residents and private insurance carriers. Management determined that no allowance was necessary at December 31, 2005 and 2004.

(d)	Property and Equipment

Property and equipment are stated at cost. The Partnership provides depreciation using the straight-line method over the following estimated useful lives:

Building	30 years
Building improvements	5 to 30 years
Furniture and fixtures	5 to 12 years
Equipment	5 to 12 years
Autos	5 years

Normal maintenance, repairs and minor renewals are charged to expense as incurred, whereas significant replacements or improvements are capitalized and depreciated over the estimated recovery periods of the related assets.

(e)	Impairment of Long-Lived Assets

The Partnership reviews its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flow expected to be generated by the asset, as well as market values. During 2005, 2004 and 2003, the Partnership did not experience any such impairment.

(f)	Deferred Financing Costs

Costs associated with the origination of loans are capitalized and amortized over the terms of the related loans (see Note 8).

(g)	Resident Deposits

Resident deposits represent deposits made by residents upon commencement of their stays at the facility. Amounts are either returned to the residents at the end of their stays, provided there is no outstanding balance due to the Partnership or are applied to future rental payments, as agreed to with the residents at the start of their stays at the facility. These deposits are classified as long-term liabilities. Beginning in 2005, the Partnership no longer requires resident deposits.

(h)	Deferred Revenue

Prior to the commencement of a new month, the Partnership pre-bills residents. Accordingly, amounts collected as a result of the pre-billing are recorded as deferred revenue until such time as services are rendered. Deferred revenue in the amount of $129 and $145 is included in other accrued liabilities at December 31, 2005 and 2004, respectively.

(i)	Revenue Recognition

Operating revenue is derived from monthly rents paid by skilled nursing, retirement community and assisted living residents, as well as from certain other ancillary type of services. Revenue is recognized when services have been rendered.

(j)	Facility Bonuses

Employees at the facility are eligible for bonuses up to 3% of the total salaries expense of the facility. Employees qualify on a pro-rated basis by quarter if they meet certain performance criteria and if the facility’s actual earnings (calculated on an income-tax basis) before interest, depreciation, and certain other items exceed its budgeted earnings for the year. Included in accrued compensation as of December 31, 2004, and included in facility operating expenses for the year then ended, is an accrued bonus for the facility in the amount of $140. There was no facility bonus for 2005 and 2003.

(k)	Advertising Expenses

The Partnership expenses advertising costs as incurred. During 2005, 2004 and 2003, the Partnership recorded advertising expenses of $90, $71 and $72, respectively.

(l)	Income Taxes

The Partnership is treated as a partnership for income tax reporting purposes, rather than as an association taxable as a corporation. Accordingly, no income tax provision has been recorded. Partnership income and expense are allocated to individual partners who are then taxed based on their own tax situations. The tax returns and amounts of distributable income or loss of the Partnership are subject to examination by federal and state taxing authorities. If such examination results in a change to the Partnership’s income tax status, a provision for income taxes may need to be recorded.

(m)	Distributions and Allocations

In accordance with the Partnership agreement, all income and losses are allocated 96.3% to the limited partners and 3.7% to the general partner, subject to special allocations as defined in the agreement. Distributions of assets to partners are based upon the same ratio that income and losses are allocated, prior to special allocations. Distributions are made at the sole discretion of the Partnership’s management.

(n)	Professional and General Insurance

The Partnership participates with HCG and certain other affiliated entities in maintaining insurance coverage for professional, medical, and comprehensive general liability. The Partnership’s deductible is $50 per claim under this policy. HCG allocates a proportionate share of the total premiums to each entity based on each facility’s maximum occupancy. The Partnership’s share of premiums during 2005, 2004 and 2003 was $568, $627 and $501, respectively. Included in these amounts are payments to a related entity totaling $238, $209 and $104 during 2005, 2004 and 2003, respectively, which represent the Partnership’s allocation of premium payments to reinsure, through the related entity, the deductible on the general liability insurance. The Partnership has not established a reserve for claims incurred but not reported as management believes that the effect of such claims, if any, would not be material to the financial statements.

Effective July 1, 2004, the Partnership, in conjunction with certain other related entities located in the State of California, joined a consortium of employers for the purpose of self-insuring the group of employers against workers compensation claims. The consortium’s own pooled fund covers claims up to the first $500 per occurrence. After the first $500, the fund is reinsured through an insurance company up to the statutory limit or $2,000 per claim. An officer/partner of HCG and the Partnership and an employee of HCG are both on the board of directors of the consortium.

(o)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(p)	Interim Financial Statements (Unaudited)

The financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Partnership’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited financial statements follow the same accounting policies and method of application as the most recent audited financial statements. However, management has elected to omit certain of the disclosures relating to the financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005.

3.	RELATED PARTY TRANSACTIONS

HCG manages and directs the operations of the Partnership. A management fee related to these services is paid by the Partnership on a monthly basis. Management fees were $668, $657 and $637 during 2005, 2004 and 2003, respectively. Accruals of $24 and $11 are included in other accrued liabilities for the unpaid portion of these fees at December 31, 2005 and 2004, respectively.

In addition, HCG provides construction, maintenance, and other services to the Partnership. During 2005, 2004 and 2003, the Partnership capitalized to property and equipment approximately $112, $241 and $102, respectively, in construction labor and other capitalizable costs provided by HCG and recorded payroll and other general and administrative expenses of approximately $396, $315 and $120, respectively, relating to other services performed by HCG.

Included in the Partnership’s related party receivables are advances to other related entities totaling $75 and $240 as of December 31, 2005 and 2004, respectively. These payables arose primarily as a result of the Partnership’s capital and operating requirements.

The Partnership also has a payable to a related party for an advance in the amount of $60 as of December 31, 2004. This amount was repaid to the related party during 2005.

During 2005, HCG incurred costs for a marketing campaign on behalf of the Partnership and other related entities. The Partnership was allocated $27 relating to the marketing campaign, which is included in accounts payable at December 31, 2005. There were no costs incurred for this marketing campaign during 2004 and 2003.

4.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Land	$2,100	$2,100	$2,100
Building and building improvements	24,761	24,355	23,417
Equipment	918	898	870
Furniture and fixtures	411	402	344
Autos	134	134	134

	28,324	27,899	26,865
Less accumulated depreciation and amortization	(12,607)	(12,014)	(10,894)

Property and equipment, net	$15,717	$15,875	$15,971

5.	NOTES PAYABLE (See Note 8)

In July 1996, the Partnership entered into a loan agreement for $22,450 from Capri Capital, a mortgage lender. The agreement requires the Partnership to make monthly deposits into an escrow account for property taxes, insurance and a replacement reserve. At December 31, 2005 and 2004 the funds in this escrow account totaled $548 and $371, respectively. Such funds are classified as restricted cash. On March 22, 2006, the Partnership received $324 from the escrow account and that portion became unrestricted.

During 2000, the Company borrowed an additional $6,750 from Capri Capital, the proceeds of which were used to make distributions to the partners.

In connection with the above loans, the Partnership incurred certain transaction costs which totaled $629. These costs are being amortized over the terms of the related debt agreements. The Partnership amortized $25 of these transaction costs to interest expense during each of the years ended December 31, 2005, 2004 and 2003.

Notes payable consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Note payable to mortgage company, interest at 9.10%, monthly principal and interest payments of $190 through August 2021, secured by deed of trust in the Grossmont Gardens property	$18,714	$18,995	$19,519

Note payable to mortgage company, interest at 8.77%, monthly principal and interest payments of $56 through July 2018, secured by deed of trust in the Grossmont Gardens property	6,171	6,232	6,347

Note payable to finance company, interest at 9.86%, monthly principal and interest payments of $1 through December 2007, secured by related auto	12	17	26

Note payable due August 2005, secured by related equipment	—	—	2

Note payable due September 2005, secured by related equipment	—	—	1

Note payable due December 2005, secured by related equipment	—	—	2

	24,897	25,244	25,897
Less current portion	(732)	(700)	(654)

	$24,165	$24,544	$25,243

Scheduled maturities of notes payable as of December 31, 2005 are as follows:

2006	$700
2007	783
2008	838
2009	917
2010	1,003
Thereafter	21,003

$25,244

6.	EMPLOYEE RETIREMENT PLAN

Employees of the facility may participate in a 401(k) retirement savings plan (the Plan) maintained by HCG. Employees who are over 21 years old and have completed twelve months of service are eligible to contribute up to 20% of their compensation, subject to maximum amounts allowed. The Partnership can contribute discretionary amounts to the Plan. The Partnership made no contributions to the Plan during 2005, 2004 and 2003.

7.	COMMITMENTS AND CONTINGENCIES

As required by the terms of its insurance coverage, the Partnership, in conjunction with other related entities, had an available letter of credit with a bank in the amount of $1,000. The letter of credit was secured by $1,000 in cash equivalents of a related entity. The letter of credit was cancelled on July 15, 2005 and there was no amount outstanding as of December 31, 2004.

The Partnership is subject to legal proceedings and claims that arise in the normal course of business. While the outcome of these proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material impact on the Partnership’s financial position or results of operations.

8.	SUBSEQUENT EVENT — ASSET PURCHASE AGREEMENT/DEBT PAYOFF

On August 24, 2006, the Partnership, along with other related entities, completed a sale of its business under an asset purchase agreement with SCRE Investments, Inc. (SCRE), whereby SCRE purchased certain assets and assumed certain liabilities of the Partnership and the other related entities. The amount of the purchase price allocated to the Partnership was $51,081, as defined in the asset purchased agreement. In connection with the sale of its business, the notes payable in the amount of $25,227 as of December 31, 2005 were paid in full, along with accrued interest. The payoff amount was $24,767 plus accrued interest of $186. The related deferred financing costs in the amount of $405 as of June 30, 2006 were written off in full. Concurrently, the Partnership distributed $22,886 to its partners, with a holdback in the amount of $1,000, $185 of which is being held by the Partnership and $815 of which is being held in escrow as required by the asset purchase agreement. These amounts are expected to be distributed by March 31, 2007.

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Las Villas del Norte, Ltd.:

We have audited the accompanying balance sheets of Las Villas del Norte, Ltd. (the Partnership), a California Limited Partnership, as of December 31, 2005 and 2004, and the related statements of operations, changes in partners’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Las Villas del Norte, Ltd. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/S/ LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP Certified Public Accountants

La Jolla, California
March 10, 2006, except for Notes 5 and 8, as to which the dates are March 28 and August 24, 2006, respectively

LAS VILLAS DEL NORTE, LTD.

BALANCE SHEETS

(In thousands)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$432	$539	$62
Receivables (net of allowances)	660	575	161
Interest rate swaps	566	131	—
Prepaid expenses and other current assets	57	117	216
Related party receivables	741	741	—
Restricted cash	—	—	360

Total current assets	2,456	2,103	799
Property and equipment, net	12,326	11,729	12,038
Related party receivables	—	—	210
Deferred financing costs, net of accumulated amortization of $29, $15, and $101 as of June 30, 2006, December 31, 2005 and 2004, respectively	116	131	89

Total assets	$14,898	$13,963	$13,136

Liabilities and Partners’ Equity (Deficit)
Current liabilities:
Bank overdrafts	$61	$—	$—
Current portion of long-term debt	372	193	208
Note payable to partners	—	—	1,280
Related party advances/payables	85	183	691
Accounts payable	145	306	212
Accrued compensation	225	249	242
Other accrued liabilities	151	341	436

Total current liabilities	1,039	1,272	3,069
Long-term debt, net of current portion	14,963	14,473	8,013
Related party advances/payables	—	—	85
Resident deposits	29	35	52

Total liabilities	16,031	15,780	11,219

Commitments and contingencies

Partners’ equity (deficit)	(1,133)	(1,817)	1,917

Total liabilities and partners’ equity (deficit)	$14,898	$13,963	$13,136

See Notes to Financial Statements.

LAS VILLAS DEL NORTE, LTD.

STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Operating revenues	$5,165	$4,312	$8,955	$7,373	$7,377

Operating expenses:
Facility operating expenses	3,813	3,612	7,419	6,467	5,950
Management fees	241	201	418	362	364
Depreciation and amortization expense	401	385	769	695	666

Total operating expenses	4,455	4,198	8,606	7,524	6,980

Income (loss) from operations	710	114	349	(151)	397

Other income (expense):
Interest expense	(464)	(505)	(967)	(929)	(905)
Interest income	3	—	7	1	—
Unrealized gain (loss) on interest rate swaps	435	(251)	131	—	—
Loss on extinguishment of debt	—	(666)	(666)	—	—

Total other income (expense)	(26)	(1,422)	(1,495)	(928)	(905)

Net income (loss)	$684	$(1,308)	$(1,146)	$(1,079)	$(508)

See Notes to Financial Statements.

LAS VILLAS DEL NORTE, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ EQUITY (DEFICIT)

Years Ended December 31, 2005, 2004 and 2003 and

Six Months Ended June 30, 2006 (Unaudited) and 2005 (Unaudited)

(In thousands)
Balance at December 31, 2002	$—
Cash contributions from limited partner	4,247
Noncash contributions from limited partner	408
Distributions to partners	(575)
Net loss	(508)

Balance at December 31, 2003	3,572
Distributions to partners	(576)
Net loss	(1,079)

Balance at December 31, 2004	1,917
Distributions to partners	(2,588)
Net loss	(1,146)

Balance at December 31, 2005	(1,817)
Contributions from partners (unaudited)	575
Distributions to partners (unaudited)	(575)
Net income (unaudited)	684

Balance at June 30, 2006 (unaudited)	$(1,133)

Balance at December 31, 2004	$1,917
Distributions to partners (unaudited)	(278)
Net loss (unaudited)	(1,308)

Balance at June 30, 2005 (unaudited)	$331

See Notes to Financial Statements.

LAS VILLAS DEL NORTE, LTD.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$684	$(1,308)	$(1,146)	$(1,079)	$(508)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization, including loan fee amortization	416	385	784	745	715
Write-off of debt issuance costs	—	89	89	—	—
Bad debt expense	22	—	9	5	17
Unrealized (gain) loss on interest rate swaps	(435)	251	(131)	—	—
Changes in operating assets and liabilities:
Increase in receivables	(107)	(281)	(424)	(38)	(65)
Decrease in related party receivable	—	—	—	—	48
Decrease (increase) in prepaid expenses and other current assets	60	124	99	33	(109)
Increase (decrease) in accounts payable	(161)	(24)	93	83	20
Increase (decrease) in related party payable	(23)	167	(197)	—	230
Increase (decrease) in accrued compensation	(24)	(15)	7	40	(5)
Increase (decrease) in other accrued liabilities	(190)	157	(94)	295	(65)
Increase (decrease) in resident deposits	(7)	2	(17)	(11)	(5)

Net cash provided by (used for) operating activities	235	(453)	(928)	73	273

Cash flows from investing activities:
Advances to related party	—	—	(531)	—	—
Purchases of property and equipment	(997)	(192)	(460)	(216)	(3,898)

Net cash used for investing activities	(997)	(192)	(991)	(216)	(3,898)

Cash flows from financing activities:
Proceeds from issuance of debt	673	8,868	14,636	—	—
Payments on long-term debt	(4)	(8,187)	(8,190)	(182)	(163)
Proceeds from issuance of notes payable — partners	—	85	—	550	730
Proceeds from related party advances	—	266	80	473	—
Repayment of related party advances	(75)	(25)	(476)	—	—
Repayment of notes payable — affiliates	—	—	(1,280)	—	—
Repayment of line of credit	—	—	—	—	(125)
Increase (decrease) in bank overdraft	61	102	—	(105)	105
Expenditures for financing costs	—	(146)	(146)	—	(190)
Decrease (increase) in restricted cash	—	360	360	36	(396)
Contributions from partners	575	—	—	—	4,247
Distributions to partners	(575)	(278)	(2,588)	(575)	(575)

Net cash provided by financing activities	655	1,045	2,396	197	3,633

Increase (decrease) in cash and cash equivalents	(107)	400	477	54	8
Cash and cash equivalents at beginning of year/period	539	62	62	8	—

Cash and cash equivalents at end of year/period	$432	$462	$539	$62	$8

Supplemental cash flow information:
Interest paid	$531	$510	$1,623	$879	$784

Supplemental disclosure of non-cash information:
Property and equipment and other assets acquired with long-term debt	$—	$—	$—	$39	$8,525

Non-cash contributions from limited partner	$—	$—	$—	$—	$408

See Notes to Financial Statements.

LAS VILLAS DEL NORTE, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of June 30, 2006 and for the Six-Month Periods Ended

June 30, 2006 and 2005 is Unaudited, and Certain Information has been Omitted)

(Dollars in thousands)

1.	ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

Las Villas del Norte, Ltd., (LVDN or the Partnership) is a California Limited Partnership formed in August 2002 with Villas del Norte, Inc. as the general partner, for the purpose of owning and operating a senior care facility. On January 3, 2003, a limited partner (JRMF Leasing Corp.), which historically ran and operated a senior care facility known as Las Villas del Norte, contributed the net assets of the Las Villas del Norte facility to the Partnership ($136 in cash, $359 in restricted cash and $408 in non-cash contributions). The non-cash net assets were contributed at the net book value at the time of the contribution. Concurrent with that limited partner’s contribution, the Partnership purchased the land and the building in which the senior care facility operates. Las Villas del Norte is a combined residential retirement, assisted living, residential Alzheimer’s care, and skilled nursing facility located in Escondido, California.

The Partnership has ownership similar to Health Care Group, Inc. (HCG). Pursuant to a management agreement, HCG provides management services to LVDN and is compensated for these services through payment of management fees. In addition, certain lending/borrowing transactions occur between the Partnership and other affiliated entities owned by certain shareholders of HCG. These transactions result in amounts paid to and received from these related entities.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Cash and Cash Equivalents

The Partnership considers all highly liquid debt instruments purchased with original maturities of three months or less to be cash equivalents, the balances of which may, at times, exceed federally-insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.

(c)	Restricted Cash

Pursuant to a previous loan agreement with its mortgage lender, the Partnership had funds in restricted cash that were used for property taxes, insurance and capital improvements for the years ended December 31, 2004 and 2003. As such, these amounts are reported separately from cash. The Partnership refinanced its debt in 2005 with a new mortgage lender that does not require restricted cash. Accordingly, there is no restricted cash as of December 31, 2005.

(d)	Receivables

Receivables consist primarily of amounts due from residents and third party payors, and are recorded at the net realizable value expected to be received from individual residents and private insurance carriers. Management determined that no allowance was necessary at December 31, 2005 and 2004.

(e)	Concentrations

Accounts receivable due from Medicare at December 31, 2005 and 2004 amounted to $319 and $166, respectively, or approximately 55% and 98% of gross accounts receivable, respectively. Approximately 14% of the Partnership’s revenue originated from Medicare during 2005.

(f)	Property and Equipment

Property and equipment are stated at cost. The Partnership provides for depreciation using the straight-line method over the following estimated useful lives:

Land improvements	15 years
Building	30 years
Building improvements	5 to 30 years
Furniture and fixtures	5 to 7 years
Equipment	5 to 7 years
Autos	5 years

Normal maintenance and repairs are charged to operations as incurred, whereas significant replacements or improvements are capitalized and depreciated over the estimated recovery periods of the related assets.

(g)	Impairment of Long-Lived Assets

The Partnership reviews its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flow expected to be generated by the asset, as well as market values. During 2005, 2004, and 2003, the Partnership did not experience any such impairment.

(h)	Deferred Financing Costs

Costs associated with the origination of loans are capitalized and amortized over the term of the related loan (see Note 8).

(i)	Residents Deposits

The Partnership requires its residents to remit resident deposits upon commencement of their stays at the facility. Amounts are either returned to the residents at the end of their stays, provided there is no outstanding balance due to the Partnership or are applied to future rental payments, as agreed to with the residents at the start of their stays at the facility. These deposits are classified as long-term liabilities. Beginning in 2005, the Partnership no longer requires resident deposits.

(j)	Deferred Revenue

Prior to the commencement of a new month, the Partnership pre-bills residents. Accordingly, amounts collected as a result of the pre-billing represent deferred revenue to the Partnership until such time as services are rendered. Deferred revenue in the amount of $65 and $17 is included in other accrued liabilities at December 31, 2005 and 2004, respectively.

(k)	Revenue Recognition

Operating revenue is derived from the monthly rents of retirement community, Alzheimer’s care and skilled nursing facility residents. All revenue is recognized when services have been performed.

(l)	Facility Bonuses

Employees at the facility are eligible for bonuses of up to 3% of the total salaries expense of the facility. Employees qualify on a pro-rata basis by quarter if they meet certain performance criteria and if the facility’s actual earnings (calculated on an income-tax basis) before interest, depreciation, and certain other items exceed its budgeted earnings for the year. There was no facility bonus for 2005, 2004 and 2003.

(m)	Advertising Expenses

The Partnership expenses advertising costs as incurred. During 2005, 2004 and 2003, the Partnership recorded advertising expenses of $137, $104 and $92, respectively.

(n)	Income Taxes

LVDN is treated as a partnership for income tax reporting purposes, rather than as an association taxable as a corporation. Accordingly, no provision for income taxes has been recorded. Partnership income and expense are allocated to individual partners who are then taxed based on their personal tax situations. The tax returns and amounts of distributable income or loss of the Partnership are subject to examination by federal and state taxing authorities. If such examination results in a change in the Partnership’s income tax status, a provision for income taxes may need to be recorded.

(o)	Distributions and Allocations

The Partnership agreement (the Agreement) defines the allocation of income, losses and distributions as follows:

As to net income:

•	First, to the partners, in proportion to the amounts by which the cumulative loss and net loss allocated to each partner exceed the cumulative net income and gain allocated to each partner,

•	Second, to the limited partners in proportion to their respective percentages:

•	28% to the Class A limited partners

•	17% to the Class B limited partner

•	55% to the Class C limited partner, and

•	Thereafter, 1% to the general partner and 99% to the limited partners, in proportion to their limited partner percentages.

As to gains:

•	First, to the partners, in proportion to the amounts by which the cumulative loss and net loss allocated to each partner exceed the cumulative net income and gain allocated to each partner,

•	Second, to the Class C limited partner until the cumulative amount equals $4,525, and

•	Thereafter, 1% to the general partner and 99% to the limited partners, in proportion to their limited partner percentages.

As to net loss:

•	First, to the partners, in proportion to the amounts by which the cumulative net income and gain allocated to each partner exceed the cumulative loss and net loss allocated to each partner,

•	Second, to the limited partners, in proportion to their limited partnership percentages, until the sum of each limited partner’s capital account balance, as adjusted per the Agreement, has been reduced to zero, and

•	Thereafter, to the general partner.

Cash available for distribution from operations of the Partnership during each fiscal year, up to $576 after payment of all expenses of the Partnership shall generally be distributed as follows:

•	First, to the limited partners in proportion to their respective percentages:

•	28% to the Class A limited partners

•	17% to the Class B limited partner

•	55% to the Class C limited partner, and

•	Thereafter, 1% percent to the general partner and 99% to the limited partners, in proportion to their limited partner percentages.

As to distributions of net proceeds from the sale or refinancing of the Partnership:

•	First, to the Class A limited partners in proportion to their Class A percentages, until the cumulative amount distributed equals $2,300,

•	Second, to the Class B limited partner until the cumulative amount distributed equals $1,400,

•	Third, to the Class C limited partner until the cumulative amount distributed equals $4,525, and

•	Thereafter, 1% to the general partner and 99% to the limited partners, in proportion to their limited partner percentages.

(p)	Professional and General Insurance

The Partnership participates with HCG and certain other affiliated entities in maintaining insurance coverage for professional, medical and comprehensive general liability. The Partnership’s deductible is $50 per claim under this policy. HCG allocates a proportionate share of such premiums to the respective affiliated entities based on the facility’s census. The Partnership’s share of premiums during 2005, 2004 and 2003 was $335, $366 and $302, respectively. Included in these amounts are payments to a related party entity totaling $135, $119 and $119 during 2005, 2004, and 2003, respectively, which represent the Partnership’s allocation of premiums to reinsure, through the related entity, the deductible on the general liability insurance. The Partnership has not established a reserve for claims incurred but not reported as management believes that the effect of such claims, if any, would not be material to the financial statements.

Effective July 1, 2004, the Partnership in conjunction with certain other related entities located in the State of California, joined a consortium of employers for the purpose of self-insuring the group of employers against workers compensation claims. The consortium’s own pooled fund covers claims up to the first $500 per occurrence. After the first $500, the fund is reinsured through an insurance company up to the statutory limit or $2,000 per claim. An officer/partner of HCG and the Partnership and an employee of HCG are both on the board of directors of the consortium.

(q)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(r)	Interim Financial Statements (Unaudited)

The financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Partnership’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited financial statements follow the same accounting policies and method of application as the most recent audited financial statements. However, management has elected to omit certain of the disclosures relating to the financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005.

3.	RELATED PARTY TRANSACTIONS

HCG manages and directs the operations of the Partnership. A management fee related to these services is paid by the Partnership on a monthly basis. Management fees were $418, $362 and $365 during 2005, 2004 and 2003, respectively. Accruals of $58 and $356 are included in other accrued liabilities for the unpaid portions of these fees at December 31, 2005 and 2004, respectively.

HCG also provides construction, maintenance, and other services to the Partnership. During 2005, 2004 and 2003, the Partnership capitalized to property and equipment approximately $67, $89 and $128, respectively, in construction labor and related costs provided by HCG and recorded expenses of approximately $289, $279 and $300, respectively, relating to payroll and other general and administrative services performed by HCG.

The Partnership has receivables from other related entities with like ownership totaling $210 as of December 31, 2005 and 2004. These receivables arose primarily as a result of the related entities’ capital and operating requirements. This amount is expected to be collected by the Partnership during 2006, and as such, is included in current assets. In addition, as part of the debt refinancing during 2005 (see Note 5), the Class A partners received $531 in addition to their priority distribution of $2,300 (see Note 2). The $531 is included as a current asset in related party receivables and will be due and payable to the Partnership when the Class C partner receives a total or partial distribution as a result of a sale, which occurred on August 24, 2006 (see Note 8).

Included in the Partnership’s related party payables are advances from HCG and other related entities totaling $160 and $556 as of December 31, 2005 and 2004, respectively. These payables arose primarily as a result of the Partnership’s capital and operating requirements. Included in the Partnership’s related party payables is $23 and $220 at December 31, 2005 and 2004, respectively, representing the Partnership’s allocation of shared expenses paid by HCG on behalf of the Partnership and other related entities.

In addition, the Partnership had unsecured demand notes payable to certain of its partners in the amount of $1,280 as of December 31, 2004. The notes arose primarily as a result of the Partnership’s capital and operating requirements and had stated interest rates of 5% to 6.25%. There was no amount outstanding as of December 31, 2005.

During 2005, HCG incurred costs for a marketing campaign on behalf of the Partnership and other related entities. The Partnership was allocated $25 relating to the marketing campaign, which is included in accounts payable and accrued expenses at December 31, 2005. There were no costs incurred for this marketing campaign during 2004 and 2003.

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Land	$1,951	$1,951	$1,951
Land improvements	90	90	26
Building and building improvements	12,682	11,716	11,378
Autos	72	72	65
Furniture and fixtures	440	414	388
Equipment	229	224	198

	15,464	14,467	14,006
Less accumulated depreciation and amortization	(3,138)	(2,738)	(1,968)

Property and equipment, net	$12,326	$11,729	$12,038

5.	NOTES PAYABLE (See Note 8)

In January 2003, in connection with purchasing the Las Villas del Norte facility, the Partnership assumed a loan in the amount of $8,525 held by Wachovia Securities. The Partnership refinanced this loan on June 30, 2005 with Comerica Bank for a loan in the total amount of $18,300. Of this amount, $14,636 was borrowed on June 30, 2005 and is outstanding at December 31, 2005, with the remaining $3,664 available for the construction of a new building. The new loan in the amount of $14,636 requires payments of interest only for the first 12 months, with principal and interest payments beginning on July 1, 2006. In connection with the early pay-off of the old note, during 2005, the Partnership was charged a prepayment penalty of $576 and wrote-off debt issuance costs in the amount of $89.

The old loan agreement required the Partnership to make monthly deposits into escrow accounts for property taxes, insurance and capital improvements. As of December 31, 2004, these escrow accounts had a balance of $360 which was classified as restricted cash. Due to the debt refinancing during 2005, the new lender does not require the Partnership to have restricted cash.

The stated interest rate on the $18,300 facility is LIBOR plus 2.00%. On June 17, 2005 and December 29, 2005, the Partnership entered into two interest rate swap agreements as a means to hedge its interest rate risk. The June 17, 2005 and December 29, 2005 swaps have notional amounts of $14,636 and $3,664, respectively, whereby the Partnership pays/will pay fixed rates of 6.44% and 7.17%, respectively, and receives a floating one-month LIBOR plus 2.00%. Both swap agreements expire in July 2010 and no initial investments were made to enter into these agreements.

Pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, net settlement amounts to be received or paid under the swap agreements are recorded in the statement of operations as unrealized gains or losses. As of December 31, 2005, the two swaps have a net fair market value of $131, and as such, are recorded as a current asset and as an unrealized gain on interest rate swaps in the amount of $131 as of and for the year ended December 31, 2005. As of June 30, 2006, the interest rate swaps have a fair market value of $566 (unaudited), and a corresponding unrealized gain of $435 (unaudited) and an unrealized loss of $251 (unaudited) for the six-month periods ended June 30, 2006 and 2005, respectively.

The Partnership incurred certain transaction costs in connection with obtaining the Comerica Bank and Wachovia Securities loans in the amounts of $146 and $190 in 2005 and 2003, respectively. These costs are being amortized over the term of the related debt. The Partnership amortized $15, $51 and $50 of the transaction costs to interest expense during 2005, 2004 and 2003, respectively.

The Comerica Bank agreement contains various restrictive covenants including, but not limited to, provisions related to the maintenance of debt service coverage ratio. As of December 31, 2005, the Partnership was not in compliance with the financial covenant related to its maintenance at a specified debt service coverage ratio. On March 28, 2006, the Partnership received written notification from Comerica Bank which waived the covenant violation as of December 31, 2005.

Notes payable consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Note payable, interest at 10%, interest and principal payable in monthly installments of $84 through October 2006, secured by the property doing business as Las Villas de Norte	$—	$—	$8,185

Note payable, interest at LIBOR plus 2% (see swap agreement), interest and principal payable in monthly installments of $109 beginning July 2006 through June 2012, secured by the property doing business as Las Villas del Norte	15,309	14,636	—

Note payable, interest and principal payable in monthly installments of $1 through May 2008, secured by related equipment	26	30	36

	15,335	14,666	8,221
Less current portion	(372)	(193)	(208)

	$14,963	$14,473	$8,013

Scheduled maturities of notes payable as of December 31, 2005 are as follows:

2006	$193
2007	394
2008	418
2009	436
2010	465
Thereafter	12,760

$14,666

6.	EMPLOYEE RETIREMENT PLAN

Employees of the facility may participate in a 401(k) retirement savings plan (the Plan) maintained by HCG. Employees who are over 21 years old and have completed twelve months of service are eligible to contribute up to 20% of their compensation, subject to maximum amounts allowed. The Partnership can contribute discretionary amounts to the Plan. The Partnership made no contributions to the Plan during 2005, 2004 and 2003.

7.	COMMITMENTS AND CONTINGENCIES

As required by the terms of its insurance coverage, the Partnership, in conjunction with other related entities, had an available letter of credit with a bank in the amount of $1,000. The letter of credit was secured by $1,000 in cash equivalents of a related entity. The letter of credit was cancelled on July 15, 2005, and there was no amount due as of December 31, 2004.

The Partnership is subject to legal proceedings and claims that arise in the normal course of business. While the outcome of these proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material impact on the Partnership’s financial position or results of operations.

8.	SUBSEQUENT EVENT — ASSET PURCHASE AGREEMENT/DEBT PAYOFF

On August 24, 2006, the Partnership, along with other related entities, completed a sale of its business under an asset purchase agreement with SCRE Investments, Inc. (SCRE), whereby SCRE purchased certain assets and assumed certain liabilities of the Partnership and the other related entities. The amount of the purchase price allocated to the Partnership was $25,941, as defined in the asset purchased agreement. In connection with the sale of its business, the note payable in the amount of $14,636 as of December 31, 2005 was paid in full, along with accrued interest. The payoff amount was $16,112 plus accrued interest of $63. The related deferred financing costs in the amount of $116 as of June 30, 2006 were written off in full. Concurrently, the Partnership distributed $2,931 to its partners, with a holdback in the amount of $1,000, $712 of which is being held by the Partnership and $288 of which is being held in escrow as required by the asset purchase agreement. These amounts are expected to be distributed by March 31, 2007.

INDEPENDENT AUDITORS’ REPORT

To the Partners of

Mountview Retirement, Ltd.:

We have audited the accompanying balance sheets of Mountview Retirement, Ltd. (the Partnership), a California limited partnership, as of December 31, 2005 and 2004, and the related statements of operations, changes in partners’ equity and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mountview Retirement, Ltd. as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/S/ LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP Certified Public Accountants
La Jolla, California March 10, 2006, except for Note 9, as to which the date is August 24, 2006

MOUNTVIEW RETIREMENT, LTD.

BALANCE SHEETS

(In thousands)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$311	$1,237	$264
Receivables (net of allowances)	27	27	25
Due from related party	78	78	575
Prepaid expenses and other current assets	30	74	128

Total current assets	446	1,416	992
Restricted cash	83	82	82
Due from related parties	—	—	78
Property and equipment, net	2,455	2,452	2,674
Deferred financing costs, net of accumulated amortization of $42, $40, and $35 as of June 30, 2006, December 31, 2005 and 2004, respectively	77	79	84
Investment in limited partnership	888	—	—

Total assets	$3,949	$4,029	$3,910

Liabilities and Partners’ Equity
Current liabilities:
Current portion of long-term debt	$91	$89	$82
Accounts payable	45	46	54
Accrued compensation	72	83	130
Due to related party	—	23	—
Other accrued liabilities	33	121	110

Total current liabilities	241	362	376
Long-term debt, net of current portion	2,866	2,912	3,001
Resident deposits	19	28	44

Total liabilities	3,126	3,302	3,421
Commitments and contingencies
Partners’ equity	823	727	489

Total liabilities and partners’ equity	$3,949	$4,029	$3,910

See Notes to Financial Statements.

MOUNTVIEW RETIREMENT, LTD.

STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Operating revenues	$1,860	$1,925	$3,802	$3,740	$3,445

Operating expenses:
Facility operating expenses	1,168	1,208	2,454	2,460	2,271
Management fees	94	96	191	187	173
Depreciation and amortization expense	82	72	288	280	267

Total operating expenses	1,344	1,376	2,933	2,927	2,711

Income from operations	516	549	869	813	734

Other income (expense):
Interest expense	(122)	(125)	(251)	(258)	(263)
Interest income	12	1	15	6	10
Loss on investment in limited partnership	(112)	–	–	–	–

Total other income (expense)	(222)	(124)	(236)	(252)	(253)

Net income	$294	$425	$633	$561	$481

See Notes to Financial Statements.

MOUNTVIEW RETIREMENT, LTD.

STATEMENTS OF CHANGES IN PARTNERS’ EQUITY

Years Ended December 31, 2005, 2004 and 2003 and

Six Months Ended June 30, 2006 (Unaudited) and 2005 (Unaudited)

(In thousands)
Balance at December 31, 2002	$237
Distributions to partners	(395)
Net income	481

Balance at December 31, 2003	323
Distributions to partners	(395)
Net income	561

Balance at December 31, 2004	489
Distributions to partners	(395)
Net income	633

Balance at December 31, 2005	727
Contributions from partners (unaudited)	620
Distributions to partners (unaudited)	(818)
Net income (unaudited)	294

Balance at June 30, 2006 (unaudited)	$823

Balance at December 31, 2004	$489
Distributions to partners (unaudited)	(198)
Net income (unaudited)	425

Balance at June 30, 2005 (unaudited)	$716

See Notes to Financial Statements.

MOUNTVIEW RETIREMENT, LTD.

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$294	$425	$633	$561	$481
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including loan fee amortization	84	75	293	284	272
Bad debt expense (recoveries)	—	—	5	2	(1)
Loss on investment in limited partnership	112	—	—	—	—
Changes in operating assets and liabilities:
Decrease (increase) in receivables	—	6	(6)	(21)	109
Decrease (increase) in prepaid expenses and other current assets	45	98	53	(17)	(14)
Increase (decrease) in accounts payable	(1)	(13)	(8)	9	14
Increase (decrease) in related party payables	(23)	96	23	(11)	11
Increase (decrease) in accrued compensation	(11)	(56)	(47)	47	(22)
Increase (decrease) in other accrued liabilities	(89)	(65)	12	(10)	(11)
Decrease in resident deposits	(9)	(6)	(15)	(8)	(15)

Net cash provided by operating activities	402	560	943	836	824

Cash flows from investing activities:
Purchases of property and equipment	(85)	(17)	(67)	(90)	(220)
Investment in limited partnership	(1,000)	—	—	—	—
Collections on advances to related parties	—	222	575	—	—
Advances to related parties	—	—	—	(485)	—

Net cash provided by (used for) investing activities	(1,085)	205	508	(575)	(220)

Cash flows from financing activities:
Proceeds from issuance of debt	—	—	—	—	5
Payments on long-term debt	(44)	(41)	(83)	(76)	(64)
Increase in restricted cash	(1)	—	—	—	—
Contributions from partners	620	—	—	—	—
Distributions to partners	(818)	(198)	(395)	(395)	(395)

Net cash used for financing activities	(243)	(239)	(478)	(471)	(454)

Increase (decrease) in cash and cash equivalents	(926)	526	973	(210)	150
Cash and cash equivalents at beginning of year/period	1,237	264	264	474	324

Cash and cash equivalents at end of year/period	$311	$790	$1,237	$264	$474

Supplemental cash flow information:
Interest paid	$120	$124	$247	$254	$236

See Notes to Financial Statements.

MOUNTVIEW RETIREMENT, LTD.

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of June 30, 2006 and for the Six-Month Periods Ended

June 30, 2006 and 2005 is Unaudited, and Certain Information has been Omitted)

(Dollars in thousands)

1.	ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

Mountview Retirement, Ltd. (the Partnership), a California limited partnership formed on August 1, 1985, owns and operates the Mountview retirement facility, a residential assisted living facility located in Montrose, California.

The general and limited partners of the Partnership include certain individuals who are also principals of Health Care Group, Inc. (HCG). Pursuant to a management agreement, HCG manages, directs and controls all operations of the Partnership and is compensated for these services through payment of management fees. In addition, certain intercompany lending/borrowing transactions occur between the Partnership and other affiliated entities owned by certain shareholders of HCG. These transactions result in amounts due to and from these related entities.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and financial instruments with original maturities of three months or less, the balances of which may, at times, exceed federally-insured limits. The Partnership has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.

(c)	Receivables

Receivables consist primarily of amounts due from residents and third party payors, and are recorded at the net realizable value expected to be received from residents and private insurance carriers. Management determined that no allowance was necessary at December 31, 2005 and 2004.

(d)	Property and Equipment

Property and equipment are stated at cost. The Partnership provides for depreciation using the straight-line method over the following estimated useful lives:

Buildings	30 years
Building improvements	5 to 30 years
Furniture and fixtures	5 to 7 years
Equipment	5 to 7 years
Autos	5 years

Normal maintenance, repairs and minor renewals are charged to operations as incurred, whereas significant replacements or improvements are capitalized and depreciated over the estimated recovery periods of the related assets.

(e)	Impairment of Long-Lived Assets

The Partnership reviews its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flow expected to be generated by the asset, as well as market values. During 2005, 2004 and 2003, the Partnership did not experience any such impairment.

(f)	Deferred Financing Costs

Costs associated with the origination of loans are capitalized and amortized over the term of the related loan (see Note 9).

(g)	Resident Deposits

Resident deposits represent deposits made by residents upon commencement of their stays at the facility. Amounts are either returned to the residents at the end of their stays, provided there is no outstanding balance due to the Partnership or are applied to future rental payments, as agreed to with the residents at the start of their stays at the facility. These deposits are classified as long-term liabilities. Beginning in 2005, the Partnership no longer requires resident deposits.

(h)	Deferred Revenue

Prior to the commencement of a new month, the Partnership pre-bills residents. Accordingly, amounts collected as a result of the pre-billing are recorded as deferred revenue until such time as services are rendered. Deferred revenue in the amount of $66 and $15 is included in other current liabilities at December 31, 2005 and 2004, respectively.

(i)	Revenue Recognition

Operating revenue is derived from monthly rents paid by the residents as well as from certain other ancillary type services. All revenue is recognized when services have been rendered.

(j)	Facility Bonuses

Employees at the facility are eligible for bonuses of up to 3% of the total salaries expense of the facility. Employees qualify on a pro-rated basis by quarter if they meet certain performance criteria and if the facility’s actual earnings (calculated on an income tax basis) before interest, depreciation, and certain other items exceed its budgeted earnings for the year. Included in accrued compensation as of December 31, 2004, and included in facility operating expenses for the year then ended, is an accrued bonus for the facility in the amount of $42. There was no facility bonus for 2005 and 2003.

(k)	Advertising Expenses

The Partnership expenses advertising costs as incurred. During 2005, 2004 and 2003, the Partnership recorded advertising expenses of $57, $33 and $33, respectively.

(l)	Income Taxes

The Partnership is treated as a partnership for income tax reporting purposes, rather than as an association taxable as a corporation. Accordingly, no income tax provision has been recorded. Partnership income and expense are allocated to individual partners who are then taxed based on their own tax situations. The tax returns and amounts of distributable income or loss of the Partnership are subject to examination by federal and state taxing authorities. If such examination results in a change in the Partnership’s income tax status, a provision for income taxes may need to be recorded.

(m)	Distributions and Allocations

In accordance with the Partnership agreement, all income and losses are allocated 97% to the limited partners and 3% to the general partner, subject to special allocation as defined in the agreement. Distributions to partners are based upon the same ratio as income and losses prior to special allocation. Distributions are made at the sole discretion of the Partnership’s management.

(n)	Professional and General Insurance

The Partnership participates with HCG and certain other affiliated entities in maintaining insurance coverage for professional, medical and comprehensive general liability. The Partnership’s deductible is $50 per claim under this policy. HCG allocates a proportionate share of the total premiums to each entity based on each facility’s maximum occupancy. The Partnership’s share of premiums for the years ended December 31, 2005, 2004 and 2003 was $210, $230 and $184, respectively. Included in this amount are payments to a related party entity totaling $77, $67 and $34 during 2005, 2004 and 2003, respectively, which represent the Partnership’s allocation of premiums to reinsure, through the related entity, the deductible on the general liability insurance. The Partnership has not established a reserve for claims incurred but not reported as management believes that the effect of such claims, if any, would not be material to the financial statements.

Effective July 1, 2004, the Partnership, in conjunction with certain other related entities located in the State of California, joined a consortium of employers for the purpose of self-insuring the group of employers against workers compensation claims. The consortium’s own pooled fund covers claims up to the first $500 per occurrence. After the first $500, the fund is reinsured through an insurance company up to the statutory limit or $2,000 per claim. An officer/partner of HCG and the Partnership and an employee of HCG are both on the board of directors of the consortium.

(o)	Investment in Limited Partnership

Investee entities that are not consolidated, but over which the Partnership exercises significant influence, are accounted for under the equity method of accounting. Whether or not the Partnership exercises significant influence with respect to an investee depends on an evaluation of several factors including, among others, representation on the investee entity’s board of directors and ownership level, which is generally a 20% to 50% interest in the voting securities of the investee entity. Under the equity method of accounting, an investee entity’s accounts are not reflected within the Partnership’s balance sheets and statements of operations; however, the Partnership’s share of the earnings or losses of the investee entity is reflected in the statements of operations. The Partnership’s carrying value in its equity method investee entity is reflected on the Partnership’s balance sheets.

(p)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

(q)	Interim Financial Statements (Unaudited)

The financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the Partnership’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited financial statements follow the same accounting policies and method of application as the most recent audited financial statements. However, management has elected to omit certain of the disclosures relating to the financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005.

3.	RELATED PARTY TRANSACTIONS

HCG manages and directs the operations of the Partnership. A management fee related to these services is paid by the Partnership on a monthly basis. Management fees were $191, $187 and $173 during 2005, 2004 and 2003, respectively. Accruals of $7 and $5 are included in other accrued liabilities for the unpaid portion of those fees at December 31, 2005 and 2004, respectively.

In addition, HCG provides construction, maintenance, and other services to the Partnership. During 2005, 2004 and 2003, the Partnership capitalized to property and equipment approximately $4, $3 and $34, respectively, in construction labor and other capitalizable costs provided by HCG and recorded payroll and other general and administrative expenses of approximately $82, $83 and $31, respectively, relating to other services performed by HCG.

During 2004, the Partnership made advances to certain related entities for use in their operations. The Partnership accrues interest income on these advances at 3%. The amount of these advances at December 31, 2004 was $575 with related accrued interest of $5, which is included in other current assets. These advances were repaid during 2005.

The Partnership had a receivable from a related party entity with like ownership totaling $90 as of December 31, 2003. This receivable represents a $90 certificate of deposit that was held by the related party on behalf of the Partnership. The receivable was repaid in 2004 when the certificate of deposit matured.

The Partnership also has a receivable in the amount of $78 due from related entities resulting from advances by the Partnership to these entities. The Partnership expects to receive the amounts due on these advances during 2006, and as such, the advances are classified as a current asset as of December 31, 2005.

The Partnership’s related party payable of $23 at December 31, 2005, represents the Partnership’s allocation of shared expenses paid by HCG on behalf of the Partnership and other related entities.

During 2005, HCG incurred costs for a marketing campaign on behalf of the Partnership and other related entities. The Partnership was allocated $20 relating to the marketing campaign, which is included in accounts payable at December 31, 2005. There were no costs incurred for this marketing campaign during 2004 and 2003.

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Land	$393	$393	$393
Buildings and building improvements	6,114	6,033	5,978
Equipment	224	220	209
Furniture and fixtures	168	168	168
Autos	66	66	66

	6,965	6,880	6,814
Less accumulated depreciation and amortization	(4,510)	(4,428)	(4,140)

Property and equipment, net	$2,455	$2,452	$2,674

5.	NOTES PAYABLE (See Note 9)

During 1997, the Partnership refinanced its various outstanding debt agreements under a long-term debt agreement with South Trust Bank (now ORIX Real Estate Capital Markets). The agreement contains various restrictive covenants including, but not limited to, provisions related to the maintenance of debt service coverage after the deduction of management fees, limitation on distributions to partners, and occupancy levels.

As part of the loan agreement, the Partnership is required to maintain cash reserves in the amount of $82, which is held by the bank and is reported as restricted cash.

The Partnership incurred approximately $119 of transaction costs in connection with obtaining the note payable. These costs are being amortized over the term of the related note. The Partnership amortized approximately $5 of these transaction costs to interest expense during each of the years ended December 31, 2005, 2004, and 2003.

Notes payable consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Note payable, interest at 7.99%, interest and principal payable in monthly installments through September 2022, secured by a deed of trust in the building	$2,957	$3,000	$3,080
Note payable, principal due in monthly installments through September 2006, secured by related equipment	—	1	3

	2,957	3,001	3,083
Less current portion	(91)	(89)	(82)

	$2,866	$2,912	$3,001

Scheduled maturities of notes payable as of December 31, 2005 are as follows:

2006	$89
2007	95
2008	102
2009	111
2010	120
Thereafter	2,484

$3,001

6.	EMPLOYEE RETIREMENT PLAN

Employees of the facility may participate in a 401(k) retirement savings plan (the Plan) maintained by HCG. Employees who are over 21 years old and have completed twelve months of service are eligible to contribute up to 20% of their compensation, subject to maximum amounts allowed. The Partnership can contribute discretionary amounts to the Plan. The Partnership made no contributions to the Plan during 2005, 2004 and 2003.

7.	COMMITMENTS AND CONTINGENCIES

As required by the terms of its insurance coverage, the Partnership, in conjunction with other related entities, had an available letter of credit with a bank in the amount of $1,000. The letter of credit was secured by $1,000 in cash equivalents of a related entity. The letter of credit was cancelled on July 15, 2005, and there was no amount outstanding as of December 31, 2004.

The Partnership is subject to legal proceedings and claims that arise in the normal course of business. While the outcome of these proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material impact on the Partnership’s financial position or results of operations.

8.	INVESTMENT IN LIMITED PARTNERSHIP (Unaudited)

On January 16, 2006, Briercrest Development, LP (Briercrest) was formed for the purpose of (i) acquiring a leasehold interest from HCG under its lease with the City of La Mesa, California, dated September 28, 2004, (ii) constructing a condominium project consisting of approximately 76 leasehold units and a service area, (iii) subdividing the project and (iv) selling the residential units and the service area. Upon formation, the Partnership became a Class A limited partner with a 37.037% interest in Briercrest due to a committed capital contribution of $4,000. Of this amount, $1,000 is to be funded immediately, and the remaining $3,000 to be funded at the time of Briercrest obtaining a construction loan. During the six-month period ended June 30, 2006, the Partnership contributed $1,000 to Briercrest. The Partnership’s investment in Briercrest is accounted for under the equity method.

The following represents the assets and liabilities of Briercrest as of June 30, 2006 (unaudited):

Assets	$1,536
Liabilities	(92)

Net assets	$1,444

The following represents the revenue and expenses of Briercrest for the six-month period ended June 30, 2006 (unaudited):

Revenue	$—
Expenses	(311)
Other income	7

Net loss	$(304)

The following represents the change in the Partnership’s investment in Briercrest for the six-month period ended June 30, 2006 (unaudited):

Investment in limited partnership at December 31, 2005	$—
Capital contribution	1,000
The Partnership’s allocated share of Briercrest’s net loss	(112)

Investment in limited partnership at June 30, 2006	$888

9.	SUBSEQUENT EVENTS - ASSET PURCHASE AGREEMENT/DEBT PAYOFF

On August 24, 2006, the Partnership, along with other related entities, completed a sale of its business under an asset purchase agreement with SCRE Investments, Inc. (SCRE), whereby SCRE purchased certain assets and assumed certain liabilities of the Partnership and the other related entities. The amount of the purchase price allocated to the Partnership was $12,802, as defined in the asset purchased agreement. In connection with the sale of its business, the note payable in the amount of $3,000 as of December 31, 2005 was paid in full, along with accrued interest. The pay-off amount was $2,942 plus accrued interest of $20. The related deferred financing costs in the amount of $77 as of June 30, 3006 were written off in full. Concurrently, the Partnership distributed $4,968 to its partners, with a holdback in the amount of $1,000, $690 of which is being held by the Partnership and $310 of which is being held in escrow as required by the asset purchase agreement. These amounts are expected to be distributed by March 31, 2007.

INDEPENDENT AUDITORS’ REPORT

To the Members of

Rancho Vista, LLC:

We have audited the accompanying balance sheets of Rancho Vista, LLC, a Delaware limited liability company (the “LLC”), as of December 31, 2005 and 2004, and the related statements of operations, changes in members’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2005. These financial statements are the responsibility of the LLC’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rancho Vista, LLC as of December 31, 2005 and 2004 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/S/ LAVINE, LOFGREN, MORRIS & ENGELBERG, LLP Certified Public Accountants
La Jolla, California March 10, 2006, except for Note 8, as to which the date is August 24, 2006

RANCHO VISTA, LLC

BALANCE SHEETS

(In thousands)	June 30, 2006	December 31, 2005	December 31, 2004
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$221	$327	$5,238
Receivables (net of allowances)	599	106	63
Unbilled revenue	–	127	—
Due from related party	361	361	—
Interest rate swap	322	124	—
Prepaid expenses and other current assets	53	76	174

Total current assets	1,556	1,121	5,475
Due from related party	—	—	361
Property and equipment, net	11,552	11,566	11,230
Deferred financing costs, net of accumulated amortization of $21, $15, and $1 as of June 30, 2006, December 31, 2005 and 2004, respectively	73	79	92

Total assets	$13,181	$12,766	$17,158

Liabilities and Members’ Equity (Deficit)
Current liabilities:
Current portion of long-term debt	$348	$339	$407
Notes payable to related party	485	343	—
Due to related party	245	245	245
Accounts payable	155	236	144
Accrued compensation	221	226	296
Other accrued liabilities	157	183	148

Total current liabilities	1,611	1,572	1,240
Long-term debt, net of current portion	11,643	11,821	12,096
Due to related party	602	602	–
Resident deposits	34	37	49

Total liabilities	13,890	14,032	13,385
Contingencies
Members’ equity (deficit)	(709)	(1,266)	3,773

Total liabilities and members’ equity (deficit)	$13,181	$12,766	$17,158

See Notes to Financial Statements.

RANCHO VISTA, LLC

STATEMENTS OF OPERATIONS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Operating revenues	$4,961	$3,980	$8,309	$8,043	$7,679

Operating expenses:
Facility operating expenses	3,351	2,940	6,159	5,974	5,640
Management fees	235	198	407	397	381
Depreciation and amortization expense	323	339	566	471	477

Total operating expenses	3,909	3,477	7,132	6,842	6,498

Income from operations	1,052	503	1,177	1,201	1,181
Other income (expense):
Interest expense	(453)	(395)	(815)	(680)	(664)
Loss on extinguishment of debt	—	—	—	(457)	—
Unrealized gain (loss) on interest rate swap	198	(175)	124	—	—

Total other income (expense)	(255)	(570)	(691)	(1,137)	(664)

Net income (loss)	$797	$(67)	$486	$64	$517

See Notes to Financial Statements.

RANCHO VISTA, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)

Years Ended December 31, 2005, 2004 and 2003 and

Six Months Ended June 30, 2006 (Unaudited) and 2005 (Unaudited)

(In thousands)
Balance at December 31, 2002	$—
Capital contributions	4,706
Distributions to members	(1,020)
Net income	517

Balance at December 31, 2003	4,203
Distributions to members	(494)
Net income	64

Balance at December 31, 2004	3,773
Distributions to members	(5,525)
Net income	486

Balance at December 31, 2005	(1,266)
Contributions from members (unaudited)	810
Distributions to members (unaudited)	(1,050)
Net income (unaudited)	797

Balance at June 30, 2006 (unaudited)	$(709)

Balance at December 31, 2004	$3,773
Distributions to partners (unaudited)	(5,416)
Net loss (unaudited)	(67)

Balance at June 30, 2005 (unaudited)	$(1,710)

See Notes to Financial Statements.

RANCHO VISTA, LLC

STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,		Years Ended December 31,
(In thousands)	2006	2005	2005	2004	2003
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income (loss)	$797	$(67)	$486	$64	$517
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, including loan fee amortization	330	346	579	528	499
Write-off of debt issuance costs	—	—	—	34	—
Loss on retirement of fixed assets	1	—	—	—	—
Bad debt expense (recoveries)	1	—	10	11	3
Unrealized gain (loss) on interest rate swap	(198)	175	(124)	—	—
Changes in operating assets and liabilities:
Decrease (increase) in receivables	(494)	(45)	(54)	19	(79)
Decrease (increase) in unbilled revenue	127	—	(127)	—	—
Decrease in amount due from related party	—	—	—	—	180
Decrease (increase) in prepaid expenses and other current assets	23	116	98	12	(24)
Increase (decrease) in accounts payable	(82)	176	92	58	(77)
Increase in related party payables	—	18	—	—	—
Increase (decrease) in accrued compensation	(6)	(96)	(69)	84	21
Increase (decrease) in other accrued liabilities	(26)	(31)	35	(18)	(225)
Increase (decrease) in resident deposits	(3)	1	(12)	(2)	9

Net cash provided by operating activities	470	593	914	790	824

Cash flows from investing activities:
Purchases of property and equipment	(310)	(575)	(901)	(187)	(320)
Advances to related parties	—	(16)	(16)	—	—
Collections on related party advances	—	—	16	—	—

Net cash used for investing activities	(310)	(591)	(901)	(187)	(320)

Cash flows from financing activities:
Decrease in restricted cash	—	—	—	141	26
Increase in bank overdrafts	—	25	—	—	—
Proceeds from issuance of debt	—	—	—	12,500	—
Payments on long-term debt	(169)	(182)	(343)	(7,005)	(173)
Proceeds from issuance of notes payable — members	—	602	602	—	420
Repayments of notes payable — members	—	—	—	(420)	—
Proceeds from issuance of notes payable — related party	143	—	343	—	—
Expenditures for financing costs	—	(1)	(1)	(93)	—
Contributions from members	810	—	—	—	249
Distributions to members	(1,050)	(5,416)	(5,525)	(494)	(1,020)

Net cash provided by (used for) financing activities	(266)	(4,972)	(4,924)	4,629	(498)

Increase (decrease) in cash and cash equivalents	(106)	(4,970)	(4,911)	5,232	6
Cash and cash equivalents at beginning of year/period	327	5,238	5,238	6	—

Cash and cash equivalents at end of year/period	$221	$268	$327	$5,238	$6

Supplemental cash flow information:
Interest paid	$428	$359	$778	$1,061	$747

Supplemental disclosure of non-cash information:
Non-cash members’ contributions	$—	$—	$—	$—	$4,289

See Notes to Financial Statements.

RANCHO VISTA, LLC

NOTES TO FINANCIAL STATEMENTS

December 31, 2005, 2004 and 2003

(Information as of June 30, 2006 and for the Six-Month Periods Ended June 30, 2006

and 2005 is Unaudited, and Certain Information has been Omitted)

(Dollars in thousands)

1.	ORGANIZATION, NATURE OF BUSINESS AND BASIS OF PRESENTATION

Rancho Vista, LLC (the LLC) was formed in August 1998 for the purpose of owning, operating, and leasing real property. As of December 31, 2002, the LLC was a single-member LLC, owned 100% by Rancho Vista Retirement, LP (the LP). The LLC’s operations consisted of leasing its real property to JRMF Leasing Corp (JRMF), a related party with ownership similar to the LP. JRMF ran and operated the combined residential retirement, assisted living and skilled nursing facility, known as Rancho Vista, on the leased property, located in Vista, CA.

Effective January 1, 2003, the LLC’s operating agreement was amended to admit JRMF as the managing member. Pursuant to the agreement, on that date, JRMF contributed to the LLC the net assets of the Rancho Vista operating facility in the amount of $381 (cash of $61, restricted cash of $167 and non-cash of $153). Concurrently, the LP contributed the net assets of the LLC in the amount of $4,324 (cash of $188 and a noncash contribution of $4,136), which were previously reported by the LP as the LLC’s single member, into the newly formed LLC partnership. The non-cash net assets were contributed to the LLC at their net book value at the time of the contribution.

The LLC also has ownership similar to that of Health Care Group, Inc. (HCG). HCG provides management services to the LLC pursuant to a management agreement and is compensated for these services through payment of management fees. In addition, certain lending/borrowing transactions occur between the LLC and other affiliated entities owned by certain shareholders of HCG. These transactions result in amounts paid to and received from these related entities.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

(b)	Cash and Cash Equivalents

The LLC considers all highly-liquid debt instruments purchased with original maturities of three months or less to be cash and cash equivalents, the balances of which may, at times, exceed federally-insured limits. The LLC has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.

(c)	Receivables

Receivables consist primarily of amounts due from residents and third party payors, and are recorded at the net realizable value expected to be received from individual residents and private insurance carriers. Receivables are net of an allowance for doubtful accounts of $10 and $10 as of December 31, 2005 and 2004, respectively.

(d)	Unbilled Revenue

Unbilled revenue primarily represents amounts due from Medicare relating to services provided to residents that have not yet been billed as of December 31, 2005. The LLC had no Medicare revenue during 2004 and 2003.

(e)	Property and Equipment

Property and equipment are stated at cost. The LLC provides for depreciation using the straight-line method over the following estimated useful lives:

Land improvements	15 years
Building	30 years
Building improvements	5 to 30 years
Furniture and fixtures	5 to 7 years
Equipment	5 to 7 years
Autos	5 years

Normal maintenance and repairs are charged to operations as incurred, whereas significant replacements or improvements are capitalized and depreciated over the estimated recovery periods of the related assets.

(f)	Impairment of Long-Lived Assets

The LLC reviews its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. An impairment review is performed annually or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to undiscounted future net cash flow expected to be generated by the asset, as well as market values. During 2005, 2004 and 2003, the LLC did not experience any such impairment.

(g)	Deferred Financing Costs

Costs associated with the origination of loans are capitalized and amortized over the term of the related loan (see Note 8).

(h)	Resident Deposits

The LLC requires its residents to remit reservation deposits upon commencement of their stays at the facility. Amounts are either returned to the residents at the end of their stays, provided there is no outstanding balance due to the LLC or are applied to future rental payments, as agreed to with the residents at the start of their stays at the facility. These deposits are classified as long-term liabilities. Beginning in 2005, the LLC no longer requires resident deposits.

(i)	Deferred Revenue

Prior to the commencement of a new month, the LLC pre-bills residents. Accordingly, amounts collected as a result of the pre-billing represent deferred revenue to the LLC until such time as services are rendered. Deferred revenue in the amount of $7 and $84 is included in other current liabilities at December 31, 2005 and 2004, respectively.

(j)	Revenue Recognition

Operating revenue is derived from monthly rents paid by retirement community, assisted living, and skilled nursing facility residents. All revenue is recognized when services have been performed.

(k)	Facility Bonuses

Employees at the facility are eligible for bonuses of up to 3% of the total salaries expense of the facility. Employees qualify on a pro-rata basis by quarter if they meet certain performance criteria and if the facility’s actual earnings (calculated on an income-tax basis) before interest, depreciation, and certain other items exceed its budgeted earnings for the year. Facility bonuses, which are included in facility operating expenses, totaled $92 and $19 in 2004 and 2003, respectively. Accrued facility bonuses at December 31, 2004 are included in accrued compensation. There was no facility bonus for 2005.

(l)	Advertising Expenses

The LLC expenses advertising costs as incurred. During 2005, 2004 and 2003, the LLC recorded advertising expenses of $97, $87 and $88, respectively.

(m)	Income Taxes

The LLC is treated as a partnership for income tax reporting purposes, rather than as an association taxable as a corporation. Accordingly, no provision for income taxes has been recorded. The income and expense of the LLC are allocated to individual members who are then taxed based on their own personal tax situations. The tax returns and amounts of distributable income or loss of the LLC are subject to examination by federal and state taxing authorities. If such examination results in a change in the LLC’s income tax status, a provision for income taxes may need to be recorded.

(n)	Capital Contributions

Upon admittance of JRMF to the LLC, the interests of the managing and non-managing members reflected their initial capital contributions. The operating agreement (the Agreement) as amended on January 1, 2004, requires the following subsequent capital contributions by its members:

•	JRMF shall contribute capital to the LLC for required capital improvements.

•	The LP shall contribute capital to the LLC for additional funds necessary for the LLC to meet debt service on its note payable to a mortgage company (see Note 5), subject to adjustment as described in the Agreement.

•	JRMF shall be required to contribute capital for other operational shortfalls as described in the Agreement.

(o)	Distributions and Allocations

The operating agreement defines the allocation of income, losses and distributions among the managing and non-managing members as follows:

As to net income and net loss arising from operations:

•	First, to the LP, in an amount equal to the cumulative preferred distribution, as defined in the Agreement, less any amounts previously so allocated, subject to special allocations as defined in the Agreement, and

•	Second, the remainder to JRMF in an amount equal to operating distributions as defined below less any amounts previously so allocated and adjusted for special allocations as defined in the Agreement.

As to net income and net loss arising from the sale or refinancing:

•	First, to the members, in proportion to, and to the extent of, their respective negative capital account balances, if any,

•	Second, to the members in proportion to, and to the extent of, their respective restated capital as defined in the Agreement, less any amounts previously distributed to the LP related to a refinancing and to the LP and JRMF related to a sale, and

•	Thereafter, to the members in such proportions and in such amounts as would result, as closely as possible, in the respective capital account balances of each member equaling as nearly as possible the amount each member would receive under the amended provisions for distributions associated with a sale or refinancing as defined in the Agreement (see below).

As to operating distributions:

•	First, to the LP in an amount equal to the cumulative preferred distribution (discussed below), and

•	Second, to JRMF the remainder of operating distributions, adjusted as defined in the Agreement.

As to distributions of net proceeds from refinancing:

•	Distributions of net proceeds from refinancing shall be distributed to the LP.

As to distributions of net proceeds from a sale:

•	First, to the LP in an amount equal to any cumulative preferred distribution payable (discussed below) but not previously paid to the LP,

•	Second, to the LP in an amount up to $4,710 less any amounts previously distributed to the LP as a distribution of net proceeds from refinancing,

•	Third, to each member up to an amount equal to the restated capital accounts upon admittance of JRMF to the LLC, increased by any additional contributions as required by the Agreement, less any amounts distributed to the LP as a distribution of net proceeds from refinancing or sale, and

•	Fourth, to each member in accordance with the capitalization rate as defined in the Agreement.

Cumulative preferred distribution is generally calculated under the agreement as $126 per month, adjustable every 36 months to reflect increases in the CPI index.

(p)	Professional and General Insurance

The LLC participates with HCG and certain other affiliated entities in maintaining insurance coverage for professional, medical and comprehensive general liability. The LLC’s deductible is $50 per claim under this policy. HCG allocates a proportionate share of such premiums to the respective affiliated entities based on each facility’s maximum occupancy. The LLC’s share of premiums for the years ended December 31, 2005, 2004 and 2003 was $293, $315 and $248, respectively. Included in these amounts are payments to a related party entity totaling $120, $103 and $103 during December 31, 2005, 2004 and 2003, respectively, which represent the LLC’s allocation of premiums to reinsure, through the related entity, the deductible on the general liability insurance. The LLC has not established a reserve for claims incurred but not reported as management believes that the effect of such claims, if any, would not be material to the financial statements.

Effective July 1, 2004, the LLC, in conjunction with certain other related entities located in the State of California, joined a consortium of employers for the purpose of self-insuring the group of employers against workers compensation claims. The consortium’s own pooled fund covers claims up to the first $500 per occurrence. After the first $500, the fund is reinsured through an insurance company up to the statutory limit or $2,000 per claim. An officer/partner of HCG and the LLC and an employee of HCG are both on the board of directors of the consortium.

(q)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(r)	Interim Financial Statements (Unaudited)

The financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005 are unaudited and include normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the LLC’s financial position as of June 30, 2006 and its results of operations for the six-month periods ended June 30, 2006 and 2005. Operating results for the six months ended June 30, 2006 are not necessarily indicative of the results that may be expected for the entire year ended December 31, 2006. These unaudited financial statements follow the same accounting policies and method of application as the most recent audited financial statements. However, management has elected to omit certain of the disclosures relating to the financial statements as of June 30, 2006 and for the six-month periods ended June 30, 2006 and 2005.

3.	RELATED PARTY TRANSACTIONS

HCG manages and directs the operations of the LLC. A management fee related to these services is paid by the LLC on a monthly basis. Management fees were $407, $398 and $381 during 2005, 2004 and 2003, respectively. Accruals of $40 and $8 are included in other accrued liabilities for the unpaid portion of these fees at December 31, 2005 and 2004, respectively.

HCG also provides construction, maintenance, and other services to the LLC. During 2005, 2004 and 2003, the LLC capitalized to property and equipment approximately $127, $17 and $148, respectively, in construction labor and related costs provided by HCG and recorded various expenses of approximately $284, $335 and $125, respectively, relating to payroll and other general and administrative services performed by HCG.

The LLC has receivables due from other related entities with like ownership in the amount of $361 as of December 31, 2005 and 2004. These receivables arose primarily as a result of JRMF’s capital and operating requirements. These receivables are due on demand and have no stated interest rates. As the receivables are expected to be collected in 2006, they are shown as current assets at December 31, 2005.

The LLC has payables to other related entities with like ownership totaling $245 as of December 31, 2005 and 2004. These payables arose primarily as a result of the LLC’s capital and operating requirements. These payables are due on demand and have no stated interest rates.

The LLC has an unsecured note payable to a related party with like ownership in the amount of $342 at December 31, 2005. This note arose primarily as a result of capital and operating requirements in 2005 and has a stated interest rate of 6.39% until December 31, 2008 and at LIBOR plus 2.5% thereafter, payable quarterly commencing on March 31, 2009, through December 1, 2011, at which time all principal and interest are due. However, upon the sale of the Rancho Vista facility, the note becomes due immediately. As such, the note payable is classified as current (see Note 8). Included in other accrued liabilities at December 31, 2005 is related party interest of $9.

The LLC has an unsecured note payable to certain members in the amount of $602 at December 31, 2005. This note arose primarily as a result of capital and operating requirements in 2005 and had a stated interest rate of 6.39% until December 31, 2008, and at LIBOR plus 2.5% thereafter, payable quarterly, commencing on March 31, 2005, through December 1, 2011, at which time all unpaid principal and interest are due. There was no accrued interest as of December 31, 2005.

In addition, the LLC had an unsecured demand note payable to certain of its members in the amount of $420 as of December 31, 2003. This note arose primarily as a result of capital and operating requirements and had a stated interest rate of 5%. This note payable was repaid during 2004.

4.	PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Land	$2,000	$2,000	$2,000
Land improvements	8	8	8
Buildings and building improvements	12,569	12,401	11,604
Equipment	368	268	231
Furniture and fixtures	296	255	188
Autos	90	90	90

	15,331	15,022	14,121
Less accumulated depreciation and amortization	(3,779)	(3,456)	(2,891)

Property and equipment, net	$11,552	$11,566	$11,230

5.	NOTES PAYABLE (See Note 8)

In December 2004, the LLC paid off its existing note payable with GMAC Commercial Mortgage Corp. with proceeds from a new loan with Comerica Bank. The note with Comerica Bank is in the amount of $12,500. The agreement contains various restrictive covenants including, but not limited to, provisions relating to debt service coverage and debt to adjusted net worth and loan to value ratios.

The LLC incurred $94 in transaction costs in connection with obtaining the loan with Comerica Bank. These costs are being amortized over the term of the loan. The LLC amortized $13 and $1 of the transaction costs to interest expense during 2005 and 2004, respectively. In addition, the LLC wrote off $34, which was the remaining net book value of the previous loan’s origination costs, and incurred $423 in prepayment penalties on the previous loan. The prepayment penalty and the 2004 transaction costs were paid from the proceeds of the Comerica Bank loan.

On March 21, 2005, the LLC entered into an interest rate swap agreement with Comerica Bank as a means to hedge its interest rate risk, whereby the LLC will pay a fixed rate of 4.39% in exchange for the variable rate pursuant to the note payable agreement with Comerica Bank. The LLC’s monthly payments are in the amount of $93 commencing on April 8, 2005 and through March 9, 2009, the term of the swap agreement. The swap agreement has an amortizing notional amount initially of $12,391 ($12,150 as of December 31, 2005) and required no initial investment.

Pursuant to SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, net settlement amounts to be received or paid under the swap agreement is recorded in the statement of operations as unrealized gains or losses. As of December 31, 2005, the swap has a fair market value of $124, and as such, is recorded as a current asset and as an unrealized gain on interest rate swap in the amount of $124 as of and for the year ended December 31, 2005. As of June 30, 2006, the interest rate swap has a fair market value of $322 (unaudited), and a corresponding unrealized gain of $198 (unaudited) and unrealized loss of $175 (unaudited) for the six-month periods ended June 30, 2006 and 2005, respectively.

Notes payable consist of the following:

	June 30, 2006	December 31,
		2005	2004
	(Unaudited)
Note payable to Comerica Bank, interest at LIBOR plus 2% (6.39% and $4.46% at December 31, 2005 and 2004, respectively), monthly principal and interest payments of $79 through December 2011, at which time the outstanding balance plus accrued interest is due. This loan is secured by the property doing business as Rancho Vista	$11,989	$12,156	$12,500
Note payable, monthly payments through September 2005, secured by the related equipment	—	—	3
Note payable, monthly payments through December 2007, secured by the related equipment	2	4	—

	11,991	12,160	12,503
Less current portion	(348)	(339)	(407)

	$11,643	$11,821	$12,096

Scheduled maturities of notes payable as of December 31, 2005 are as follows:

2006	$339
2007	361
2008	383
2009	408
2010	435
Thereafter	10,234

$12,160

6.	EMPLOYEE RETIREMENT PLAN

Employees of the facility may participate in a 401(k) retirement savings plan (the Plan) maintained by HCG. Employees who are over 21 years old and have completed twelve months of service are eligible to contribute up to 20% of their compensation, subject to maximum amounts allowed. The LLC can contribute discretionary amounts to the Plan. The LLC made no contributions to the Plan during 2005, 2004 and 2003.

7.	CONTINGENCIES

As required by the terms of its insurance coverage, the LLC, in conjunction with other related entities, had an available letter of credit with a bank in the amount of $1,000. The letter of credit was secured by $1,000 in cash equivalents of a related entity. The letter of credit was cancelled on July 15, 2005, and there was no amount due as of December 31, 2004.

The LLC is subject to legal proceedings and claims that arise in the normal course of business. While the outcome of these proceedings and claims cannot be predicted with certainty, management does not believe that the outcome of any of these matters will have a material impact on the LLC’s financial position or results of operations.

8.	SUBSEQUENT EVENT — ASSET PURCHASE AGREEMENT/DEBT PAYOFF

On August 24, 2006, the LLC, along with other related entities, completed a sale of its business under an asset purchase agreement with SCRE Investments, Inc. (SCRE), whereby SCRE purchased certain assets and assumed certain liabilities of the LLC and the other related entities. The amount of the purchase price allocated to the LLC was $24,965, as defined in the asset purchased agreement. In connection with the sale of its business, the note payable in the amount of $12,156 as of December 31, 2005 was paid in full, along with accrued interest. The payoff amount was $11,932 plus accrued interest of $46. The related deferred financing costs in the amount of $73 as of December 31, 2005 were written off in full. Concurrently, the LLC distributed $8,330 to its members, with a holdback in the amount of $1,000, $595 of which is being held by the LLC and $405 of which is being held in escrow as required by the asset purchase agreement. These amounts are expected to be distributed by March 31, 2007.